UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SBA COMMUNICATIONS CORPORATION

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SBA Communications Corporation 8051 Congress Avenue Boca Raton, Florida 33487

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

April 3, 2020

Dear Shareholder:

It is my pleasure to invite you to attend SBA Communications Corporation's 2020 Annual Meeting of Shareholders. The meeting will be held on Thursday, May 14, 2020, at 10:00 a.m. local time at our corporate office, located at 8051 Congress Avenue, Boca Raton, Florida 33487.* At the meeting, you will be asked to:

1. Elect three directors as follows: Steven E. Bernstein, Duncan H. Cocroft and Fidelma Russo for a three- year term expiring at the 2023 Annual Meeting of Shareholders.

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year.

3. Approve, on an advisory basis, the compensation of our named executive officers.

4. Approve our 2020 Performance and Equity Incentive Plan.

5. Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Only shareholders of record as of the close of business on March 12, 2020 may vote at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on May 14, 2020.

Sincerely,

Steven E. Bernstein Chairman of the Board

* We currently intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus, or COVID-19, and are sensitive to the public health and travel concerns that our shareholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. Any such change will be announced via a press release, which will be available at our website, www.sbasite.com, under Investor Relations and filed as definitive additional soliciting materials with the  Securities and Exchange Commission.

We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about April 3, 2020.

SBA's proxy statement and annual report are available online at www.edocumentview.com/SBAC.

SBA Communications Corporation | 2020 Proxy Statement i

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement and does not contain all information that you should review and consider. Please read the entire proxy statement with care before voting.

2020 Annual Meeting of Shareholders

Date and Time: Thursday, May 14, 2020, at 10:00 a.m. local time

Place: 8051 Congress Avenue, Boca Raton, Florida 33487

Record Date: March 12, 2020

Voting: Each share of SBA Class A common stock outstanding at the close of business on the record date has one vote on each matter that is properly submitted for a vote at the annual meeting.

Proposals and Board Recommendations

Proposal		Board Recommendations
Proposal 1:	Election of Directors (page 8)	FOR each director nominee
Proposal 2:	Ratification of EY as Auditors (page 60)	FOR
Proposal 3:	Advisory Vote on Executive Compensation (page 64)	FOR
Proposal 4:	Approval of 2020 Performance and Equity Incentive Plan (page 66)	FOR

2019 FINANCIAL AND OPERATIONAL HIGHLIGHTS

In 2019, SBA continued to deliver solid financial and operational results, crossing $2 billion in annual total revenue and once again leading the tower industry in Tower Cash Flow Margin, Adjusted EBITDA Margin and AFFO Per Share. Highlights include:

(dollars in millions)	2017	2018	2019
Total revenue	$1,728	$1,866	$2,015
Net Income	$104	$47	$147
AFFO(1)	$841	$885	$972
Tower Count	27,909	29,578	32,403

(1)  See the reconciliations of these Non-GAAP financial measures in Appendix A to this proxy statement.

SBA Communications Corporation | 2020 Proxy Statement 1

PROXY SUMMARY

With our quarterly dividend initiated in 2019, we returned approximately $553.7 million in capital to our shareholders through the payment of $83.4 million in aggregate dividends during 2019 and the repurchase of approximately 2.0 million shares of our Class A common stock.

This performance has contributed to our ability to create significant shareholder value as we delivered 134% Total Shareholder Return ("TSR") for the three years ended December 31, 2019. As the chart below demonstrates, our TSR over that period surpassed the TSR of our large public tower company peer group (approximately 110%) and significantly exceeded the TSR of the S&P 500 Index (approximately 53%) and the FTSE NAREIT All Equity REITs Index (approximately 34%).

For more information relating to SBA's financial performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 24, 2020.

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PROXY SUMMARY

Proposal 1 - Election of Directors (page 8)

Board Composition

The independent directors of our Board bring are balanced with a mix of skills, experience, diversity and perspectives. See page 8 for more information.

Governance Highlights

Effective Board Leadership and Independent Oversight	>	All directors other than our CEO are independent. (Page 17)
	>	Independent Chair and lead independent director ensure independent oversight. (Page 17)
	>	Balanced Board with diversity of skills and experience. (Page 8)
	>	Board refreshment has resulted in two new directors since 2015. (Page 17)
	>	Board risk oversight and assessment. (Page 18)
	>	Board conducts annual self-evaluation to determine effective functioning. (Page 18)
	>	Independent directors regularly meet in executive session with lead independent director presiding. (Page 17)
	>	Directors regularly attend continuing education programs.
	>	Succession planning process for Board members and executives. (Page 22)

 SBA Communications Corporation | 2020 Proxy Statement 3

PROXY SUMMARY

Strong Governance Policies	>	Directors and officers are subject to robust stock ownership guidelines. (Page 45)
	>	Majority voting standard and director resignation policy in uncontested elections. (Page 11)
	>	Executives prohibited from pledging shares that are subject to the stock ownership requirements. (Page 45)
	>	Directors and officers are strictly prohibited from hedging any shares beneficially owned. (Page 20)
Commitment to Shareholders and Other Stakeholders	>	Meaningful proxy access right for shareholders. (Page 23)
	>	Proactive shareholder engagement program. (Page 33)
	>	Strong commitment to corporate social responsibility and sustainability initiatives.(Page 23)

Shareholder Engagement

We have an active shareholder engagement program that includes members of management and the Board of Directors. We believe it is important to directly engage with our shareholders on a regular basis as a means of soliciting their views on matters including corporate governance, executive compensation, environmental and social initiatives, and other important topics. We use this feedback to assist SBA and the Board with matters requiring a broader shareholder perspective. We also listen to the feedback our shareholders provide through the annual say-on-pay advisory votes on our executive compensation.

Our 2019 outreach resulted in an active engagement with
holders of approximately 60% of our shares of Class A common stock outstanding, including approximately

Corporate Social Responsibility and Sustainability

Our corporate social responsibility and sustainability initiatives are founded on three pillars: our people, planet and philanthropy. We proactively identify and manage the environmental, social and governance issues facing our business on an ongoing basis. We evaluate the importance of these issues in relation to our shareholders and to our long-term business success. We are committed to fostering a corporate culture, anchored in our core values, that intentionally promotes inclusion and diversity, operating in a sustainable manner and giving back to the communities in which we operate. We strive to create a diverse and inclusive workplace. We believe that all our stakeholders-our shareholders, employees, customers, suppliers and the people in the communities in which we operate-and the environment must be considered in our daily operations.

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PROXY SUMMARY

Proposal 2 - Ratification of EY as Auditors (page 60)

> The Audit Committee of the Board has appointed Ernst & Young LLP to continue to serve as our independent registered public accounting firm for the 2020 fiscal year.

> Ernst & Young has served as our independent registered public accounting firm since 2002.

> Each year, the Audit Committee evaluates the qualifications, performance and independence of SBA's independent registered public accounting firm to determine whether to re-engage the same independent registered public accounting firm or whether it should be rotated.

> Based on this evaluation, the Audit Committee believes that the continued retention of Ernst & Young is in the best interests of SBA and its shareholders.

Proposal 3 - Advisory Vote on Executive Compensation (page 64)

Overview of Executive Compensation Practices

We pay for performance. The core of our executive compensation philosophy is that our executives' pay should be linked to the performance of SBA. Accordingly, our executives' compensation is heavily weighted toward compensation that is performance-based or equity-based. The compensation of our named executive officers, or NEOs, for 2019 reflects this commitment. Our executives' compensation for 2019 consisted of a base salary, an annual incentive bonus and long-term equity awards that vest over a four-year period. For 2019, 90% of our CEO's target total compensation and an average of 85% of our other NEOs' target total compensation was performance-based or equity-based.

We listened to our shareholders in restructuring our 2020 long-term incentive award program. Following engagement with shareholders representing approximately 75% of our top 20 shareholders and 60% of our outstanding Class A common stock regarding our executive compensation plan design, the Compensation Committee of the Board restructured our 2020 long-term equity incentive awards to transition to even more performance-based compensation. Commencing in 2020, we eliminated the use of options and granted our long-term equity incentive awards (1) two-thirds (66.66%) in the form of three-year performance-based restricted stock units which are earned based on our AFFO growth and our relative TSR performance against the S&P 500 and (2) one-third (33.33%) in the form of time-based restricted stock units.

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PROXY SUMMARY

Our executive compensation policies align our executives' interests with those of our shareholders.

What We Do		What We Do Not Do
✔ **Robust stock ownership guidelines**	✗	**Limited perquisites**
✔ **Robust "no-fault" clawback policy that exceeds Dodd-Frank**	✗	**No acceleration of vesting of equity awards in connection with terminations,** absent a change in control
✔ **"Double trigger" change in control provisions** in employment agreements	✗	**No pledging of shares subject to stock ownership requirements**
✔ **"Double trigger" in a change in control for acceleration of equity granted to all officers after 2017 and all outstanding equity awards** to our CEO	✗	**No hedging of shares**
✔ **Reduced severance multiple for termination without cause** not associated with change in control	✗	**No tax gross-ups on perquisites or change in control benefits**
✔ **Annual incentive bonus tied to performance metrics designed to deliver long-term growth and drive shareholder value**	✗	**No pension or supplemental retirement plan benefits**
✔ **Multi-year vesting of all equity awards**	✗	**No repricing or buy-outs of stock options** without shareholder approval
✔ **Compensation Committee composed entirely of independent directors**	✗	**No stock options granted below fair market value**
✔ **Independent compensation consultants,** report directly to Compensation Committee and provide no other services to Company	✗	**Equity plan does not permit liberal share recycling**
✔ **Comprehensive annual assessment of compensation risks**	✗	**No liberal change of control definition in equity plan or employment agreements**

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PROXY SUMMARY

Proposal 4 - Approval of 2020 Performance and Equity Incentive Plan (page 66)

Summary

On recommendation of the Compensation Committee, our Board of Directors unanimously approved the 2020 Performance and Equity Incentive Plan. SBA's prior equity plan, the 2010 Performance and Equity Incentive Plan, expired by its terms on February 25, 2020. Therefore, we are asking you to approve the 2020 Performance and Equity Incentive Plan, which would reserve 3,000,000 shares of Class A common stock for future issuance. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long- term strategic and growth priorities.

Equity-based awards serve as a key component of our overall compensation to employees, which serves to align their financial interests with those of our shareholders. The Compensation Committee believes that equity-based awards incentivize and reward employees for their performance, develop a high-performance team environment, foster the accomplishment of short-term and long-term strategic and operational objectives and compensate for improvement in shareholder value, all of which are essential to our ongoing success.

Key Equity Plan Features

The 2020 Performance and Equity Incentive Plan contains key features to protect the interests of our shareholders, which include the following:

> No "Evergreen" Share Increases	> No "Liberal" Change in Control definition

> No Share Recycling of Options or Stock Appreciation Rights	> Explicit "No Repricing" Provisions

> No Discounted Options or Stock Appreciation Rights	> No Dividends on Unvested Awards, Stock Options or SARs

> Double-Trigger Vesting upon a Change in Control	> No Excise Tax Gross-Ups

> Awards Subject to Clawback Policy

Key Equity Plan Data

We have a sound track record of prudent equity grant practices with due consideration for protecting the interests of our shareholders, as evidenced by the following key data points. Our Board recognizes the impact of dilution on our shareholders and has evaluated this impact carefully in the context of the need to attract, retain, motivate and ensure that our leadership team and key employees are focused on our strategic priorities.

Assumes the entire proposed share reserve is granted in full-value awards only. The fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and total shares of Class A common stock outstanding, all as of March 7, 2020.

SBA Communications Corporation | 2020 Proxy Statement 7

PROPOSAL 1 – ELECTION OF DIRECTORS > BOARD QUALIFICATIONS AND SKILLS

PROPOSAL 1 - ELECTION OF DIRECTORS

Balanced Board with Unique Perspectives

Since our IPO in 1999 through the end of last year, SBA has delivered TSR of 2,586%, significantly surpassing the TSR of 268% delivered by the S&P 500 over that same period and we believe that the sound stewardship of our Board of Directors (the "Board") has played an integral role in our ability to achieve this success. We are committed to ensuring that our Board is made up of directors who bring to the Board a wealth of leadership experience, diverse viewpoints, knowledge, skills and business experience in the substantive areas that impact our business and align with our strategy.

Our Nominating and Corporate Governance Committee (the "NCG Committee") regularly reviews the characteristics, skills, background and expertise of the Board as a whole and its individual members to assess those traits against the developing needs of the Board and SBA. SBA is committed to seeking diversity and balance among directors of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise. As the fundamentals of the wireless network ecosystem continue to evolve, SBA has continued to pursue ways to adapt and prosper from the ever-changing landscape and our NCG Committee has sought to expand the perspectives of our Board to provide us guidance and insight on this evolution.

The two most recent additions to our Board are illustrative of our efforts to add diverse directors who have expertise that can be brought to bear on the evolving wireless ecosystem and provide diversity and balance to our Board. For example, as our customers expanded into non-traditional applications of wireless technologies, we sought a director that had significant leadership and technical experience in this area. As a result, the NCG Committee identified, and the Board appointed, Ms. Chan to our Board in 2015. Ms. Chan brought to the Board her leadership experience in the development and execution of General Motors' launch of 4G LTE connectivity across its global portfolio of vehicle brands. More recently, as we have begun to explore the opportunities presented by the intersection of the wireless ecosystem and the data center, cloud and data sectors, we sought a director with multi-faceted technical and operational skills spanning hardware, software, and systems design across network, server, and storage domains and leadership experience in the development and implementation of new technologies. As a result, the NCG Committee identified, and the Board appointed, Ms. Russo to our Board January 1, 2020. Ms. Russo brings to the Board the leadership and vision of how technology can further strengthen the company's business and identify additional opportunities. Both search processes were multiple month processes using the services of a professional recruiter who was instructed to conduct a nationwide search for diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations, and professions such as accounting, finance, marketing, human resources, and legal services, who possessed the leadership, technical and operational experience that would address the Board's needs.

The matrix below sets forth the collective skills and experience that we have identified as being essential for our Board to provide sound stewardship and the relevance of such skill or experience to our long-term value creation. Our NCG Committee seeks to have a Board with unique and balanced perspectives; consequently, we do not expect nor seek for each director to have each skill or experience set forth in the matrix. The skills, experience and background of each of our directors, and the characteristics that our NCG Committee and our Board identified in connection with his or her nomination is set forth in the director's biography which starts on page 12 of this proxy statement.

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PROPOSAL 1 – ELECTION OF DIRECTORS > BOARD QUALIFICATIONS AND SKILLS

SBA Communications Corporation | 2020 Proxy Statement 9

PROPOSAL 1 – ELECTION OF DIRECTORS > BOARD QUALIFICATIONS AND SKILLS

We seek to have a Board of independent directors that bring to us a wide range of viewpoints and experiences. As discussed later in this proxy statement, we annually evaluate the independence of each of our directors utilizing the definition of "independent director" in the listing rules of the Nasdaq Stock Market. As of March 2, 2020, the composition of our Board was as follows:

Our Board consists of independent directors with a diversity of age and gender as evidenced below.

Our Board consists of independent, unaffiliated directors with a range of tenure, with our longer-serving directors providing important institutional knowledge and experience and our newer directors bringing fresh perspectives to deliberations. Our current Board, excluding Mr. Bernstein, who founded SBA, and Mr. Stoops, our CEO, has an average tenure of 10.7 years. We have two directors who have served from 0-6 years (or less than two terms), two directors who have served from 7-12 years (or less than five full terms) and three directors who have served 13-18 years (or at least five full terms).

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PROPOSAL 1 – ELECTION OF DIRECTORS > DIRECTOR AND DIRECTOR NOMINEES

Our Directors and Directors Nominees

Our Board, upon recommendation of our Nominating and Corporate Governance Committee ("NCG Committee") has nominated Steven E. Bernstein, Duncan H. Cocroft and Fidelma Russo, each a current Class III director, to be elected to serve as a member of the Board for a three-year term expiring at the 2023 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified. Each of Messrs. Bernstein and Cocroft and Ms. Russo has consented to serve if elected.

Our Bylaws permit the Board of Directors to set the size of the Board. Our Board currently has nine directors, eight of which are independent. For the size and scope of our business and operations, we believe a board of approximately this size is appropriate as it is small enough to allow for effective communication among the members but large enough so that we get a diverse set of perspectives and experiences in our board room.

Our Board of Directors is currently divided into three classes. We believe that the classified Board is the most effective way for the Board to be organized because it ensures a greater level of certainty of continuity from year-to-year which provides stability in organization and experience. This continuity and stability is particularly important given the long-term nature of the agreements under which we produce revenue. As a result of the three classes, at each Annual Meeting, directors are elected for a three-year term.

Our Board, current directors and classifications are as follows:

Class I	Class II	Class III
Brian C. Carr	Kevin L. Beebe	Steven E. Bernstein
Mary S. Chan	Jack Langer	Duncan H. Cocroft
George R. Krouse, Jr.	Jeffrey A. Stoops	Fidelma Russo

Our Bylaws provide that, in uncontested elections, directors will be elected by a majority of the votes cast, and in contested elections, directors will be elected by a plurality of the votes cast. Our Bylaws further provide that a director who is not elected by a majority of the votes cast in an uncontested election must tender his or her resignation to the Board of Directors. The Board of Directors, taking into consideration the recommendation of the NCG Committee, will then decide whether to accept or reject the resignation, or whether other action should be taken.

As discussed above, we believe that each of our directors possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to SBA's success. Our directors were nominated because each is of high ethical character, highly accomplished in his or her field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with SBA's image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Each director's principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears on the following pages.

SBA Communications Corporation | 2020 Proxy Statement 11

PROPOSAL 1 – ELECTION OF DIRECTORS > NOMINEES FOR DIRECTOR

Nominees For Director

Class III Directors
Terms Expire at the 2020 Annual Meeting

Steven E. Bernstein Director since: 1989 Independent Age: 59 Chair	Mr. Bernstein, our founder, has served as our Chair since our inception in 1989 and was our Chief Executive Officer from 1989 to 2001. Mr. Bernstein is also involved in a number of personal commercial real estate investments. Mr. Bernstein has a Bachelor of Science in Business Administration with a major in Real Estate from the University of Florida. Mr. Bernstein was previously a visiting professor at Lynn University, and serves on the boards of various local charities.

Qualifications. The Board nominated Mr. Bernstein to serve as a director of the Board because of his extensive senior management and operational experience in the wireless communications industry, including as the founder and first President and Chief Executive Officer of SBA.

Duncan H. Cocroft Director since: 2004 Independent Age: 76 Committees: • Audit (Chair) • Compensation	Mr. Cocroft is a private investor who retired in March 2004 from Cendant Corporation, a provider of consumer and business services primarily in the travel and real estate services industries. Mr. Cocroft was Executive Vice President - Finance and Treasurer of Cendant and Executive Vice President and Chief Financial Officer of PHH Corporation, Cendant's wholly-owned finance subsidiary. Prior to joining Cendant in June 1999, Mr. Cocroft served as Senior Vice President, Chief Administrative Officer and Principal Financial Officer of Kos Pharmaceuticals, where he was responsible for finance, information systems and human resources. His other prior senior management positions include Vice President - Finance and Chief Financial Officer of International Multifoods, an operator of food manufacturing businesses in the U.S. and Canada, and Vice President and Treasurer of Smithkline Beckman, a pharmaceutical company. Mr. Cocroft previously served on the Board of Directors of Visteon Corporation (VC), a global automotive supplier company, from October 2010 to June 2016.

Qualifications. The Board nominated Mr. Cocroft to serve as a director of the Board because of his past experience as a Chief Financial Officer and other financial oversight positions at large, global public companies, as well as other senior management experience including responsibility for information systems and human resources.

Fidelma Russo Director since: 2020 Independent Age: 56 Committees: • Audit • Nominating and Corporate Governance	Ms. Russo has served as executive vice president and chief technology officer of Iron Mountain Inc., an information management services company, since March 2017. Prior to joining Iron Mountain, Ms. Russo served as senior vice president and general manager at Dell EMC, a technology solutions company, from January 2011 to March 2017, where she led Dell EMC's enterprise storage and software solutions team. From May 2010 to January 2011, Ms. Russo served as chief operating officer of Sepaton, Inc., a privately held provider of storage and software products and services. From September 2007 to May 2010, Ms. Russo served as executive vice president, engineering and development at Sepaton.

Qualifications. The Board nominated Ms. Russo to serve as a director of the Board because of her leadership experience with extensive multi-disciplinary expertise across technology, finance and strategy. The Board also considered her experience in building and managing data-related businesses, her vision of how technology can be used to strengthen the company's business and the contributions she would make to the Board in identifying opportunities in the evolving wireless communications industry.

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PROPOSAL 1 – ELECTION OF DIRECTORS > DIRECTORS CONTINUING IN OFFICE

Directors Continuing in Office

Class I Directors
Terms Expire at the 2021 Annual Meeting

Brian C. Carr Director since: 2004 Independent Age: 58 Committees: • Audit • Nominating and Corporate Governance	Mr. Carr is an experienced investor, board member and strategic advisor to various companies. Since June 2019, Mr. Carr has been an independent director for Igenomix, Inc., a Spain based provider of advanced genetic services with operations in over 14 countries. From October 2017 to June 2019, Mr. Carr served as an independent director for private equity-backed SingularBio, Inc., a San Francisco based diagnostic technology company. From January 2014 until June 2017, Mr. Carr served as non-executive Chairman, and from March 2012 to December 2013 as Chairman and Chief Executive Officer, of Regional Diagnostic Laboratories, Inc. From October 2016 until May 2017, Mr. Carr was a board member of privately held Acuamark Diagnostics. Previously, Mr. Carr was a co-founder, Chief Executive Officer and director for OralDNA Labs, a privately held diagnostic company. Mr. Carr was also a co-founder and the Chairman and Chief Executive Officer of American Esoteric Laboratories. Prior to that, Mr. Carr was President and a director of AmeriPath, Inc., a publicly-traded anatomic pathology company. Mr. Carr has previous experience in Big Four public accounting firms and continues to provide senior advisory services to investment firms on various international and multi-national M&A projects. He is a CPA (inactive) and CMA (Certified Management Accountant - inactive).

Qualifications. The Board nominated Mr. Carr to serve as a director of the Board because of his experience in founding, growing and managing public and private companies, including extensive mergers and acquisitions experience, both domestically and internationally. The Board also recognized his accounting and financial experience gained initially through a Big Four public accounting firm and enhanced through his public and private company senior management positions.

Mary S. Chan Director since: 2015 Independent Age: 57 Committees: • Compensation • Nominating and Corporate Governance	Ms. Chan is a telecommunications executive and has over 25 years of extensive global management experience in the telecommunications and wireless technology industries. Ms. Chan co-founded and since February 2016 has served as Managing Partner of VectoIQ, LLC, a consulting firm focused on Smart transportation product and services. From May 2012 to April 2015, Ms. Chan served as President, Global Connected Consumer & OnStar Service, at General Motors Corporation, where she led the development and execution of General Motors' strategic global infotainment plans, including the launch of 4G LTE connectivity across its global portfolio of vehicle brands. From September 2009 to March 2012, Ms. Chan served as Senior Vice President and General Manager, Enterprise Mobility Solutions & Services, at Dell Inc., where she helped expand Dell's mobility product and service offerings. From December 2000 to August 2009, Ms. Chan held various senior vice president positions at Alcatel-Lucent and Lucent Technologies, including the positions of Executive Vice President, President of 4G/LTE Wireless Networks and Executive Vice President, President of Global Wireless Networks. Prior to Alcatel-Lucent/ Lucent Technologies, Ms. Chan worked at AT&T Network Systems focusing on product and platform development of 2G and 3G wireless systems. Ms. Chan also serves on the Boards of Directors of Microelectronics Technology, Inc., a publicly-held technology company specializing in wireless communication product development, manufacturing and global sales, Dialog Semiconductor PLC, a publicly-held manufacturer of semiconductor based system solutions, and Magna International Inc., a publicly-held automotive parts supplier.

Qualifications. The Board nominated Ms. Chan to serve as a director of the Board because of her extensive experience in the telecommunications and wireless technology industries, including her leadership experience in the development and execution of General Motors' launch of 4G LTE connectivity across its global portfolio of vehicle brands. The Board also recognized her management experience gained through various senior management positions at large multinational companies.

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PROPOSAL 1 – ELECTION OF DIRECTORS > DIRECTORS CONTINUING IN OFFICE

George R. Krouse, Jr. Director since: 2009 Independent Age: 74 Committees: • Nominating and Corporate Governance (Chair) • Compensation

Mr. Krouse, an attorney, retired in December 2007 after spending 37 years at the law firm of Simpson Thacher & Bartlett LLP, where he practiced in the corporate, capital markets and merger and acquisition areas. While at Simpson Thacher & Bartlett LLP, Mr. Krouse served as Head of the Corporate Department, Senior Administrative Partner and was a member of the Executive Committee of the firm. Mr. Krouse also serves on the Board of Visitors at Duke University School of Law and is a 2002 recipient of the Law School's Distinguished Alumni Award. In 2006, he was appointed a Senior Lecturing Fellow at Duke University School of Law.

Qualifications. The Board nominated Mr. Krouse to serve as a director of the Board because of his years and depth of experience as a securities and M&A partner at a major law firm, where he counseled large companies on matters of corporate governance, risk oversight, capital markets, general business matters and acquisition transactions, as well as his senior financial and business management experience at this same firm.

Class II Directors For Terms that Expire at the 2022 Annual Meeting

Kevin L. Beebe Director since: 2009 Independent Age: 61 Committees: • Audit • Compensation

Since November 2007, Mr. Beebe has been President and Chief Executive Officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to investors and management. Previously he was Group President of Operations at ALLTEL Corporation, a telecommunications services company, from 1998 to 2007. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co., a wireless communications company. Mr. Beebe also serves on the Boards of Directors of Skyworks Solutions, Inc., a semiconductor company, and Frontier Communications Corporation, a communications services provider. In addition, Mr. Beebe is a founding partner in Astra Capital, a private equity firm.

Qualifications. The Board nominated Mr. Beebe to serve as a director of the Board because of his executive and management experience, and in particular his extensive experience in telecommunications and technology.

Jack Langer Director since: 2004 Independent Age: 71 Committees: • Compensation (Chair) • Nominating and Corporate Governance Lead Independent Director	Mr. Langer is a private investor. From April 1997 to December 2002, Mr. Langer served as Managing Director and the Global Co-Head of the Media Group at Lehman Brothers Inc. From 1995 to 1997, Mr. Langer served as the Managing Director and Head of Media Group at Bankers Trust & Company. From 1990 to 1994, Mr. Langer served as Managing Director and Head of Media Group at Kidder Peabody & Company, Inc. Mr. Langer previously served on the Board of Directors of CKX, Inc., a publicly traded company engaged in the ownership, development and commercial utilization of entertainment content.

Qualifications. The Board nominated Mr. Langer to serve as a director of the Board because of his management and advisory experience with national and global companies as well as his vast experience in investment banking, including his experience in raising capital for companies and mergers and acquisitions.

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PROPOSAL 1 – ELECTION OF DIRECTORS > DIRECTORS CONTINUING IN OFFICE

Jeffrey A. Stoops Director since: 1999 President, Chief Executive Officer and Director Age: 61	Mr. Stoops joined SBA in April 1997 and has served as a director of SBA since August 1999. Mr. Stoops was appointed Chief Executive Officer effective as of January 2002, President in April 2000, and previously served as our Chief Financial Officer. Mr. Stoops has served on the Board of Directors of Nesco Holdings, Inc., a specialty equipment company, since July 2019.

Qualifications. The Board nominated Mr. Stoops to serve as a director of the Board because of his current and prior senior executive and financial management experience at SBA, his operational knowledge and experience at SBA and his business and competitive knowledge of the wireless infrastructure industry.

Recommendation of the Board of Directors

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Corporate Governance Guidelines

The Board of Directors has voluntarily adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include director independence, director qualifications, committee membership and structure, shareholder communications with the Board, director compensation and the annual performance evaluation of the Board. Our Corporate Governance Guidelines provide, among other things, that:

> In the event the Chair is not an independent director, the independent directors of the Board will, upon recommendation of the NCG Committee, appoint a lead independent director;

> A majority of directors of the Board must be independent as defined by the Nasdaq Listing Standards;

> No director may serve on more than two public company boards in addition to SBA's Board without prior consultation with the Chair of the NCG Committee;

>  The Board will have, at all times, an Audit Committee, Compensation Committee and NCG Committee (the "Committees"), and each of their members will be independent as defined by the Nasdaq Listing Standards and applicable SEC rules;

> The Board will appoint all members of the Committees;

> The Board will conduct an annual self-evaluation to determine whether it and its Committees are functioning effectively;

> Each director nominee must agree to tender his or her resignation for consideration by the Board if such director fails to receive a majority of votes cast in any uncontested re-election;

>  No executive officer or director may pledge any shares of SBA's Class A common stock that count toward satisfying such executive officer's or director's ownership requirement as set forth in the Stock Ownership Guidelines; and

> No executive officer or director may enter into hedging arrangements with respect to any shares of SBA's Class A common stock.

The NCG Committee reviews our Corporate Governance Guidelines not less than annually, and, if necessary, will recommend changes to the Board. Our Corporate Governance Guidelines are available to view at our website, www. sbasite.com, under the Investor Relations - Corporate Governance section.

Board Leadership Structure

As stated in our Corporate Governance Guidelines, the Board has not adopted a formal policy regarding the need to separate or combine the offices of Chair of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for SBA. Currently, SBA separates the positions of CEO and Chair in recognition of the differences between the two roles. The CEO is responsible for the strategic direction of SBA and the day to day leadership and performance of SBA, while the Chair provides guidance to the CEO, sets the agenda for the Board meetings and presides over meetings of the Board. In addition, SBA believes that the current separation provides a more effective monitoring and objective evaluation of the CEO's performance. The separation also allows the Chair to strengthen the Board's objective oversight of SBA's performance and governance standards.

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Lead Independent Director

In order to facilitate and strengthen the Board's independent oversight of SBA's performance, strategy and succession planning and to uphold effective governance standards, the Board has established the role of a lead independent director. Our Corporate Governance Guidelines only require the appointment of a lead independent director in the event that our Chair is not independent. Although our current Chair, Mr. Bernstein, is "independent" under the Nasdaq Listing Standards, the Board decided to continue to maintain a lead independent director for 2020 as it believes that the lead independent director provides additional perspective and expanded communication among directors. Mr. Langer currently serves as SBA's lead independent director.

The lead independent director's duties, which are listed in our Corporate Governance Guidelines, include:

> presiding at all executive sessions of the independent directors and Board meetings at which the Chair is not present;

> serving as liaison between the Chair and the independent directors;

> approving the Board meeting agendas and schedules and the subject matter of the information to be sent to the Board;

> the authority to call meetings of the independent directors;

> ensuring he or she is available for consultation and direct communication if requested by major shareholders; and

> performing such other duties as the Board deems appropriate.

Board Independence

Pursuant to our Corporate Governance Guidelines, we require that a majority of our Board of Directors and all members of our three standing Committees be comprised of directors who are "independent," as such term is defined in the listing standards of the Nasdaq Stock Market (the "Nasdaq Listing Standards"). Each year, the Board undertakes a review of director independence, which includes a review of each director's responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us, or members of our senior management or other members of our Board of Directors, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, our Board has affirmatively determined that all of our non-employee directors and nominees, who are listed below, are independent.

> Kevin L. Beebe	> Steven E. Bernstein	> Brian C. Carr
> Mary S. Chan	> Duncan H. Cocroft	> George R. Krouse, Jr.
> Jack Langer	> Fidelma Russo

Executive Sessions. The independent members of the Board of Directors generally meet in executive session at each regularly scheduled meeting of the Board.

Board and Committee Refreshment

The NCG Committee and the Board regularly review Board composition to consider succession related factors, skill sets and diversity and balance. As embodied in our Governance Guidelines, SBA is committed to seeking diversity and balance on our Board with directors of race, gender, geography, thoughts, viewpoints, backgrounds, skills, experience and expertise. As a result of this regular review, and illustrative of the referenced commitment, as discussed in more detail in the introduction to "Proposal 1 - Election of Directors," our Board has added two new directors over the last several years. In both instances, the new Board members were the result of searches undertaken following the NCG

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Committee's and Board's review of the Board composition. In each instance, the search firm retained by SBA was instructed to seek to include diverse candidates in terms of race, gender, geography, thoughts, viewpoints, backgrounds, skills, experience and expertise from, among other areas, the traditional corporate environment, government, academia, private enterprise, and nonprofit organizations. The directors added to the Board as a result of this process have brought valuable and diverse backgrounds and perspectives to the overall composition of the Board. The most recent appointment was Ms. Russo in January 2020. Ms. Russo's expertise and experience in building and managing data- related businesses strengthens our business and ability to identify additional opportunities and provides perspective in response to the evolving wireless communications industry. In addition, effective for 2020, our Board rotated the Committee membership after taking into account the experiences and expertise of the individual members and its belief that a diversity of viewpoints would benefit each Committee.

Self-Evaluation of Board and Committees

Our Board conducts annual self-evaluations to assess the effectiveness of the Board and its Committees. These annual self-evaluations are overseen by the NCG Committee and are designed to enhance the overall effectiveness of each Committee and identify areas of potential improvement. They include written questionnaires that solicit feedback from Committee members on a range of topics, including the Committee role, structure and composition; the extent to which the mix of skills, experience and other attributes of the individual directors is appropriate for each Committee; the scope of duties delegated to the Committees, including the allocation of risk assessment between the Board and its respective committees; interaction with management; information and resources; the adequacy of open lines of communication between directors and members of management; the Board and committee meeting process and dynamics; and follow- through on recommendations developed during the evaluation process. Following the annual self-evaluations, the NCG Committee discusses areas for potential improvement with the Board and/or relevant Committees and, if necessary, identifies steps required to implement these improvements. Director suggestions for improvements to the evaluation questionnaires and process are considered for incorporation for the following year.

In addition to conducting the annual evaluations referred to above, the Committee also annually reviews the evaluation process itself. In 2019 and early 2020, as part of the review of the process, and in conjunction with the Board's ongoing refreshment considerations, the Committee held extensive discussions and consulted with a number of resources to consider ways to enhance the annual evaluation process and Board refreshment. As a result, our Board has decided to implement annual individual self-evaluations that require each director to assess his or her performance as a director and the performance of the Board as a whole beginning in 2020. This process will involve directors providing direct feedback to the Chair of the board, the lead independent director and the Chair of the Committee. They will review the self-evaluations and consider what, if any, actions should be taken to enhance the effectiveness of the Board.

Risk Management

Board Role in Management of Risk

The Board is actively involved in the oversight and management of risks that could affect SBA. This oversight and management is conducted primarily through Committees, as disclosed in the descriptions of each of the Committees above and in the charters of each of the Committees, but the full Board has retained responsibility for general oversight of risks. The NCG Committee is responsible for annually reviewing and delegating the risk oversight responsibilities of each Committee and ensuring that each Committee should be primarily responsible for that oversight. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management's assessment of risk exposures (including risks related to liquidity, credit, operations, regulatory compliance and information systems), and the processes in place to monitor and control such exposures. In carrying out its responsibilities, the Audit Committee works closely with Internal Audit and other members of SBA's enterprise risk management team. In addition, each of the Committees of the Board considers the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each Committee chair regarding the Committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within SBA.

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 Compensation Risks

In early 2020, as part of our risk management process, we conducted an annual comprehensive review and evaluation of our compensation programs and policies. The assessment covered each material component of executive and non-executive employee compensation. In evaluating our compensation components, we took into consideration the following risk-limiting characteristics:

> Bonus payout under our incentive plan is capped, whether or not SBA exceeds the stretch threshold level of the relevant incentive plan performance metrics;

> A significant percentage of our overall pay mix is equity-based, which, when combined with the vesting terms and our Stock Ownership Guidelines, aligns our executive officers' interests with shareholders' interests and minimizes the taking of inappropriate or excessive risk that would impair the creation of long- term shareholder value;

> We have effective management processes for establishing key financial and operating targets, and monitoring financial and operating metrics;

> We have effective monitoring by external and internal audit;

> We have effective segregation of duties throughout SBA;

> Our Board approves the parameters of acquisition and land purchase transactions that contribute towards target performance and we have established due diligence processes for such transactions; and

> We have established processes in place for the approval of new build projects using established financial parameters and to confirm the completion of new tower construction.

Executive Compensation "No Fault" Recoupment or "Clawback" Policy

Our Board has adopted the Executive Compensation Recoupment or "Clawback" Policy (the "Recoupment Policy"), which covers all our executive officers (the "Covered Officers"), and applies to incentive compensation paid or awarded from the 2014 fiscal year and onwards. Under the Recoupment Policy, in the event of (1) a restatement of SBA's financial results due to the material noncompliance with any financial reporting requirement under the securities laws or (2) a determination by the Compensation Committee that a financial, operational or other metric upon which incentive-based compensation was paid or awarded was inaccurate, in either case regardless of fault, the Compensation Committee will review the impact, if any, of such events on the incentive compensation paid or awarded to the Covered Officers.

If the Compensation Committee determines that a Covered Officer was paid or awarded more than he or she would have been paid or awarded absent the financial restatement or inaccurate performance metrics, then the Compensation Committee may, to the extent permitted by applicable law, seek to recover such excess compensation. This recovery may include repayment by the Covered Officer, forfeiture of unvested restricted stock units and unvested stock options, offset against any severance payable to such Covered Officer, and other legal or equitable remedies that might be available to SBA. Incentive-based compensation paid or awarded during the three years preceding any financial restatement or inaccurate performance metrics is subject to recoupment.

Code of Ethics/ Related Party Transactions/ Insider Trading and Anti-Hedging

The Board of Directors has adopted our Code of Ethics for Senior Financial Officers ("Code of Ethics"), our Code of Conduct for Directors, Officers and Employees ("Code of Conduct") and our Statement of Policies and Procedures Governing Stock Trading in General and the Prevention of Insider Trading ("Insider Trading Policy"), each of which we periodically revise to reflect best corporate governance practices and changes in applicable rules.

Code of Ethics. Our Code of Ethics sets forth standards of conduct applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to promote honest and ethical conduct, proper disclosure in SBA's periodic filings, and compliance with applicable laws, rules and regulations. Our Code of Ethics is available to view at our website, www.sbasite.com, under the Investor Relations - Corporate Governance section. We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver.

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Code of Conduct/Related Party Transaction Policy. Our Code of Conduct requires directors, officers and all other employees to conduct themselves in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest. Our Code of Conduct generally requires (1) officers and directors to disclose any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to the General Counsel and (2) employees to disclose any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to their immediate supervisor. The General Counsel will determine if any such outside activities, financial interests or relationships constitute a conflict of interest and a related person transaction on a case-by-case basis and will promptly disclose such activities, interests or relationships to the appropriate Committee for their review and appropriate action, if necessary. It is our preference to avoid related person transactions generally. Under applicable Nasdaq Listing Standards, all related person transactions must be approved by our Audit Committee or another independent body of the Board of Directors. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (1) in which SBA is a participant, (2) in which the amount involved exceeds $120,000, and (3) in which any executive officer, director, director nominee, beneficial owner of more than 5% of SBA's Class A common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. All related person transactions will be disclosed in our applicable SEC filings as required under SEC rules.

No Related Party Transactions in 2019. Since January 1, 2019, we have not had any relationships or transactions with any of our executive officers, directors, beneficial owners of more than 5% of our Class A common stock or any immediate family member of such persons that were required to be reported pursuant to Item 404(a) of Regulation S-K.

Insider Trading and Anti-Hedging Policy. Our Insider Trading Policy prohibits all directors, officers and employees from engaging in transactions in our common stock while in possession of material non-public information and restricts directors, officers and other "designated insiders" from engaging in most transactions involving our Class A common stock during periods, that we have determined, that those individuals are most likely to be aware of material, non-public information. Our Insider Trading Policy also prohibits any officer or director from entering into any transaction which has the effect of hedging or locking in the value of his or her stock holdings, such as zero-cost collars and forward sale contracts. Additionally, our Insider Trading Policy prohibits any officer, director or employee from, directly or indirectly, engaging in "short sales" of our Class A common stock or transactions involving trading activities which by their aggressive or speculative nature may give rise to an appearance of impropriety, including the purchase or writing of put or call options.

Board Meetings

During 2019, the Board of Directors held a total of 6 meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all Committees on which he or she served during the period in which he or she was a director. It is the policy of the Board of Directors to encourage its members to attend SBA's Annual Meeting of Shareholders. All members of the Board of Directors in 2019 were present at SBA's 2019 Annual Meeting of Shareholders.

Board Committees

The Board has three standing Committees: the Audit Committee, the Compensation Committee and the NCG Committee. Copies of the Committee charters of each of the Audit Committee, the Compensation Committee and the NCG Committee setting forth the respective responsibilities of the Committees can be found under the Investor Relations - Corporate Governance section of our website at www.sbasite.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department. Each of the Committees reviews, and revises if necessary, its respective charter not less than annually.

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Audit Committee

Number of Meetings in 2019: 6

Responsibilities. The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. In doing so, it establishes our audit policies, evaluates the independence of and selects our independent auditors, and oversees the engagement of our independent auditors. The Audit Committee maintains free and open means of communication between our directors, management and the independent auditors. The Audit Committee also oversees the performance of our internal audit function, develops controls to insure the integrity of our financial statements and the quality of disclosure, and monitors our compliance with legal and regulatory requirements. The Audit Committee is also responsible for monitoring the effectiveness of our information system controls and security. The Audit Committee Chair reports on Audit Committee actions and recommendations at Board of Director meetings.

Independence and Financial Expertise. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements under the Nasdaq Listing Standards and the enhanced independence standards for audit committee members required by the Securities and Exchange Commission ("SEC"). In addition, the Board of Directors has determined that each of Messrs. Beebe, Carr and Cocroft meets the requirements of an audit committee financial expert under SEC rules. For information regarding the business experience of the members of the Audit Committee, see "Proposal 1 - Election of Directors."

Compensation Committee

Number of Meetings in 2019: 5

Responsibilities. The Compensation Committee establishes salaries, incentives and other forms of compensation for our Chief Executive Officer, each of our executive officers (our Executive Vice Presidents) and our Chief Accounting Officer (collectively, the "Officer Group"), the terms of any employment agreements with the Officer Group and the compensation for our directors. In addition, the Compensation Committee administers our equity-based compensation plans, including awards under such plans, and our Stock Ownership Guidelines. The Compensation Committee also oversees and administers our Executive Compensation Recoupment Policy. The Compensation Committee also reviews the results of any advisory shareholder votes on executive compensation and considers whether to recommend adjustments to our executive compensation policies and practices as a result of such votes. The Compensation Committee Chair reports on Compensation Committee actions and recommendations at Board of Director meetings.

Role of Compensation Consultants and Advisors. The Compensation Committee has the authority, pursuant to its charter, to engage the services of outside legal or other experts and advisors as it in its sole discretion deems necessary and appropriate to assist the Compensation Committee in fulfilling its duties and responsibilities. For 2019, the Compensation Committee selected and retained F.W. Cook & Co., Inc. ("FW Cook"), an independent compensation consulting firm, and instructed FW Cook to provide the Compensation Committee with a review of competitive market data for each member of the Officer Group, and to work directly with the Compensation Committee to prepare proposals for 2019 executive compensation and director compensation. FW Cook also assisted with structuring our new performance- based equity award program and the 2020 Performance and Equity Incentive Plan. In addition, in 2019 the Compensation Committee selected and retained Norton Rose Fulbright ("Norton Rose"), a law firm which provides legal advice on compensation issues. Neither FW Cook nor Norton Rose performed any services for us other than their services to the Compensation Committee. We believe that the use of independent consultants provides additional assurance that our programs are reasonable and consistent with our objectives. The Compensation Committee reviewed the independence of each of FW Cook and Norton Rose in light of the SEC rules and the Nasdaq Listing Standards regarding compensation consultants and has concluded that neither FW Cook's work nor Norton Rose's work for the Compensation Committee during 2019 raised any conflict of interest and that each of FW Cook and Norton Rose is independent.

Role of Management and Delegation of Authority. As more fully discussed under "Compensation Discussion and Analysis - Evaluating Compensation Program Design and Relative Competitive Position," our CEO provides the Compensation Committee with (1) evaluations of each named executive officer, including himself, and (2) recommendations regarding base salary levels for the upcoming year for each named executive officer (other than himself), an evaluation of the extent to which the named executive officer met his annual incentive plan bonus target, and the aggregate total long-term incentive value that each named executive officer (other than himself) should receive. Our CEO typically attends all regularly-scheduled Compensation Committee meetings to assist the Compensation

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Committee in its discussion and analysis of the various agenda items, and is generally excused from the meetings as appropriate, including for discussions regarding his own compensation. The Compensation Committee may delegate to SBA's management the authority to administer incentive compensation and benefit plans provided for employees, including the authority to grant awards to certain recipients under our equity-based compensation plans, as it deems appropriate and to the extent permitted by applicable laws, rules, regulations and Nasdaq Listing Standards.

Independence. The Board reviewed the background, experience and independence of the Compensation Committee members based primarily on the directors' responses to questions relating to their relationships, background and experience. Based on this review, the Board determined that each member of the Compensation Committee meets the independence requirements of the Nasdaq Listing Standards, including the heightened independence requirements specific to compensation committee members.

Compensation Committee Interlocks and Insider Participation. During 2019, Messrs. Carr, Cocroft, Krouse and Langer served as members of the Compensation Committee, and none of these directors is or has been an officer or employee of SBA. During 2019, none of our executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

There were no transactions during the 2019 fiscal year between SBA and any of the directors who served as members of the Compensation Committee for any part of the 2019 fiscal year that would require disclosure by SBA under the SEC's rules requiring disclosure of certain relationships and related-party transactions.

Nominating and Corporate Governance Committee

Number of Meetings in 2019: 5

Responsibilities. The NCG Committee (1) solicits, considers, recommends and nominates candidates to serve on the Board under criteria adopted by it from time to time; (2) nominates a lead independent director in the event the Chair is not an independent director; (3) recommends to the Board whether to accept or reject the resignation tendered by a director who failed to receive a majority of votes cast in any uncontested re-election; (4) advises the Board with respect to Board composition and procedures and Committee composition, function, structure, procedures and charters; (5) oversees periodic evaluations of the Board and the Committees, including establishing criteria to be used in connection with such evaluations; (6) reviews and reports to the Board on a periodic basis with regard to matters of corporate governance; and (7) develops and reviews succession planning for Board members and executive officers. The NCG Committee also considers and recommends to the Board the approval of any waivers to SBA's Code of Conduct (as defined below) for a director or executive officer. The NCG Committee Chair reports on NCG Committee actions and recommendations at Board of Director meetings.

Consideration of Director Nominees. The NCG Committee considers possible candidates for nominees for directors from many sources, including management and shareholders. The NCG Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the NCG Committee, in accordance with the Criteria for Nomination to the Board of Directors, which is attached as Annex A to the NCG Committee charter. The NCG Committee Charter requires, and the Criteria for Nomination provides, that, when considering nominees for the Board, the NCG Committee should seek to provide a diversity and balance among directors of race, gender, geography, thought, viewpoints, background, skills, experience and expertise. The Criteria for Nomination to the Board of Directors contains the following requirements, among others, for suitability:

> high ethical character and a reputation that is consistent with SBA's reputation;

> superior credentials;

> current or prior experience as a CEO, President or CFO of a public company or leading a complex organization;

> relevant expertise and experience;

> the number of other boards (and their committees) on which a candidate serves;

> the ability to exercise sound business judgment; and

> the lack of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.

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The NCG Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to SBA's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the NCG Committee or the Board decides not to re-nominate a member for re-election, the NCG Committee identifies the desired skills and experience of a new nominee in light of the Criteria for Nomination. Current members of the NCG Committee and Board are polled for suggestions as to individuals meeting the Criteria for Nomination of the NCG Committee.

From time to time, the NCG Committee has engaged, and may in the future engage, the services of executive search firms to assist the NCG Committee and the Board of Directors in identifying and evaluating potential director candidates. The NCG Committee Charter requires that any search firm retained to assist the NCG Committee in seeking candidates for the Board be instructed to seek to include diverse candidates in terms of the Criteria for Nomination from, among other areas, the traditional corporate environment, government, academia, private enterprise, non-profit organizations, and professions such as accounting, finance, marketing, human resources, and legal services.

Shareholder Nominations of Director Candidates. Our Bylaws permit an eligible shareholder or group of eligible shareholders of any size to nominate up to 25% of our board of directors for inclusion in our proxy statement if they have continuously owned at least 3% of our Class A common stock for at least three years. However, candidates who were previously nominated by shareholders for any of the two most recent annual meetings and who received less than 20% of the total votes cast at any of those annual meetings are not eligible to be nominated utilizing the proxy access provisions. Shareholders who wish to nominate directors for inclusion in our proxy statement or directly at an annual meeting in accordance with the procedures in our Bylaws should follow the instructions under "Shareholder Proposals and Director Nominations for 2020 Annual Meeting" in this proxy statement.

Corporate Social Responsibility and Sustainability

At SBA, we proactively identify and manage the environmental, social and governance issues facing our business on an ongoing basis. We evaluate the importance of these issues in relation to our shareholders and to our long-term business success. We are committed to fostering a corporate culture, anchored in our core values, that intentionally promotes inclusion and diversity in the Company and in the workplace, operating in a sustainable manner and giving back to the communities in which we operate. We believe that all our stakeholders-our shareholders, employees, customers, suppliers and the people in the communities in which we operate-and the environment must be considered in our daily operations. There are three pillars of our corporate social responsibility and sustainability initiatives: our people, planet and philanthropy.

People

>  We seek to foster an inclusive work environment and we respect the diversity our employees bring to the organization through their unique ideas, opinions and contributions. We believe it is essential to recognize and value these differences, which is one of the many reasons SBA holds quarterly Town Hall meetings and other informal meetings with executives, elicits employee feedback and conducts annual performance evaluations. In line with our commitment to diversity, 34.8% of our U.S. new hires in 2019 were women and 40.9% were ethnic minorities.

> We value all those who serve our country and are proud to support military veterans and their families as they transition out of the military. SBA has earned the distinction of being a Military Friendly Employer and a Veteran Employer. We are proud to have veterans on our team - their integrity, work ethic, ability to adapt and strong teamwork skills blend well with the SBA core values. In 2019, over 6% of our employees were veterans. In 2020, our goal is to raise our veteran hires to 10%, and we have collaborated with Hiring Our Heroes, DirectEmployers and RecruitMilitary to actively hire veterans.

> At SBA, providing a safe and healthy work environment for the protection of our employees is paramount. The safety of our tower climbers has been a key focus of the company since it started in 1989. In 2013, we opened our internal facility "Tower U" which provides a rigorous multi-day safety certification program that is required for all our employed tower climbers. We are proud of the fact that our average lost-day incident rate in the U.S. (days away from work due to workplace incidents) for 2017 through 2019 was below the 2018 industry benchmark.

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Planet

> We believe that our business model plays an important role in reducing the environmental footprint of communications infrastructure by encouraging wireless service providers to co-locate their antennae on a single tower, thus reducing the needless proliferation of multiple towers. Our towers are built to host equipment from multiple tenants and are located on small geographic footprints, typically ranging from 2,000 to 10,000 sq. ft. Further, the ground beneath our tower sites is often permeable, allowing surface water to be absorbed into the ground rather than contributing to surface-water runoff.

> A focus of our environmental sustainability is on the reduction of our energy consumption and utilization of resources more efficiently. We provide tenants with access to space on our towers, while our tenants provide all of their own utilities in almost every instance. Consequently, our tenants consume most of the energy at each site by use of their equipment. Substantially all of our sites run primarily on electricity powered from the electrical grid and only have generators for backup power if the electrical grid goes down. These generators are typically owned and maintained by tenants. In fact, a very small percentage of sites have generators owned by SBA, and virtually all of those generators are used as backup power in the event that the electrical grid goes down. As of 2019, only 286 (or approximately 1% of our total sites) contain generators owned by SBA. Of those generators, just three provide primary power for the sites.

> We proactively use fleet route optimization software to improve the fuel efficiency of our vehicle fleet, reduce the number of miles driven and reduce CO2 emissions. In 2019, the estimated emissions from our vehicles in the United States totaled 3,932 metric tons of CO2, a decrease of 9% since 2017.

> We are committed to a long-term, sustainable approach to prioritizing environmental protection and conservation during our site development process and consider all environmentally significant impacts during our site selection, development and operation. In the United States, our Avian Protection Plan Team identifies, tracks and protects threatened and endangered migratory birds that nest on SBA towers. In 2019, we increased our number of protected bird sites to 2,266 from 412 sites in 2017.

Philanthropy

> Philanthropy remains an essential focus for SBA and we are proud of the impact our employees have in supporting their communities. We offer 16 hours of team and individual volunteer time off each year and match our employee charitable donations.

> Through companywide philanthropic initiatives, we support critical outreach efforts for tower industry foundations and military veterans. In their local communities, our employees engage in an array of activities: partnering with nonprofits to preserve the environment and wildlife, constructing affordable housing units, focusing on foster care, sheltering lost, homeless and unwanted animals and providing services and care for companion animals.

> Our "Tower U" safety professionals offer tower rescue training to first responders because we recognize that the safety of these first responders is paramount to the communities in which we operate.

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Director Compensation

General. The Board maintains a compensation arrangement for the non-employee directors of the Board. The Board compensation arrangement is comprised of the following types and levels of compensation:

Initial Equity Grant. Each newly elected independent director, defined as a director who is a non-employee director pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at the time of such initial election, is entitled to receive a grant of non-qualified stock options. Newly elected directors are entitled to receive a grant of non-qualified stock options to purchase 10,000 shares of Class A common stock with a per share exercise price equal to the fair market value per share of such stock at the grant date. These options vest and become exercisable in equal annual installments on each of the first five anniversaries of the grant date so long as the director continues to serve as a member of our Board of Directors. Ms. Russo received an initial equity grant of options to purchase 10,000 shares of Class A common stock on January 1, 2020, the effective date of her appointment to the Board.

Annual Equity Grant. At each annual meeting, non-employee directors receive an equity grant with an aggregate grant date value of $160,000, which the Board increased from $150,000 effective May 15, 2019. For 2019, the annual equity grant to non-employee directors was comprised of two-thirds restricted stock units and one-third stock options. Commencing in 2020, the annual equity grant will be awarded solely in the form of restricted stock units. The aggregate grant date value is calculated in accordance with FASB ASC Topic 718, except that the stock price used in the calculation will be a derived price equal to the average closing price of our Class A common stock in the two calendar months of March and April. The restricted stock units and stock options vest and become exercisable on the first, second and third year anniversaries of their grant. In addition to the acceleration provisions provided under the relevant equity plan, annual equity grants to directors immediately vest if a director resigns from the board of directors, provided the director has completed three full years of service as a director prior to the effective date of such resignation.

Pursuant to this policy, on May 16, 2019, each non-employee director of the Board was granted 546 restricted stock units, which represents a contingent right to receive an equal number of shares of Class A common stock. In addition, on May 16, 2019, each non-employee director of the Board was granted stock options to purchase 1,501 shares of Class A common stock with an exercise price of $212.31 per share, the closing price of the Class A common stock on May 16, 2019. The restricted stock units and stock options vest and become exercisable in three equal annual installments on May 1 of 2020, 2021, and 2022.

Retainer and Fees Paid in Cash. For 2019, each non-employee director is entitled to an annual cash retainer of $95,000. In addition, the Chair of the Board is entitled to an additional annual retainer of $100,000. The lead independent director is entitled to an additional retainer of $25,000, and the Chairs of the Audit Committee, the Compensation Committee and the NCG Committee are entitled to an additional retainer of $20,000, $15,000 and $10,000, respectively. Non-employee directors are also reimbursed for incidental expenses associated with each Board of Directors and/or Committee meeting. Other than the Chair of each of the Committees, directors who serve on any of the Committees of the Board of Directors described above do not receive any additional compensation for their services as a Committee member. Directors who are employees do not receive any additional compensation for their services as a director.

The following table sets forth information regarding the compensation of our non-employee directors for 2019. Mr. Stoops, our Chief Executive Officer and President, is omitted from the table as he does not receive any additional compensation for his services as a director. For more information on Mr. Stoops' compensation, see "Executive Compensation" beginning on page 48.

SBA Communications Corporation | 2020 Proxy Statement 25

CORPORATE GOVERNANCE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Steven E. Bernstein	$ 195,000 (3)	$ 115,921	$ 57,350	$ 368,271
Kevin L. Beebe	95,000	115,921	57,350	268,271
Brian C. Carr	95,000	115,921	57,350	268,271
Duncan H. Cocroft	115,000 (4)	115,921	57,350	288,271
George R. Krouse, Jr.	105,000 (5)	115,921	57,350	278,271
Mary S. Chan	95,000	115,921	57,350	268,271
Jack Langer	135,000 (6)	115,921	57,350	308,271

(1) Grants of restricted stock units and stock options were made on May 16, 2019, in connection with the annual grant discussed above. The amounts in the "Stock Awards" column and the "Option Awards" column reflect the aggregate grant date fair value of awards for the fiscal year ended December 31, 2019 computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the fiscal 2019 grants, refer to Note 13 in our financial statements for the year ended December 31, 2019, which is included in our Annual Report on Form 10-K filed with the SEC.

(2) The following table sets forth the aggregate number of restricted stock units and unexercised stock options outstanding at December 31, 2019 for each of our non-employee directors.

Name	Aggregate Number of Restricted Stock Units Outstanding at December 31, 2019	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2019
Steven E. Bernstein	1,218	13,297
Kevin L. Beebe	1,218	13,297
Brian C. Carr	1,218	9,096
Mary S. Chan	1,218	19,096
Duncan H. Cocroft	1,218	13,297
George R. Krouse, Jr.	1,218	3,572
Jack Langer	1,218	11,298

(3) Includes additional annual retainer for service as Chair of the Board.

(4) Includes additional annual retainer for service as Audit Committee Chair.

(5) Includes additional annual retainer for service as NCG Committee Chair.

(6) Includes additional annual retainers for service as Compensation Committee Chair and lead independent director.

Ms. Russo was appointed to the Board of Directors, effective January 1, 2020. Consequently, she has been omitted from the table above as she was not a director and therefore did not receive any compensation in 2019. As a newly appointed independent director, on January 1, 2020, Ms. Russo received an initial equity grant of non-qualified options to purchase 10,000 shares of Class A common stock, as described above under the heading "-Initial Equity Grant."

26  SBA Communications Corporation | 2020 Proxy Statement

EXECUTIVE OFFICERS AND KEY EMPLOYEES

EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers and key employees. Biographical information with respect to Mr. Stoops is set forth above under "Proposal 1 - Election of Directors."

Name	Age	Position
Executive Officers
Jeffrey A. Stoops	61	President and Chief Executive Officer
Brendan T. Cavanagh	48	Executive Vice President and Chief Financial Officer
Kurt L. Bagwell	55	Executive Vice President and President – International
Mark R. Ciarfella	54	Executive Vice President – Operations
Thomas P. Hunt	62	Executive Vice President, Chief Administrative Officer and General Counsel
Dipan D. Patel	46	Executive Vice President – Strategy, Technology and New Business Initiatives
Jason V. Silberstein	51	Executive Vice President – Site Leasing
Key Employees
Brian D. Lazarus	48	Senior Vice President and Chief Accounting Officer
Brian Allen	52	Senior Vice President - Site Leasing
Donald Day	42	Senior Vice President - Services
Michelle Eisner	59	Senior Vice President and Chief Human Resources Officer
Jorge Grau	57	Senior Vice President and Chief Information Officer
Larry Harris	51	Senior Vice President - U.S. Business Development
David Porte	56	Senior Vice President - International Strategy & Business Development
Neil H. Seidman	53	Senior Vice President - Mergers and Acquisitions

Brendan T. Cavanagh has served as our Executive Vice President since January 2014 and Chief Financial Officer since September 2008. Prior to serving as Executive Vice President, from September 2008 to December 2013, Mr. Cavanagh served as our Senior Vice President. Mr. Cavanagh joined SBA in 1998 and has held various positions, including serving as Vice President and Chief Accounting Officer from June 2004 to September 2008 and Vice President - Site Administration from January 2003 to June 2004. Prior to joining us, Mr. Cavanagh was with Arthur Andersen LLP.

Kurt L. Bagwell has served as our Executive Vice President and President - International since January 2014. From October 2010 to December 2013, Mr. Bagwell served as our Senior Vice President and President - International. Mr. Bagwell joined SBA in February 2001 as Vice President of Network Services and served as our Senior Vice President and Chief Operating Officer from January 2002 to October 2010. Prior to joining us, Mr. Bagwell served as Vice President - Site Development for Sprint PCS.

Mark R. Ciarfella has served as our Executive Vice President - Operations since January 2014. From October 2010 to December 2013, Mr. Ciarfella served as our Senior Vice President - Operations. He joined SBA in July 2007 as our Vice President - Tower Development. From 1997 to 2007, Mr. Ciarfella was the co-owner of a Florida based site development services company that provided site acquisition, zoning, construction management and program management services to the wireless telecommunication industry and was a partner in a communication tower company that specialized in building towers in the State of Florida. Mr. Ciarfella also has more than 20 years of experience in the wireless telecommunication industry working directly with PrimeCo Personal Communications and as a consultant for multiple other carriers.

SBA Communications Corporation | 2020 Proxy Statement 27

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Thomas P. Hunt has served as our Executive Vice President since January 2014, General Counsel since September 2000 and Chief Administrative Officer since May 2007. Prior to serving as Executive Vice President, from September 2000 to December 2013, Mr. Hunt served as our Senior Vice President. Prior to joining SBA, Mr. Hunt was a partner with Gunster, Yoakley & Stewart, P.A., a South Florida law firm, where he practiced for 16 years in the corporate and real estate areas. Mr. Hunt is a member of the Florida Bar.

Dipan D. Patel, PhD, joined SBA in February 2019 as our Executive Vice President - Strategy, Technology and New Business Initiatives. Prior to joining SBA, Mr. Patel served as Vice President, New Growth & Development at Cox Communications, a national cable television and broadband services provider, where he joined in May 2012 as Executive Director. Prior to Cox Communications, Mr. Patel served as a Partner in the Communications, Media and

Technology practice at Accenture plc, a global management consulting and professional services firm, from December 2003 to May 2012.

Jason V. Silberstein has served as our Executive Vice President - Site Leasing since January 2014. From February 2009 to December 2013, Mr. Silberstein served as our Senior Vice President - Property Management. Mr. Silberstein joined SBA in 1994 and has held various positions with us, including Vice President - Property Management from April 2000 to February 2009.

Below is a summary of the business experience of each of our key employees.

Brian D. Lazarus, CPA, has served as our Senior Vice President since January 2014 and Chief Accounting Officer since September 2008. Prior to serving as Senior Vice President, from September 2008 to December 2013, Mr. Lazarus served as our Vice President. Mr. Lazarus joined SBA in October 2006 and served as SBA's Controller from October 2006 to September 2008. Prior to joining SBA, Mr. Lazarus was the Corporate Controller for AllianceCare, a privately owned multi-state health care organization, from December 2003 until October 2006. Mr. Lazarus previously was a Senior Audit Manager with Ernst & Young LLP and spent six years with KPMG LLP.

Brian Allen has served as our Senior Vice President of Site Leasing since January of 2014. Prior to serving as our Senior Vice President, from July 2011 to December 2013, Mr. Allen served as our Vice President. Mr. Allen originally joined SBA in January 1992, and has served in a variety of roles, including Project Director, Area Director and General Manager. In addition to his service at SBA, he served as a Business Development Manager for TowerCo, an independent wireless tower company, and as an independent consultant providing site development services to wireless service providers and public utility companies.

Donald Day has served as our Senior Vice President - Services since May 2018. Mr. Day joined SBA in May 2011 as the North Regional Vice President and was promoted to Vice President - Services in January 2013. Prior to joining SBA, Mr. Day was a Vice President at General Dynamics, a defense industry contractor, where he was responsible for managing the market and budget objectives of wireless deployment teams throughout the United States and served from January 2004 to May 2011. Prior to General Dynamics, Mr. Day served from March 2003 to January 2004 in a variety of roles at DWCC, Inc., a wireless services company, and from August 2000 to March 2003 in a variety of roles at Crown Castle International, an owner of wireless communications infrastructure. Prior to that, Mr. Day served in the United States Army for 4 years.

Michelle Eisner joined SBA in October 2018 as our Senior Vice President and Chief Human Resources Officer. Prior to joining SBA, Ms. Eisner spent 17 years at Hollander Sleep Products, LLC, a manufacturer of pillows and mattress pads in North America, progressing from Director of Human Resources to Chief Human Resources and Talent Officer since she joined in 2002. Prior to Hollander Sleep Products, Ms. Eisner served as Senior Vice President Human Resources at Tyson Foods, a multinational protein-focused food company she joined in 2000.

Jorge Grau has served as our Senior Vice President since January 2014 and Chief Information Officer since January 2006. Prior to serving as our Senior Vice President, from January 2006 to December 2013, Mr. Grau served as our Vice President. Mr. Grau joined SBA in August 2003 as the Vice President of Information Technology. Prior to joining SBA, from July 2002 through August 2003, Mr. Grau was Director of Information Technology for Vision Care Holdings and, from August 1989 to May 2002, Mr. Grau served as Chief Information Officer of Bentley's Luggage Corporation.

28  SBA Communications Corporation | 2020 Proxy Statement

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Larry Harris has served as our Senior Vice President - U.S. Business Development since February 2019. From January 2009 to February 2019, Mr. Harris served as our Vice President - Mergers and Acquisitions. Mr. Harris joined SBA in March 1995 as a Site Selection Specialist and has since served in a variety of roles of increasing responsibility.

David Porte has served as our Senior Vice President of International Strategy and Business Development since May 2018 having joined SBA as Vice President of International in May 2013. Prior to joining SBA, Mr. Porte was Chief Operating Officer of Lightbridge Communications Corporation, a privately owned international wireless services company, since its May 2010 acquisition of Wireless Facilities, Inc., for which Mr. Porte had served as Chief Executive Officer since May 2008. Mr. Porte previously held senior executive roles with American Tower Corp., an owner of wireless communications infrastructure, and Crown Castle.

Neil H. Seidman has served SBA in merger and acquisition activity since June 1997. From June 1997 to December 2001, Mr. Seidman served as our Director of Acquisitions and Associate General Counsel. From January 2002 to December 2008, Mr. Seidman served as our primary outside mergers and acquisitions counsel as a partner in the law firm of Seidman, Prewitt, DiBello & Lopez, P.A. In January 2009, Mr. Seidman rejoined SBA as our Vice President - Mergers and Acquisitions. Since January 2014, Mr. Seidman has served as our Senior Vice President - Mergers and Acquisitions. Mr. Seidman is a member of the Florida, New York, Maryland and Washington D.C. bars.

SBA Communications Corporation | 2020 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS > EXECUTIVE SUMMARY

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2019 compensation of our named executive officers, or NEOs. As discussed in Proposal 3 on page 64, we are conducting a Say on Pay vote this year that requests your approval, on an advisory basis, of the compensation of our named executive officers as described in this section and in the tables and accompanying narrative contained in "Executive Compensation." As part of that vote, you should review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have contributed to the strong financial performance that SBA has provided to shareholders over the long term.

Our named executive officers are those executive officers listed below:

Jeffrey A. Stoops	President and Chief Executive Officer
Brendan T. Cavanagh	Executive Vice President and Chief Financial Officer
Kurt L. Bagwell	Executive Vice President and President, International
Thomas P. Hunt	Executive Vice President, Chief Administrative Officer and General Counsel
Jason V. Silberstein	Executive Vice President, Site Leasing

30  SBA Communications Corporation | 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS > EXECUTIVE SUMMARY

Executive Summary

We Have Delivered Strong Shareholder Value-Creating Results

Our primary focus is the creation of shareholder value. We take a long-term view of our business, and we believe that growth in AFFO per share has the greatest impact on shareholder value creation. This metric underscores the strength of our business and long-term recurring cash flow potential of SBA. In order to maximize growth in AFFO per share, during the past five years we have focused on Adjusted EBITDA growth, same-tower organic growth, margin enhancements, portfolio growth on attractive terms, optimizing our capital structure, and a disciplined approach to capital allocation.

The following graphs illustrate our strong performance over the past five years.

(1) See Appendix A for reconciliation of non-GAAP metrics.

(2) Annualized Adjusted EBITDA for the fourth quarter-ended. For 2016, excludes the Oi reserve.

We believe that these financial results have resulted in our delivery of significant long-term shareholder value, reflected through our TSR growth of 134% over a three-year period compared to increases in TSR of 53% for the S&P 500, 34% for the FTSE NAREIT All Equity REITS Index and 52% for our 2019 Compensation Peer Group over that same three- year period.

SBA Communications Corporation | 2020 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS > EXECUTIVE SUMMARY

Our Executive Compensation Is Linked to Performance

The core of our executive compensation philosophy is that our executives’ pay should be linked to the performance of SBA. Accordingly, our executives’ compensation is heavily weighted toward compensation that is performance-based or equity-based. For 2019, 90% of our CEO’s target total compensation and an average of 85% of our other NEOs’ target total compensation was performance-based or equity-based. As a result, our executives only recognize value approaching their target compensation when our shareholders have enjoyed value creation. For example, stock options, historically our largest component of LTI, only produces realizable value for our executives if our share price appreciates.

Our Performance Metrics Drive Shareholder Value

We reward financial, operational and qualitative metrics that we believe will drive long-term shareholder value appreciation. For 2019, our annual incentive bonus for our CEO and each of our NEOs was:

> 30% based on the performance level of Annualized Adjusted EBITDA achieved;

> 30% based on the performance level of AFFO per share achieved; and

> 40% based on an evaluation of the extent to which SBA met selected financial, operational and qualitative metrics and a subjective analysis of the contribution that each NEO made in the attainment of such metric. For 2019, these metrics included financial and operational metrics such as (i) tower acquisitions and ground lease extensions and acquisitions, (ii) leasing results on owned towers, (iii) the financial and operational performance of SBA's international operations, and (iv) total cash selling, general and administrative costs as a percentage of total cash revenue, and qualitative metrics such as (1) institutional contribution, including cross-departmental collaboration, succession planning and improved business processes and communications, and (2) executive performance, which includes numerous areas of focus, based on the executive, including regulatory compliance, audit results and capital allocation. Based on his responsibilities, each NEO was assigned three to four of these financial, operational or qualitative metrics upon which he was evaluated.

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COMPENSATION DISCUSSION AND ANALYSIS > EXECUTIVE SUMMARY

Our Executive Compensation Program is Responsive to Shareholders

We have an active shareholder engagement program led by both members of management and our Board. We believe it is important to directly engage with our shareholders as a means of soliciting their views on matters including business strategy, corporate governance, executive compensation, environmental and social initiatives, and other important topics. We use this feedback to assist SBA and the Board with matters requiring a broader shareholder perspective.

Historically, our shareholders have overwhelmingly supported our executive compensation program, which has received an average of 97% support since we first adopted say-on-pay in 2011, through our 2018 Annual Meeting. We recognize that our support level for our 2019 say-on-pay vote, at 68%, was meaningfully below this typical level, despite no material changes to our compensation program since 2017. After last year's vote, our Board and management led an expanded shareholder outreach and engagement effort to proactively seek feedback on the design of our executive compensation program and solicit input on potential changes.

During the second half of 2019, we reached out to 31 of our top shareholders, representing 67% of the outstanding shares of our Class A common stock, asking to engage with them specifically on our executive compensation program, in addition to a number of other matters. Based on this outreach, we held meetings with 23 investors who held an aggregate 60% of the outstanding shares of our Class A common stock. Our lead independent director and chair of the Compensation Committee, the chair of the NCG Committee and members of our management team actively participated in discussions with shareholders concerning our executive compensation program and proposed revisions in light of the 2019 advisory vote, as well as other governance matters.

The table below describes the specific feedback we received during this engagement related to our executive compensation program and the revisions that our Compensation Committee implemented in light of these discussions.

What We Heard	How We Responded

While many shareholders were supportive of our 2019 compensation program and understood our historical use of stock options, they also generally supported the use of performance awards that are earned or forfeited based on future company performance

For the 2020 compensation program, we restructured our LTI compensation to eliminate the use of stock options and utilize performance-based restricted stock units (PRSUs) for two-thirds of the LTI value

For those shareholders who supported the use of performance awards, they generally expressed a preference that awards be tied to more than one performance metric	For the 2020 compensation program, our PRSU awards are balanced with two equally-weighted metrics—relative total shareholder return and cumulative AFFO per share, in each case measured over a three-year performance period

To the extent we decided to measure performance against total shareholder return, our shareholders suggested that we utilize relative, rather than absolute, total shareholder return	We selected relative, rather than absolute, total shareholder return as the performance metric for half of the 2020 PRSU award

SBA Communications Corporation | 2020 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS > EXECUTIVE SUMMARY

To the extent we decided to measure performance against a company-specific financial metric, our shareholders suggested that we select a financial metric that is tied to company valuation	We selected AFFO per share as the financial metric for half of the 2020 PRSU award, as it is the most commonly used financial metric to value wireless communications tower companies and other REITs and therefore, we believe, represents the best measure of the strength of our business

Our Strong Corporate Governance Policies Further Align our Executives' Interests with Those of our Shareholders.

Our Compensation Committee seeks to align our compensation practices with strong governance practices. For example, in 2017 in light of evolving compensation governance trends, our Compensation Committee committed to requiring that all equity grants to officers be subject to "double-trigger" acceleration and in 2020 the Compensation Committee decided that all employee equity grants would be subject to a double trigger. In addition, our CEO voluntarily agreed to retroactively apply this "double-trigger" acceleration provision to all his outstanding equity awards.

As is evidenced below, we believe that robust corporate governance practices are integrated into our 2019 executive compensation program.

What We Do	What We Do Not Do
✔ Robust stock ownership guidelines - 6x base salary for CEO and 3x for other NEOs	✗ Limited perquisites – All Other Compensation represented 0.2% of CEO's 2019 Total Compensation
✔ Robust "clawback" policy that exceeds Dodd-Frank - Applies to cash and equity incentive compensation and permits recoupment as a result of a financial restatement or determination that any financial, operational or other performance metric upon which incentive compensation was paid was inaccurate, regardless of fault.	✗ No acceleration of vesting of equity awards in connection with terminations, absent a change in control
✔ "Double trigger" change in control provisions in employment agreements	✗ No pledging of shares subject to stock ownership requirements
✔ "Double trigger" in a change in control for acceleration of equity granted to all officers after 2017 and all outstanding equity awards to our CEO	✗ No hedging of shares
✔ Reduced severance multiple for termination without cause not associated with change in control	✗ No tax gross-ups on perquisites or change in control benefits
✔ Annual incentive bonus tied to performance metrics designed to deliver long-term growth and drive shareholder value	✗ No pension or supplemental retirement plan benefits
✔ Multi-year vesting of all equity awards	✗ No repricing or buy-outs of stock options without shareholder approval
✔ Compensation Committee composed entirely of independent directors	✗ No stock options granted below fair market value
✔ Independent compensation consultants, report directly to Compensation Committee and provide no other services to Company	✗ Equity plan does not permit liberal share recycling
✔ Comprehensive annual assessment of compensation risks	✗ No liberal change of control definition in equity plan or employment agreements

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COMPENSATION DISCUSSION AND ANALYSIS > EXECUTIVE SUMMARY

Compensation Philosophy and Objectives

The Compensation Committee believes that the caliber and motivation of all of our employees, and especially our executive leadership, are essential to SBA's performance. The Compensation Committee believes our management compensation programs contribute to our ability to differentiate our performance from others in the marketplace and thereby deliver shareholders superior value. Moreover, we believe that SBA's overall executive compensation philosophy and programs are market competitive, performance-based and shareholder aligned. The three principles of our compensation philosophy are as follows:

Principles	Implementation
Total direct compensation levels should be sufficiently competitive to attract, motivate and retain the highest quality executives	Our Compensation Committee seeks to establish target total direct compensation (salary, annual incentive and long-term incentive) at appropriate relationships to our Peer Group, providing our executives the opportunity to be competitively rewarded for our financial, operational and stock price growth. Total direct compensation opportunity (i.e., maximum achievable compensation) should increase with position and responsibility.
Performance-based and “at-risk” incentive compensation should constitute a substantial portion of total compensation	We seek to foster a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/or “at risk.” Accordingly, such portion should be tied to, and vary with, our financial, operational and stock price performance, as well as individual performance. We view two components of our total compensation program—annual incentive compensation and equity-based compensation—as being performance-based and/or “at risk.” Executives with greater responsibilities and the ability to directly impact our strategic and operational goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved. Therefore, the more senior the executive the greater the percentage of total compensation is in the form of performance-based and/or “at risk” compensation.
Long-term incentive compensation should align executives’ interests with our shareholders’ interests to shareholders’ interests to term shareholder value	Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects and incentivize executives to manage our company from the perspective of owners with a meaningful stake, and to encourage them to remain with us for long and productive careers. Our stock ownership guidelines further enhance the incentive to create long-term shareholder value. Equity-based compensation also subjects our executives to market risk, a risk also borne by our shareholders.

This philosophy is the basis of the Compensation Committee's decisions regarding each of the following three components of pay: base salary, annual incentive compensation and equity-based compensation, each of which is discussed in detail below. The Compensation Committee does not decrease total direct compensation based upon realized or unrealized gains from prior compensation nor does it increase or decrease total direct compensation to compensate for stock price fluctuations. The Compensation Committee believes that doing so would reduce the motivation for continued high achievement and lower the correlation to gains or losses of our shareholders. Similarly, our severance and change in control arrangements, which we discuss later in this proxy statement under the heading "Potential Payments Upon Termination or Change-in-Control" on page 53, have not affected the Compensation Committee's decisions regarding other components of compensation. Those arrangements serve very specific purposes that are unrelated to the determination of an NEO's total direct compensation for a specific year.

In determining annual incentive compensation, the Compensation Committee calculates the actual results during the year on a constant currency basis (utilizing the budgeted exchange rates to eliminate the impact of movements in foreign currency) due to the belief that an individual should not benefit nor be penalized as a result of movements in foreign currency that are outside their control. No adjustments are made to equity-based compensation for movements in foreign currency exchange rates, consistent with the impact of such movements to our shareholders.

SBA Communications Corporation | 2020 Proxy Statement 35

COMPENSATION DISCUSSION AND ANALYSIS > COMPENSATION PHILOSOPHY/PROGRAM DESIGN

Compensation Setting Process

Annually, the Compensation Committee evaluates the design and competitiveness of SBA's executive compensation program. As discussed above under the responsibilities of the Compensation Committee on page 21, the Compensation Committee has authority to retain compensation consultants, outside legal counsel and other advisors as it deems appropriate to assist in fulfilling its responsibilities. For 2019, the Compensation Committee selected and retained F.W. Cook & Co., Inc. ("FW Cook") to:

> review those companies that comprise our Peer Group and propose changes if necessary;

> provide a competitive analysis of our compensation components for our NEOs against our 2019 Peer Group;

> assist in the design of the executive compensation program and the determination of 2019 compensation for our NEOs;

> perform a competitive analysis of compensation levels for non-employee directors and provide recommendations for our director compensation program;

> assist in the evaluation and design of our new performance-based restricted stock units

> assist in the design of our 2020 Performance and Equity Incentive Plan; and

> review this Compensation Discussion and Analysis.

FW Cook does not perform any other services for SBA other than its consulting services to the Compensation Committee. The Compensation Committee has reviewed the independence of FW Cook in light of SEC rules and Nasdaq Listing Standards regarding compensation consultants and has concluded that FW Cook's work for the Compensation Committee during 2019 did not raise any conflict of interest and that FW Cook is independent.

Evaluating Compensation Program Design and Relative Competitive Position

At the beginning of the executive compensation setting process each year, the Compensation Committee considers (i) the results of the prior year advisory vote on our say-on-pay proposal and (ii) the results of shareholder engagement, including the outreach discussed earlier on page 33. In addition, the Compensation Committee, in consultation with its independent compensation consultant FW Cook, assesses the executive compensation program design and its relative competitive position by (i) reviewing the continued suitability of the current companies within the peer group and(ii) identifying potential candidates for addition to the peer group, based on US-based public companies in related industries that fall within 1/3X-3X SBA's size relative to the identified measures.

For 2019, the Compensation Committee decided to maintain a peer group with companies from both the communications-related industry and the real estate investment trust ("REIT") industry as the Compensation Committee continues to believe that using companies from these two industries is appropriate as it believes that each of these two industries have business characteristics that are similar to our own. The Compensation Committee strives to select companies that are of similar size (based on revenues, EBITDA/FFO, market capitalization and enterprise value), operate in similar business areas (i.e., companies that are either in the communications industry or REIT industry) and compete for the same talent. While the Compensation Committee endeavors to select peer companies that are similar to SBA with respect to all these criteria, it recognizes that it cannot develop a peer group in which all companies satisfy all criteria. The Compensation Committee believes that given the relatively high market capitalization to revenue ratio that has been characteristic of the communications infrastructure industry, including SBA and the two other public tower companies American Tower and Crown Castle International, that it would be detrimental to the Company and shareholders to focus primarily on any one factor, such as revenues, when selecting peer companies as this could adversely affect its ability to attract and retain high-quality executive talent.

For 2019, the Compensation Committee decided, with the recommendation of FW Cook, to (1) remove Level 3 Communications, as it had been acquired by CenturyLink, and the resulting company was outside of the size criteria, and replace it with Frontier Communications, which had previously been in the peer group for some time and is in

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COMPENSATION DISCUSSION AND ANALYSIS > COMPENSATION PHILOSOPHY/PROGRAM DESIGN

essentially the same business and (2) replace United States Cellular, which has its primary business as retail wireless services, with Uniti Group, which is primarily a communications infrastructure company of similar size to United States Cellular, as Uniti Group is more comparable to SBA's business model.

The table below sets forth the companies included within the 2019 Peer Group.

Communications Related Companies

American Tower Corporation
Crown Castle International Corp.
Digital Realty Trust, Inc.
Equinix, Inc.
Lamar Advertising Company
OUTFRONT Media Inc.
Windstream Communications
Zayo Group Holdings, Inc.
Frontier Communications Corporation
Uniti Group Inc

REITS

Avalonbay Communities, Inc.
Boston Properties, Inc.
Camden Property Trust
Duke Realty Corporation
Essex Property Trust, Inc.
Kimco Realty Corporation
The Macerich Company
Prologis Inc.
Ventas, Inc.
Welltower, Inc.

 The table below reflects SBA's position compared to the 25th, median and 75th percentile of the 2019 Peer Group with respect to the four measures identified by the Compensation Committee.

	Four fiscal quarters ended June 30, 2018		As of June 30, 2018
Company	Revenue	EBITDA/FFO(1)	Market Cap	Ent. Value
75th Percentile	$4,371	$1,823	$23,429	$34,564
Median	2,614	1,166	13,077	19,651
25th Percentile	1,374	664	7,096	11,869
SBA Communications	$1,763	$1,163	$19,020	$28,294
-- Percentile Rank	38th	47th	57th	56th

_____________________________________________
Data Source: S&P's Capital IQ ($M)

(1) Reflects EBITDA (most recently reported four quarters) for Communications peers and FFO (most recently reported fiscal year) for REIT peers.

Once the 2019 Peer Group had been selected, the Compensation Committee began the 2019 executive compensation setting process by reviewing historical 2017 compensation data and estimated 2018 and 2019 target compensation levels of the 2019 Peer Group. The Compensation Committee sets target compensation in January and February of each year. Therefore, the historical compensation data available to the Compensation Committee is based principally upon the data available from each company's prior year's proxy statement (which reflects compensation paid for two years prior). As a result, the Compensation Committee also reviewed FW Cook's estimated 2017 and 2018 target compensation levels for the 2019 Peer Group, which were based on an assessment of historical data, SEC filings made after the relevant proxy statements, and market intelligence on executive compensation trends. Estimated 2019 compensation levels were based on a historical analysis of the Peer Group and assumed a four percent increase to prior year base salaries and target total cash compensation and a nine percent increase to long term incentive awards, unless a company had actually disclosed a different increase or reduction prior to the time that the 2019 Peer Group data was compiled.

Based upon the factors set forth above, FW Cook prepared a review of the compensation data for the 2019 Peer Group for the Compensation Committee. The Compensation Committee compared (1) base salaries, (2) target total cash compensation (salary plus annual bonus target), (3) long-term incentive ("LTI") awards and (4) target total direct compensation ("TDC") (salary plus annual bonus target plus value of LTI) payable to each NEO to the 25th percentile, the median and 75th percentile target opportunity of the 2019 Peer Group. The Compensation Committee seeks to set

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base salaries and target total cash compensation below the median of the Peer Group. The Compensation Committee then uses LTI awards, which are completely "at-risk" (particularly stock options, which have no realizable value unless the share price appreciates), to ensure that TDC is at the level that the Compensation Committee believes is appropriate for the executive, which may be above or below the median of the Peer Group. The Compensation Committee utilizes this comparative data as an important, but not sole, means to ensure that SBA is setting target compensation at a competitive level.

2020 Peer Group. In the second half of 2019, in preparation for the upcoming 2020 compensation setting process, the Compensation Committee requested that FW Cook reevaluate the companies that comprise the Peer Group to determine if the Peer Group continues to reflect the size and other characteristics of SBA. As a part of this evaluation, the Compensation Committee decided that differentiating between communications companies and REITs had become less relevant as the majority of communications infrastructure companies were also REITS. Consequently, the Compensation Committee decided that it would just maintain one group of 20 companies. In addition, FW Cook recommended, and the Compensation Committee approved, the following changes to the Peer Group

> Removed (1) Zayo Group due to its then-pending acquisition, (2) Windstream Communications due to bankruptcy, and (3) Frontier Communications as its valuation has become less comparable;

> Added Viasat Inc., a satellite communications equipment and services company;

> Removed Boston Properties, Kimco Realty and Macerich, which are office or retail REITs that are not among the most comparable non-communications REITs; and

> Added (1) CyrusOne Inc. and Iron Mountain Inc., each a data center REIT, reflecting a more similar business model, and (2) Public Storage, Extra Space Storage Inc. and Healthpeak Properties, Inc. (formerly HCP, Inc.), each a size-appropriate non-communications REIT.

The 2020 Peer Group continues to be comprised of 20 companies. Relative to the new 2020 Peer Group, for the four most recent fiscal quarters ended and at September 30, 2019, (1) SBA's revenue was slightly below the median (2) SBA's FFO/EBITDA was slightly below the median, (3) SBA's market capitalization was between the median and the 75th percentile and (4) SBA's enterprise value was between the median and the 75th percentile.

Evaluating Company and NEO Performance

Annually, our CEO provides the Compensation Committee a performance assessment for each named executive officer, including himself, and a compensation recommendation for each named executive officer, other than himself. The performance assessment includes an analysis of SBA's performance against each of its quantitative and qualitative metrics and an evaluation of the contributions of each NEO to such performance. Our CEO also reviews each executive's three-year compensation history and current compensation data provided by our independent compensation consultant. On the basis of this evaluation, our CEO provides the Compensation Committee recommendations regarding base salary levels for the upcoming year, an evaluation of the extent to which the NEO met his annual incentive plan target, and the aggregate total long-term incentive value that each NEO should receive. In addition, the CEO offers his proposal for the performance metrics, relative weightings and threshold and target levels for our annual incentive compensation for the upcoming year.

Establishing Individual Executive Compensation Packages

The Compensation Committee conducts an annual review of the executive compensation packages. Based on this review, the Compensation Committee approves, after considering the CEO's recommendations, the following:

> base salary changes;

> any amounts earned under the previous year's annual incentive compensation program;

> performance metrics, performance targets and annual bonus target under the annual incentive compensation program for the current year; and

> annual long-term incentive awards.

The Compensation Committee also approves such compensation package components for the CEO.

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Executive Compensation Components and 2019 Compensation Decisions

To achieve its compensation philosophy and objectives, the Compensation Committee has utilized three components of total direct compensation ("TDC"): (1) base salary, (2) annual incentive compensation and (3) equity-based incentive compensation, or LTI. As previously stated, we do not currently provide our NEOs with a pension plan, deferred compensation or other long-term incentive compensation other than the ability to contribute their earnings to SBA's 401(k) Plan on the same basis available to all employees of SBA.

As discussed further below, each element of our 2019 compensation program is intended to encourage and foster the following results and behaviors.

We designed our compensation program to provide executives the appropriate incentives to pursue quality long-term growth without encouraging inappropriate risk taking. As discussed below, under our program, our annual incentive opportunities are capped for each of our NEOs. During 2019, we provided our equity-based incentive compensation component using a mix of equity instruments: one-third (1/3rd) of the award is granted in the form of restricted stock units and two-thirds (2/3rds) of the award is granted in the form of stock options. Providing a portion of long-term equity awards in the form of restricted stock units reduces the share dilution impact to shareholders and reduces the structural risk associated with providing one form of equity. For 2019 two-thirds (2/3rds) of an executive's equiy-based compensation was still comprised of stock options, which generate realized value to the executive only if our stock price experiences long-term price appreciation. The mix of compensation components is reviewed annually.

Changes in 2020 Long-Term Incentive Award Design. In light of the 2019 Say-on-Pay advisory vote and after significant engagement with our shareholders, the Compensation Committee decided to transition away from stock options and replace them with three-year performance-based restricted stock units commencing with the 2020 equity awards. Consequently, our 2020 equity compensation was one-third time based and two-thirds performance based. Of the two-thirds (66.66%) of the equity awards that are performance-based restricted stock units (i) 50% are earned based on the cumulative AFFO per share that we are able to deliver and (ii) 50% are earned based on our TSR relative to the TSR of the S&P 500, in each case over a three-year performance period. The Compensation Committee selected AFFO per share as one of the two PRSU performance metrics as it believes that AFFO per share is the primary metric that investors and analysts evaluate in establishing the long-term valuation of wireless communications tower companies

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COMPENSATION DISCUSSION AND ANALYSIS > COMPENSATION COMPONENTS AND DECISIONS

and REITs such as SBA. The Compensation Committee selected relative TSR, rather than an absolute metric, as the second performance metric as it believes that relative TSR most accurately reflects management's success in delivering value to shareholders, rather than just the performance of the market in general. We believe that this newly designed component of our long-term incentive program reflects the conversations that we had with our largest shareholders and continues to align our executives' interests with the interests of shareholders.

Base Salaries

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element for attracting, retaining and motivating our executives. In addition, the Compensation Committee believes that having a certain level of fixed compensation allows our executives to dedicate their full-time business attention to our company. Each executive's base salary is designed to provide the executive with a fixed amount of annual compensation that is competitive with the marketplace.

How base salaries are determined. To the extent that we have entered into an employment agreement with an NEO, such employment agreement provides a minimum level of base salary for the NEO. The Compensation Committee, however, can increase each officer's salary as it deems appropriate. At the beginning of each fiscal year, the Compensation Committee reviews our CEO's salary recommendations for each other NEO, and then establishes salaries for such year through Compensation Committee deliberations. When we set the base salaries for the NEOs, we consider a number of factors, including compensation market data discussed above, the position's complexity and level of responsibility, the position's importance in relation to other executive positions, and the assessment of the executive's performance and other circumstances, including, for example, time in position. In addition, the Compensation Committee takes into consideration evaluations of each individual NEO, market changes and the economic and business conditions affecting SBA at the time of the evaluation.

2019 Base Salary Decisions. In early 2019, the Compensation Committee evaluated the base salaries of the NEOs based on an evaluation of the 2019 Peer Group compensation data and SBA's strong financial and operational performance during 2018. Based on such evaluation, the Compensation Committee decided to increase salaries by 3.2% for Mr. Stoops and to a range of 4% to 5.2% for our other NEOs. As a result of the increase, Mr. Stoops' base salary and target total cash compensation (base salary plus target annual cash incentive compensation) were each still below the median for the 2019 Peer Group.

Annual Incentive Compensation

Our annual incentive compensation program has traditionally consisted of an annual cash bonus payment that we award based on (1) achievement of company-wide annual performance measures and (2) the Compensation Committee's subjective evaluation of the executive's contribution to SBA's other financial, operational and qualitative metrics during the year. The Compensation Committee believes that by providing annual incentive compensation in the form of a cash bonus, it achieves an appropriate balance between cash (salary and annual incentive) and non-cash annual compensation for our NEOs.

Why we pay annual incentive compensation. The Compensation Committee believes that the annual incentive compensation program encourages executive officers to focus on those short-term financial, operational and qualitative performance metrics that will be the basis of long-term growth. The Compensation Committee annually reviews, and revises if necessary, the appropriateness of each of these performance metrics, their correlation to SBA's overall growth strategy and the impact of such performance metrics on long-term shareholder value.

How annual incentive compensation awards are determined. Annual incentive compensation awards in 2019 were determined in five steps:

(1) determination of the annual bonus target for each NEO, expressed as a percentage of base salary;

(2) establishment of (a) the company-wide financial performance metrics and (b) the other financial, operational and qualitative metrics for use in the Compensation Committee's subjective evaluation;

(3) determination of the percentage of the annual bonus target that will be earned based upon (a) the company-wide performance metric(s) and (b) the Compensation Committee's subjective evaluation of the NEO;

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(4) approval of the minimum, budget, stretch and maximum levels of each performance metric for such year and the amount of annual bonus target that will be earned for achievement of such level; and

(5) upon completion of the year, a review of SBA's and the NEO's performance against such performance metrics.

How performance is measured. At the end of each year, the Compensation Committee determines the level at which SBA met its company-wide performance metric(s). For 2019, achievement at the minimum level (set slightly below budget), entitled the NEO to approximately 50% of the amount of bonus earnable by the NEO for the applicable performance metric. Achievement at the budget level entitled the NEO to 75% of the amount of bonus earnable by the NEO for the applicable performance metric. Achievement at the stretch entitled the NEO to 100% of the amount of bonus earnable by the NEO for the applicable performance metric. Achievement at the maximum level entitled the NEO to 200% of the amount of bonus earnable by the NEO for the applicable performance metric. If SBA achieves between (i) the minimum level and the budget level, (ii) the budget level and the stretch level, or (iii) the stretch level and the maximum level, the amount of the bonus payment with respect to that metric will be calculated on a linear basis.

With respect to the subjective component of the annual cash incentive compensation, the Compensation Committee first determined the extent to which SBA met the selected financial, operational and qualitative metrics that were set at the beginning of the year and then evaluated, based on the CEO's recommendation, the contribution that each executive made in the attainment of such metric. The subjective component, similar to the financial and/or operational performance metrics, was awarded a score, with approximately 50% being performance at the minimum level for which a bonus would be awarded, 75% for performance at budget or expected levels, 100% for an excellent year and 200% for an extraordinary year. This evaluation is inherently subjective and depends on an overall analysis of the effectiveness of the individual executive and his contribution to SBA's performance.

2019 Annual Incentive Compensation Decisions

For 2019, the Compensation Committee maintained the annual incentive compensation program from 2018, allocating 60% of the bonus target to the achievement of financial metrics, equally divided between Adjusted EBITDA and AFFO per share. The bonus targets remained at 150% of base salary for Mr. Stoops and 100% for the other NEOs and the bonus opportunity cap remained at 200% of the annual bonus target for each of the NEOs. As a result, for 2019:

> 30% of each NEO's annual bonus target was based on the performance level of Annualized Adjusted EBITDA achieved. We continue to believe that Adjusted EBITDA is one of our most important performance metrics, used by investors, shareholders and creditors as an indicator of the performance of our core operations. Furthermore, Adjusted EBITDA is a metric that every NEO can impact and therefore serves as an appropriate measure of company-wide performance. Based on the growing contribution of our international operations to SBA's overall results and the volatility of the certain currencies in which we conduct business, the Committee measured Annualized Adjusted EBITDA on a constant currency basis utilizing exchange rates used in establishing the budget. The Committee believes that this allows it to more accurately capture the operating results of the business as impacted by the NEO.

> 30% of each NEO's annual bonus target was based on the performance level of AFFO per share achieved. Like many REITs, our investors look to AFFO per share as one of the primary metrics that underscores the strength of our business. Based on the growing contribution of our international operations to SBA's overall results and the volatility of the certain currencies in which we conduct business, the Committee measured AFFO per share on a constant currency basis utilizing exchange rates used in establishing the budget. The Committee believes that this allows it to more accurately capture the operating results of the business as impacted by the NEO.

> 40% of each NEO's annual bonus target was based on an evaluation of the extent to which SBA met selected financial, operational and qualitative metrics and the Compensation Committee's analysis of the contribution that each NEO made in the attainment of such metric. For 2019, these metrics included (1) financial and operational metrics such as (i) tower acquisitions and ground lease extensions and acquisitions, (ii) leasing results on owned towers, (iii) the financial and operational performance of SBA's international operations and (iv) total cash selling, general and administrative costs as a percentage of total cash revenue, and (2) qualitative metrics such as (a) institutional contribution, including cross- departmental collaboration, succession planning and improved business processes and communications,

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COMPENSATION DISCUSSION AND ANALYSIS > COMPENSATION COMPONENTS AND DECISIONS

and (b) executive performance, which includes numerous areas of focus, based on the executive, including regulatory compliance, audit results and capital allocation. Based on his responsibilities, each NEO was assigned three to four of these financial, operational or qualitative metrics upon which he was evaluated.

The table below sets forth the performance levels set by the Committee for Annualized Adjusted EBITDA and AFFO per share for 2019 and the actual amount achieved in 2019.

(amounts in millions)	Minimum* (50%)	Budget* (75%)	Stretch* (100%)	Maximum* (200%)	Actual(3)
Annualized Adjusted EBITDA(1)	$1,399	$1,443	$1,486	$1,572	$1,480
AFFO per share(2)	$7.86	$8.19	$8.52	$9.17	$8.53

* Financial targets disclosed in this section are done so in the limited context of our annual incentive compensation program and are not statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

(1) Annualized Adjusted EBITDA is defined as Adjusted EBITDA minus annual tower cash flow, plus four (4) times tower cash flow for the fourth quarter.

(2) Please refer to Appendix A for the calculation of AFFO per share.

(3) For purposes of determining annual incentive compensation, Annualized Adjusted EBITDA and AFFO per share are calculated on a constant currency basis utilizing the budgeted exchange rates and exclude the impact of non-core income and expenses.

The table below sets forth the financial and operational metrics that were established at the beginning of the period as part of the 2019 annual incentive compensation program as well as (i) the minimum, stretch and maximum performance levels established by the Compensation Committee and (ii) the actual 2019 performance achieved as a percentage of the budget/target performance level. The Compensation Committee selected these financial and operational metrics and it believed that each of these metrics were contributors to the overall performance of SBA as the metric either contributed to increased revenue or reduced expenses that could be directly impacted by the executive.

($ in millions) Financial or Operational Metric	Minimum	Budget/ Target	Stretch	Maximum	2019 Actual Performance (as a % of Budget)
Tower Acquisitions	$300	$400	$500	$900	181%
Ground Lease Extensions and Acquisitions	$45.1	$56.4	67.7	$112.8	103%
Domestic Leasing Results (BBE)	0.18	0.20	0.22	0.32	93%
International Performance:
New Builds	451	501	551	802	*
Organic Lease-Up	$12.03	$13.37	$14.71	$21.39	99%
International Adjusted EBITDA	$216.2	$227.6	$239.0	$261.7	105%
Cash SG&A as % of Cash Revenue	6.44%	6.12%	5.83%	5.32%	102%

* Did not meet minimum level.

In early 2020, the Compensation Committee reviewed SBA's Annualized Adjusted EBITDA and AFFO per share performance against the minimum, budget, stretch and maximum levels. The Compensation Committee determined that Annualized Adjusted EBITDA was above budget but below the stretch level and that AFFO per share was above the stretch level but below the maximum level. As a result, each NEO earned 96.5% and 101.5% of their respective opportunity for Annualized Adjusted EBITDA and AFFO per share results.

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The Compensation Committee then reviewed the extent to which SBA met its other financial and operational metrics and determined that SBA was between budget and stretch for all the metrics other than (1) tower acquisitions, for which SBA was between stretch and maximum and (2) international new builds which was below the minimum. Finally, the Compensation Committee evaluated the contribution that each NEO made to these financial and operational metrics and the performance of the NEO against the other qualitative measures that the Compensation Committee believed strengthened SBA for the long-term and thereby created value for shareholders. In connection with such evaluation, the Committee cited the following:

> Material expansion of international portfolio, including consolidation of our South Africa operations, the GTS acquisition and success with identifying new business initiatives;

> Successful completion of a debt refinancing, debt repricing and hedging at attractive rates and terms;

> Continued development of a strong corporate infrastructure to support our international growth;

> Continued success in preserving the benefits of the business model despite pricing and other pressures from customers and competitors;

> Continued automation of the lease-up process providing meaningful impact on production expense and margins;

> Robust succession planning efforts, including recruitment, integration and continued development of next- level successors;

> Excellent success in identifying, evaluating and pursuing new business initiatives; and

> Exemplary compliance and audit results.

Based on these financial and operational results and these evaluations, the Compensation Committee then approved the 2019 bonuses for each of the NEOs. The table below sets forth, in dollars and percentages, the annual bonus target of each of our NEOs in 2019 and the annual incentive bonus earned by each NEO for his 2019 performance as a percentage of annual bonus target.

	Annual Bonus Target		Incentive Bonus Earned
Executive Officer	% of Base Salary	$	% of Annual Bonus Target	$
Jeffrey A. Stoops	150%	$1,470,000	105%	$1,543,500
Brendan T. Cavanagh	100%	$600,000	107%	$642,000
Kurt L. Bagwell	100%	$625,000	110%	$687,000
Thomas P. Hunt	100%	$625,000	102%	$637,500
Jason Silberstein	100%	$510,000	100%	$510,000

Equity-Based Compensation

Why we pay equity-based compensation. The Compensation Committee's philosophy is that a majority of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of restricted stock units and stock option awards so as to align the financial interests of our executives with those of our shareholders. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in our growth and prosperity (through grants of equity-based compensation), while maintaining other components of our compensation program at competitive levels, will incentivize and reward executives for sound business management, develop a high-performance team environment, foster the accomplishment of short-term and long-term strategic and operational objectives and compensate executives for improvement in shareholder value, all of which are essential to our ongoing success.

How equity-based compensation is determined. Annually, the Compensation Committee evaluates the appropriate form and mix of equity-based compensation that SBA will grant as part of its long-term incentive compensation and approves the dollar value of long-term equity awards that will be granted to each NEO. In addition, the Compensation Committee approves the final list of equity award recipients.

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COMPENSATION DISCUSSION AND ANALYSIS > COMPENSATION COMPONENTS AND DECISIONS

Initially, the Compensation Committee reviews the various forms of equity that may be awarded, including stock options, restricted stock units and other forms of equity-based compensation and receives reports from its compensation consultant with alternatives and recommendations. For the 2019 compensation program, consistent with its design since 2010, we provided long-term incentive awards as follows: 1/3rd in the form of restricted stock units and 2/3rds in the form of stock options. Both the restricted stock unit awards and the stock options vest over four years. The Compensation Committee believes that restricted stock units are an important component of long-term incentive as they (1) facilitate our stock ownership program, (2) improve retention, (3) materially reduce projected future share usage in our equity compensation plans and (4) mitigate structural risk associated with using purely stock options as equity compensation.

The Compensation Committee has traditionally utilized stock options because it believed that stock options provide strong alignment with shareholder interests as options have no value unless our stock price increases, which benefits shareholders. As discussed above, commencing in 2020 the Compensation Committee decided to transition away from stock options and replace them with three-year performance-based restricted stock units. Of the two-thirds (66.66%) of the equity awards that are performance-based restricted stock units are earned (i) 50% are earned based on the cumulative AFFO per share that we are able to deliver and (ii) 50% are earned based on our TSR relative to the TSR of the S&P 500, in each case over a three-year performance period.

The Compensation Committee then approves a target dollar value of the long-term incentive grants ("LTI Value") for each NEO based on a review of the Peer Group analysis and an evaluation of the individual NEO's responsibilities, contributions and performance in the prior year. Once a target LTI Value is approved, the Compensation Committee then determines (1) a target number of restricted stock units based on dividing one-third of the LTI Value by a derived price equal to the average closing price of our common stock in the two calendar months of January and February (the "derived price") and (2) a target number of stock options by dividing two thirds of the LTI Value by the estimated compensation expense of an option under FASB ASC Topic 718 assuming a stock price equal to the derived price. However, the actual exercise price of a stock option is the closing price of the common stock on the date of grant, which determines the actual compensation expense under GAAP and the amount reflected in the Summary Compensation Table. The Compensation Committee believes that utilizing the two-month measurement period of January 1 through the end of February is appropriate because a two-month reference period mitigates the potential short-term volatility of SBA's stock price.

2019 Long-Term Incentive Awards. For 2019, the absolute LTI Value granted to our NEOs increased slightly, with our CEO LTI value increasing 3.9% and the increases for our other NEOs ranging from 3.6% to 5.8%. Specifically, the Compensation Committee approved the following LTI Value, restricted stock unit and stock option awards for our NEOs:

Officer	2019 Long-Term Incentive Target Value ($)	2019 Restricted Stock Units (#)	2019 Stock Options (#)
Jeffrey A. Stoops	7,400,000	13,950	149,994
Brendan T. Cavanagh	2,750,000	5,184	55,741
Kurt L. Bagwell	2,900,000	5,467	58,781
Thomas P. Hunt	2,900,000	5,467	58,781
Jason V. Silberstein	2,200,000	4,147	44,592

The stock options were granted on March 6, 2019 with an exercise price of $182.30. The actual grant date value of the restricted stock units and stock options granted to our NEOs is set forth under "Stock Awards" and "Option Awards" on the "Summary Compensation Table" later in this proxy statement. Year-over-year increases in LTI values shown in the Summary Compensation Table are influenced by the difference between the derived price used to determine the number of restricted stock units and stock options awarded and the fair market value of such awards on the date of grant. This impact is random in nature. Consequently, we believe that the year-over-year change in LTI values approved by the Compensation Committee, as described above, is a more accurate indication of compensation actions taken by the Compensation Committee. Furthermore, the 2020 LTI values as determined by a nationally recognized proxy advisory firm, which values stock options using full rather than expected term, will decrease significantly due to the shift from stock options to performance shares in our LTI program.

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Other Benefits

We do not provide pension, supplemental retirement benefits or material perquisites to our executives as they are not tied to performance. Consequently, "All Other Compensation" constitutes less than 0.3% of the total compensation paid during 2019 to our CEO and the average of our other NEOs' compensation.

Our NEOs are eligible to participate in our active employee flexible benefits plans, which are generally available to all full-time employees. Under these plans, all employees are entitled to medical, vision, dental, life insurance and long-term disability coverage. All full-time employees are also entitled to vacation, sick leave and other paid holidays. SBA also provides all full-time employees, including our NEOs, with a 75% match on their 401(k) contributions up to $4,000. In addition to the benefits provided to all full-time employees, SBA's officers, including our NEOs, are provided supplemental medical reimbursement insurance. Supplemental medical reimbursement insurance reimburses the officer for co-pays, out-of-pocket expenses and most uncovered expenses. The Compensation Committee believes that SBA's commitment to provide these employee benefits recognizes that the health and well-being of SBA's NEOs contributes directly to a productive and successful work life that enhances results for SBA and its shareholders.

Severance and Change in Control Benefits

We currently have employment agreements with each of Messrs. Stoops, Cavanagh, Bagwell and Hunt that provide for certain severance payments and benefits if the executive's employment terminates under certain circumstances, including as a result of, or following, a change in control. These severance and change in control severance benefits, as well as a summary of potential payments relating to these and other termination events, can be found under the heading "Potential Payments Upon Termination or Change-in-Control" on page 53.

Other Compensation Practices

Equity Grant Practices. It is the Compensation Committee's practice to ensure that equity awards are not impacted by the release of material non-public information. Traditionally, the Compensation Committee has granted employee and executive officer equity awards after the release of SBA's annual financial and operational results. Commencing in 2009, the Compensation Committee adopted an equity grant policy which provides that annual employee grants will be made on the fourth business day in March, absent any material non-public information, in part to assure the prior public dissemination of our annual report on Form 10-K.

Officer and Director Stock Ownership Guidelines. Our Stock Ownership Guidelines establish minimum equity ownership requirements for our CEO, our Executive Vice Presidents, each of our other officers and each member of our Board. The purposes of the Guidelines are to align the interests of those officers and directors with the interests of shareholders and further promote our commitment to sound corporate governance. The minimum required ownership is determined (i) with respect to each officer, as a multiple of the officer's annual base salary as of the date of calculation and (ii) with respect to each director, as a multiple of the director's annual retainer as of the date of calculation and, in each instance, then converted to a fixed number of shares. During 2019, the Board increased the stock ownership requirements of our directors from 3x to 5x their annual retainer. As of December 31, 2019, the minimum ownerships levels are as follows:

Position	Multiple of Base Salary or Annual Retainer
CEO	6x Base Salary
Executive Vice Presidents	3x Base Salary
Other Officers	1x Base Salary
Director	5x Annual Retainer

The Guidelines provide that (1) outstanding shares directly owned, (2) outstanding shares indirectly owned (but only to the extent that the officer or director has an economic interest in, or a voting right over, such shares) and (3) shares held in savings, retirement or deferred compensation plans may be included in determining whether an officer or a director has met the minimum ownership requirement. Until an officer or director has met his or her minimum required

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COMPENSATION DISCUSSION AND ANALYSIS > COMPENSATION COMPONENTS AND DECISIONS

ownership, he or she must retain 100% of all shares, net of taxes, received from the settlement of time-based restricted stock unit awards granted under our incentive plans. Shares that are used in determining if an officer or a director has met the minimum ownership requirements may not be pledged.

Prohibition on Hedging. Officers and directors are not permitted to enter into hedging arrangements with respect to shares of SBA Class A Common Stock that they beneficially own.

Tax Deductibility of Compensation

Code Section 409A. Under Section 409A of the Code, amounts deferred by an NEO under a nonqualified deferred compensation plan (including certain severance plans) may be included in gross income when earned and subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. We administer our plans consistent with Section 409A requirements and have amended plan documents to reflect Section 409A requirements.

Code Sections 280G and 4999. Sections 280G and 4999 of the Code limit a public company's ability to take a tax deduction for certain "excess parachute payments" (as defined in Sections 280G and 4999) and impose excise taxes on each executive that receives "excess parachute payments" in connection with his or her severance from a public company in connection with a change in control. The Compensation Committee considers, as one of many factors, the adverse tax liabilities imposed by Sections 280G and 4999, as well as other competitive factors, when it structures certain post-termination compensation payable to our NEOs. The potential adverse tax consequences to our company and/or the executive, however, are not necessarily determinative factors in such decisions.

Non-GAAP Reconciliation

This Compensation Discussion and Analysis includes the following non-GAAP financial measures: Annualized Adjusted EBITDA, Adjusted EBITDA Margin, AFFO per share, Tower Cash Flow, Tower Cash Flow Margin and Return on Invested Capital. Please see Appendix A of this proxy statement for a reconciliation of such measures.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading "Compensation Discussion and Analysis" with management and, based on such review and discussions, it has recommended to the Board that the "Compensation Discussion and Analysis" be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board, \The Compensation Committee

Jack Langer
Kevin L. Beebe
Mary S. Chan

Duncan H. Cocroft
George R. Krouse Jr.

March 31, 2020

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents certain summary information for the fiscal years ended December 31, 2019, 2018 and 2017 concerning compensation earned for services rendered in all capacities by our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers, in each instance whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2019. We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Jeffrey A. Stoops	2019	980,000	2,543,085	5,075,868	1,543,500	13,798 (3)	10,156,251
President and	2018	950,000	2,244,680	4,537,957	1,353,750	15,599	9,101,986
Chief Executive Officer	2017	800,000	2,052,675	4,139,923	1,200,000	12,746	8,205,344
Brendan T. Cavanagh	2019	600,000	945,043	1,886,302	642,000	25,407 (3)	4,098,752
Executive Vice	2018	575,000	819,121	1,655,947	546,000	11,695	3,607,763
President and Chief
Financial Officer	2017	500,000	711,175	1,434,447	475,000	12,169	3,132,791
Kurt L. Bagwell	2019	625,000	996,634	1,989,177	687,500	15,658 (3)	4,313,969
Executive Vice	2018	600,000	882,034	1,783,312	600,000	15,006	3,880,352
President and
President -
International	2017	525,000	810,221	1,634,177	551,250	26,343	3,546,990
Thomas P. Hunt	2019	625,000	996,634	1,989,177	637,500	7,044 (3)	4,255,355
Executive Vice	2018	600,000	882,034	1,783,312	552,000	2,817	3,820,163
President, Chief
Administrative Officer
and General Counsel	2017	525,000	810,221	1,634,177	498,750	13,061	3,481,209
Jason V. Silberstein	2019	510,000	755,998	1,509,014	510,000	7,464 (3)	3,292,476
Executive Vice	2018	485,000	661,526	1,337,500	558,000	8,461	3,050,487
President - Site
Leasing	2017	415,000	594,163	1,198,381	394,250	15,369	2,617,161

(1) The amounts in these columns do not reflect compensation actually received by the named executive officer nor do they reflect the actual value that will be recognized by the named executive officer. Instead the amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the restricted stock unit awards and the option awards, refer to Note 13 to our financial statements for the year ended December 31, 2019, which are included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

(2) The amounts reported in this column reflect compensation earned for 2019, 2018 and 2017 performance under our annual cash incentive compensation program. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which they were earned after finalization of our audited financial statements.

(3) These amounts represent (a) reimbursements for health insurance and medical expenses pursuant to our supplemental medical reimbursement program of $9,798 for Mr. Stoops, $21,407 for Mr. Cavanagh, $11,658 for Mr. Bagwell, $7,044 for Mr. Hunt and $3,464 for Mr. Silberstein and (b) other than Mr. Hunt, company matching contributions of $4,000 to each such named executive officer's 401(k) plan.

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EXECUTIVE COMPENSATION > GRANTS OF PLAN-BASED AWARDS

Grants of Plan-Based Awards

The following table provides information about cash (non-equity) and equity incentive compensation awarded to our named executive officers in 2019 including: (1) the range of possible cash payouts under our annual incentive compensation program; (2) the grant date of equity awards; (3) the number of restricted stock units granted; (4) the number of underlying shares and exercise price of stock option grants; and (5) the grant date fair value of the restricted stock unit grants and stock option grants calculated in accordance with FASB ASC Topic 718. The restricted stock unit awards and stock option awards were granted under SBA's 2010 Performance and Equity Incentive Plan, which is discussed in greater detail in this proxy statement under the caption "Compensation Discussion and Analysis." The exercise price of all options was equal to the closing price of our Class A common stock on the date of grant.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All other stock awards: Number of shares of stock or units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant date fair value of stock and option awards ($)
Name	Threshold ($)	Target ($)(2)	Grant Date
Jeffrey A. Stoops	$735,000	$1,470,000	3/6/2019	13,950	149,994	$182.30	$7,618,953
Brendan T. Cavanagh	300,000	600,000	3/6/2019	5,184	55,741	$182.30	2,831,345
Kurt L. Bagwell	312,500	625,000	3/6/2019	5,467	58,781	$182.30	2,985,811
Thomas P. Hunt	312,500	625,000	3/6/2019	5,467	58,781	$182.30	2,985,811
Jason V. Silberstein	255,000	510,000	3/6/2019	4,147	44,592	$182.30	2,265,012

(1) The amounts in these columns reflect potential payments of annual cash incentive compensation based on 2019 performance. The 2019 annual cash incentive payments were made in February 2020. The actual amounts paid under our annual cash incentive compensation program are the amounts reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2) As described in the Compensation Discussion and Analysis section on page 42, each performance metric in the annual incentive compensation program has a minimum, budget, stretch and maximum level, entitling the officer to 50%, 75%, 100% or 200% of the amount of annual incentive compensation allocated to such metric. An executive would be entitled to receive 100% of his annual cash incentive bonus target if SBA and the individual met each of the performance metrics at the stretch level.

(3) This column represents the number of restricted stock units granted in 2019 to the named executive officers. These restricted stock units vest in four equal annual installments, beginning on March 6, 2020, the first anniversary of the grant date.

(4) This column represents the number of stock options granted in 2019 to the named executive officers. These stock options vest and become exercisable ratably in four equal annual installments, beginning on March 6, 2020, the first anniversary of the grant date.

SBA Communications Corporation | 2020 Proxy Statement 49

EXECUTIVE COMPENSATION > NARRATIVE DISCLOSURE TO COMPENSATION TABLES

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

As discussed above under the caption "Compensation Discussion and Analysis," we have entered into employment agreements with Messrs. Stoops, Cavanagh, Bagwell and Hunt in order to further our ability to retain their services as executive officers of SBA.

Material Terms of Employment Agreement with Mr. Stoops

Effective August 15, 2017, we renewed our employment agreement with Mr. Stoops. Mr. Stoops' employment agreement provides for him to serve in his present position until December 31, 2020. Under the employment agreement, Mr. Stoops is entitled to receive a base salary and an annual cash bonus based on achievement of performance criteria established by the Board of Directors. For 2019, Mr. Stoops had a minimum annual bonus target equal to 150% of his 2019 base salary. The employment agreement also provides for noncompetition, noninterference, non-disparagement and nondisclosure covenants.

Material Terms of Employment Agreements with Messrs. Cavanagh, Bagwell and Hunt

Effective October 1, 2018, we renewed our employment agreements with Messrs. Cavanagh, Bagwell and Hunt. These employment agreements provide for each of Messrs. Cavanagh, Bagwell and Hunt to continue to serve in their present positions until December 31, 2022.

The employment agreements with each of Messrs. Cavanagh, Bagwell and Hunt provide that the executive is entitled to receive a minimum base salary, set at the rate in effect immediately prior to the effective date of the employment agreement, which amount may be increased by the Board, and that each executive officer will have a minimum target bonus opportunity, which may be increased by the Board. The 2019 annual bonus targets were set at 100% of annual base salary for each of Messrs. Cavanagh, Bagwell and Hunt. In addition, each of the employment agreements provides for noncompetition, noninterference, non-disparagement and nondisclosure covenants.

Terminations and Change in Control Provisions

Each of the employment agreements with Messrs. Stoops, Cavanagh, Bagwell and Hunt provide that upon termination of the executive's employment without cause, or upon his resignation for good reason, he is entitled to receive certain benefits. A discussion of these benefits and how these provisions would be applied if any of Messrs. Stoops, Cavanagh, Bagwell, or Hunt had been terminated or if a change in control had occurred on December 31, 2019 can be found under the heading "Potential Payments Upon Termination or Change-in-Control" beginning on page 53. Such payments are subject to the executive's execution of a full release and waiver of claims against SBA.

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EXECUTIVE COMPENSATION > OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and unvested restricted stock units for each named executive officer outstanding as of the end of the fiscal year ended December 31, 2019. Each stock option and restricted stock unit grant is shown separately for each named executive officer.

(1) The restricted stock units vest in four equal annual installments on the anniversary of the grant date.

(2) The market value of the restricted stock units is calculated by multiplying the closing price of SBA's Class A common stock on December 31, 2019 ($240.99) by the number of restricted stock units.

(3) The stock options awarded pursuant to this stock option grant vest and become exercisable in four equal annual installments on the anniversary of the grant date.

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EXECUTIVE COMPENSATION > OPTION EXERCISES AND STOCK VESTED

Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options and vesting of restricted stock units and the value realized on exercise of such stock options and vesting of restricted stock units on an aggregated basis during the fiscal year ended December 31, 2019 for each of the named executive officers.

	Option Awards		Stock Awards(1)
Name	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	# of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Jeffrey A. Stoops	144,660	$18,876,831	16,990	$3,095,457
Brendan T. Cavanagh	54,411	$7,872,728	5,882	$1,071,646
Kurt L. Bagwell	172,847	$13,200,934	6,756	$1,230,900
Thomas P. Hunt	44,908 (5)	$6,052,700	6,756	$1,230,900
Jason V. Silberstein	46,965	$3,116,597	4,962	$904,041

(1) These columns reflect restricted stock units previously awarded to the named executive officers that vested during 2019.

(2) The value realized on exercise for shares exercised is calculated by multiplying the number of shares times the difference between the closing price of Class A common stock on the date of exercise and the per share exercise price of the options.

(3) Of these amounts, shares were withheld by us to cover tax withholding obligations as follows: Mr. Stoops, 5,863 shares; Mr. Cavanagh, 2,259 shares; Mr. Bagwell, 2,661 shares; and Mr. Silberstein, 647 shares.

(4) Calculated based on the closing price of SBA Class A common stock on the business day prior to the applicable vesting dates.

(5) Mr. Hunt exercised the options and held all of the shares acquired upon exercise of the options.

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EXECUTIVE COMPENSATION > POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Potential Payments Upon Termination or Change-in-Control

Our employment agreements with Messrs. Stoops, Cavanagh, Bagwell and Hunt provide for severance payments under certain circumstances. The material terms of the severance provisions for the employment agreements in effect as of December 31, 2019 are as follows:

Covered terminations. The executive would receive severance payments if his employment were terminated (1) by SBA without cause or (2) by the executive for good reason, with the amount of such payments varying to the extent that such termination occurs either (A) on or after a change in control or (B) six months prior to a change in control if it is reasonably demonstrated that such termination was in contemplation of the change in control.

• "Cause," means any of the following events: (i) the officer's willful, material violation of any law applicable to our business; (ii) the officer's conviction of, or plea of "no contest," to a felony; (iii) any willful perpetration by the officer of an act involving moral turpitude or common law fraud; (iv) any act of gross negligence by the officer in the performance of his duties; (v) any material violation by the officer of our Code of Ethics, or with respect to Mr. Stoops, our Code of Ethics and our Code of Conduct; (vi) any willful misconduct by the officer that is materially injurious to our company; (vii) the willful and continued failure or refusal of the officer to satisfactorily perform the duties reasonably required of him; (viii) any breach by the officer of provisions in his employment agreement relating to noncompetition, noninterference, non-disparagement and nondisclosure; or (ix) the indictment for any crime, whether a felony or misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or our property where such indictment has a material adverse impact on the officer's ability to perform his duties.

• "Good reason," means any of the following events: (i) the officer's position, title, duties, and reporting responsibilities in effect on the effective date become less favorable in any material respect, provided, however, that good reason will not have occurred if (1) the diminution in the officer's position, duties or reporting responsibilities is solely and directly a result of SBA no longer being a publicly-traded company; (2) the event resulting in SBA no longer being a publicly-traded entity is a leveraged buyout, acquisition by a private equity fund and/or other similar "going private" transaction and is not as a result of the acquisition of SBA or its business by another operating company; and (3) the officer continues to hold the same position and title with SBA and no other act or omission has occurred that would constitute an event of good reason, (ii) a reduction in, or, in the case of Messrs. Cavanagh, Bagwell and Hunt, a change in the form of, the base salary, bonus, or material benefits, as of the effective date, other than an across-the- board reduction applicable to all of our senior executive officers; or (iii) the relocation, without the officer's consent, of the officer's principal place of business to a location that is more than 60 miles from the officer's primary business location on the effective date.

• A "change in control," will be deemed to have occurred when (i) any person is or becomes the beneficial owner, directly or indirectly, of our securities representing 35% or more of the combined voting power of our then- outstanding securities; (ii) a majority of the Board of Directors is not constituted of (A) individuals who were on the Board as of the effective date ("Incumbent Directors") and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by the Board or nomination for election by our shareholders was approved or recommended by a vote of at least a majority of the Incumbent Directors; (iii) a merger or consolidation of our company is consummated, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power of the surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of our company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities; or (iv) our shareholders approve a plan of complete liquidation or dissolution of our company or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of our company in substantially the same proportions as their ownership of our company immediately prior to such sale.

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EXECUTIVE COMPENSATION > POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Stoops Severance Payment. Upon the occurrence of a covered termination, Mr. Stoops would receive a severance payment equal to the sum of: (a) an amount equal to the pro rata portion of the minimum annual bonus target for the period of service in the year in which the termination or resignation occurs, and (b) an amount equal to the applicable multiple multiplied by the sum of Mr. Stoops' (i) base salary for the year in which the termination or resignation occurs, (ii) Reference Bonus (as defined below) and (iii) Reference Benefits Value (as defined below). Mr. Stoops' severance payment is payable in a lump sum. "Applicable multiple," means two (2), in the event the termination occurs prior to a change in control of SBA, and three (3), in the event the termination occurs on or after a change in control of SBA. Reference Benefits Value means the greater of (x) $33,560 and (y) the value of all medical, dental, health, life, and other fringe benefit plans for the year in which the termination or resignation occurs. Reference Bonus means the greater of (i) 75% of Mr. Stoops' minimum annual bonus target for the year in which the termination or resignation occurs and (ii) 100% of the bonus paid for the year immediately preceding the year in which the termination or resignation occurred.

Cavanagh, Bagwell and Hunt Severance Payment. Upon the occurrence of a covered termination, Messrs. Cavanagh, Bagwell and Hunt would receive a severance payment equal to the sum of: (a) an amount equal to the pro rata portion of the minimum annual bonus target for the period of service in the year in which the termination or resignation occurs, and (b) an amount equal to the applicable multiple multiplied by the sum of such officer's (i) base salary for the year in which the termination or resignation occurs and (ii) the minimum annual bonus target. "Applicable multiple," means one (1) in the event a termination or resignation occurs prior to a change in control of SBA, and two (2) in the event termination or resignation occurs on or after a change in control of SBA. Each of Messrs. Cavanagh's, Bagwell's and Hunt's severance payment is payable in a lump sum.

Impact of termination upon Change in Control. Upon the occurrence of a change in control, the term of each of the employment agreements is extended three years in the case of Mr. Stoops, and the later of December 31, 2021 or two years in the case of each of Messrs. Cavanagh, Bagwell and Hunt.

Benefit continuation. For each of Messrs. Cavanagh, Bagwell and Hunt, basic employee benefits such as medical, dental and life insurance, but excluding the supplemental medical reimbursement benefit, would be continued until the earlier of the applicable multiple of years from the date of termination or the date the officer becomes eligible for comparable benefits provided by a third party.

Excise tax. The employment agreements of each of Messrs. Stoops, Cavanagh, Bagwell and Hunt do not provide for gross-up payments. Pursuant to the employment agreements of each of Messrs. Stoops, Cavanagh, Bagwell and Hunt, in the event that any payments made in connection with a termination of employment would be subject to the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code, and if the reduction of the payments to an amount that would not be subject to the excise tax is greater than if the payment had not been reduced, then, subject to limitations, the payments would be reduced to such amount.

In addition to the severance payments that would be payable under our existing employment agreements, our option and restricted stock unit agreements provide for either accelerated vesting or continued vesting under certain circumstances. Specifically, award agreements governing awards granted prior to 2018 are subject to accelerated vesting upon a change in control. However, in 2017, we amended our 2010 Performance and Equity Incentive Plan to require that all future grants of options and restricted stock units to officers be subject to double-trigger acceleration. This means their vesting will only be accelerated after a change of control if the employment of such officers is terminated without cause or the officer resigns for good reason (1) within six months before such change in control, if the termination or resignation was in contemplation of the change in control, or (2) within twelve months after such change in control. Our CEO, Mr. Stoops, has voluntarily agreed to retroactively apply this double-trigger acceleration provision to all his outstanding equity awards. In addition, pursuant to our equity plan retirement policy, award agreements governing certain awards granted in 2018 or prior and all awards granted after January 1, 2019 provide for continued vesting to the extent the employee terminates his or her employment due to a qualified retirement. A qualified retirement is defined as an employee who, at the time of retirement, (i) is at least 55 years old, (ii) has worked for us for at least five years, (iii) the sum of his or her age and length of service is at least 70, and (iv) provides us with at least six months notice prior to such retirement. To receive qualified retirement treatment for awards following retirement, the employee must also comply with certain confidentiality, non-competition and other restrictive covenant agreements.

Mr. Silberstein does not have an employment agreement. Consequently, the only payments and benefits that he would receive upon a change in control would be the benefit resulting from the acceleration of his unvested stock options and

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EXECUTIVE COMPENSATION > POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

restricted stock units. As of December 31, 2019, the value of this acceleration would be $13,208,523 for Mr. Silberstein. The calculation of this acceleration is set forth in footnote 3 below.

The estimated payments and benefits that would be provided to each of Messrs. Stoops, Cavanagh, Bagwell and Hunt, pursuant to their respective employment agreements, as a result of a termination for "good reason" or "without cause," are set forth in the table below. Calculations for this table are based on the assumption that the termination for "good reason" or "without cause" took place on December 31, 2019.

(1) For purposes of the table, this amount reflects a payment equal to two times, in the event the termination occurs not in connection with a change in control, and three times, in the event the termination occurs in connection with a change in control, the amount equal to 100% of Mr. Stoops' prior year annual bonus.

(2) For Messrs. Stoops, Cavanagh, Bagwell and Hunt, this amount was calculated based on their respective minimum annual bonus target for 2019, which was equal to 150%, 100%, 100% and 100% of each of Messrs. Stoops', Cavanagh's, Bagwell's and Hunt's base salary, respectively.

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EXECUTIVE COMPENSATION > CEO PAY RATIO

(3) Represents the value of accelerated restricted stock units and stock options. The value of the accelerated restricted stock units is calculated by multiplying the closing price of SBA's Class A common stock on December 31, 2019 ($240.99) by the number of unvested restricted stock units as of December 31, 2019. The value of the accelerated stock options reflects the excess of the market price of our Class A common stock on December 31, 2019 ($240.99) over the per share exercise price of any stock option which was unvested as of December 31, 2019. All options and restricted stock units granted before 2018 are subject to accelerated vesting upon a change in control, except those granted to Mr. Stoops, which are subject to double-trigger accelerated vesting, as described above. All options and restricted stock units granted to officers after 2017 provide for double-trigger accelerated vesting upon a change in control, as described above.

(4) For Mr. Stoops, this amount reflects a payment equal to two times, in the event the termination occurs not in connection with a change in control, and three times, in the event the termination occurs in connection with a change in control, the value of health and life insurance benefits and other fringe benefit plans and arrangements applicable to Mr. Stoops based on an amount of $33,560 under the terms of Mr. Stoops' employment agreement.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of our CEO, Jeffrey A. Stoops.

As of December 31, 2019, our employee population consisted of approximately 1,475 individuals working at SBA and its subsidiaries, of which approximately 1,040 are located in the United States and approximately 435 are located outside the United States. We selected December 31, 2019, the last day of our fiscal year, as the determination date for identifying the median employee.

We previously identified our median employee as of December 31, 2017, the last day of our 2017 fiscal year, by calculating the amount of annual total cash compensation paid to all of our employees (other than our CEO). We did not make any cost-of-living or other adjustments in identifying the median employee. As of December 31, 2019, this employee was employed in the same capacity and we believe there have been no significant changes to our employee compensation arrangements or in our employee population that would significantly affect our pay ratio disclosure. Therefore, to determine our pay ratio for 2019, we used the same median employee.

We calculated the 2019 total annual compensation of such employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Under this calculation, the median employee's annual total compensation was $92,370.

Utilizing the same executive compensation rules, and consistent with the amount reported in the "Total" Column of our 2019 Summary Compensation Table in the Executive Compensation section above for our CEO, the annual total compensation of our CEO was $10,156,251. The resulting ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was 109 to 1. This ratio represents a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described above.

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SECURITY OWNERSHIP

The table below shows the beneficial ownership as of March 12, 2020 of our Class A common stock held by each of the directors, nominees for director, named executive officers, all current directors and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our Class A common stock. As of March 12, 2020, we had 112,201,082 shares of Class A common stock outstanding.

Name	Number of Shares Beneficially Owned(1)	Percent of Class A Common Stock
Steven E. Bernstein	125,353 (2)	*
Jeffrey A. Stoops	1,294,715 (3)	1.1%
Kevin L. Beebe	23,180 (4)	*
Brian C. Carr	5,646 (5)	*
Mary S. Chan	16,461 (6)	*
Duncan H. Cocroft	80,016 (7)	*
George R. Krouse, Jr.	12,753 (8)	*
Jack Langer	25,386 (9)	*
Fidelma Russo	-	-
Kurt L. Bagwell	119,636 (10)	*
Brendan T. Cavanagh	200,287 (11)	*
Thomas P. Hunt	404,913 (12)	*
Jason V. Silberstein	82,082 (13)	*
All current directors and executive officers as a group (15 persons)	2,438,014 (14)	2.2%
BlackRock, Inc.	11,596,081 (15)	10.3%
The Vanguard Group	18,557,149 (16)	16.5%

* Less than 1% of outstanding shares.

Except as otherwise indicated, the address of each person named in this table is c/o SBA Communications Corporation, 8051 Congress Avenue, Boca Raton, Florida 33487.

(1) In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options exercisable or restricted stock units that vest within 60 days after March 12, 2020 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(2) This number includes (1) 102,390 shares owned by the Bernstein Limited Partnership II ("BLP II"), an entity controlled, in part, by Mr. Bernstein and (2) 10,000 shares owned by the Steven E. Bernstein Family Foundation Inc. (the "Bernstein Family Foundation"), a non-profit foundation for which Mr. Bernstein serves as a director. This number also includes an aggregate of 12,478 shares of Class A common stock issuable pursuant to options that are exercisable or restricted stock units that vest within 60 days after March 12, 2020. Mr. Bernstein disclaims beneficial ownership of those shares owned by BLP II, except to the extent of his pecuniary interest in BLP II. Mr. Bernstein disclaims beneficial ownership of those shares of Class A common stock held by the Bernstein Family Foundation. This number also includes 102,390 shares of Class A common stock which are pledged or held in a margin account, which was in compliance, as of March 12, 2020, with SBA's policy on pledging Class A common stock.

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SECURITY OWNERSHIP

(3) This number includes (1) an aggregate of 438,138 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 12, 2020, (2) an aggregate of 20,225 shares of Class A common stock held by four different trusts, each for the benefit of one of Mr. Stoops' four children, (3) 259,863 shares owned by Calculated Risk Partners, L.P., a Delaware limited partnership ("CRLP"), of which Mr. Stoops and his spouse control the general partner, (4) 151,515 shares owned by Calculated Risk SBA Holdings, LLC ("CRLLC"), of which Mr. Stoops and his spouse control the manager, and (5) 118,679 shares of Class A common stock held by a non- profit foundation (the "Stoops Family Foundation"), for which Mr. Stoops serves as the President and one of the two directors. Mr. Stoops disclaims beneficial ownership of the shares of Class A common stock held by the trusts and CRLP, except to the extent of his pecuniary interest in CRLP. Mr. Stoops disclaims beneficial ownership of those shares of Class A common stock held by the Stoops Family Foundation. This number also includes 439,898 shares of Class A common stock which are pledged or held in a margin account, which was in compliance, as of March 12, 2020, with SBA's policy on pledging Class A common stock. Mr. Stoops shares voting and investment power with respect to 689,362 shares of Class A common stock with his spouse.

(4) This number includes 10,479 shares of Class A common stock issuable pursuant to options that are exercisable or restricted stock units that vest within 60 days after March 12, 2020.

(5) This number includes 2,753 shares of Class A common stock issuable pursuant to options that are exercisable or restricted stock units that vest within 60 days after March 12, 2020.

(6) This number includes 14,070 shares of Class A common stock issuable pursuant to options that are exercisable or restricted stock units that vest within 60 days after March 12, 2020.

(7) This number includes 10,479 shares of Class A common stock issuable pursuant to options that are exercisable or restricted stock units that vest within 60 days after March 12, 2020. This number also includes 65,537 shares of Class A common stock which are pledged or held in a margin account, which was in compliance, as of March 12, 2020, with SBA's policy on pledging Class A common stock.

(8) This number includes 2,753 shares of Class A common stock issuable pursuant to options that are exercisable or restricted stock units that vest within 60 days after March 12, 2020.

(9) This number includes 10,479 shares of Class A common stock issuable pursuant to options that are exercisable or restricted stock units that vest within 60 days after March 12, 2020. This number also includes 14,857 beneficially owned shares of Class A common stock held by the Jack Langer 2012 Irrevocable Family Trust. The trustee of the trust is Mr. Langer's spouse. Mr. Langer disclaims beneficial ownership of the securities held by the trust, except to the extent of his pecuniary interest therein.

(10) This number includes 65,557 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 12, 2020. This number also includes 26 shares of Class A common stock held by trust pursuant to the Kurt L. Bagwell Revocable Trust Agreement, dated July 8, 1998 and as amended and restated June 29, 2007, for the benefit of Mr. Bagwell's spouse, and Mr. Bagwell, as trustee, has sole voting and investment power with respect to such shares.

(11) This number includes 152,421 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 12, 2020.

(12) This number includes 237,054 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 12, 2020. Mr. Hunt shares voting and investment power with respect to 167,859 shares of Class A common stock with his spouse.

(13) This number includes 70,157 shares of Class A common stock issuable pursuant to options that are exercisable within 60 days after March 12, 2020.

(14) This number includes 1,055,505 shares of Class A common stock issuable pursuant to options that are exercisable or restricted stock units that vest within 60 days after March 12, 2020.

(15) According to the Schedule 13G (Amendment No. 4) filed on March 9, 2020, by BlackRock, Inc. ("BlackRock"), of the 11,596,081 shares of SBA's Class A common stock beneficially owned, BlackRock has (a) sole voting power with respect to 10,074,439 shares, and (b) sole investment power with respect to all 11,596,081 shares. The principal business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

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SECURITY OWNERSHIP

(16) According to the Schedule 13G (Amendment No. 8) filed on February 11, 2020, by The Vanguard Group, Inc. ("Vanguard"), of the 18,557,149 shares of SBA's Class A common stock beneficially owned, Vanguard has (a) sole voting power with respect to 204,480 shares, (b) sole investment power with respect to 18,336,752 shares, (c) shared voting power with respect to 58,167 shares and (d) shared investment power with respect to 220,397 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 134,247 shares of SBA's Class A common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 156,383 shares of SBA's Class A common stock as a result of its serving as investment manager of Australian investment offerings. The principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

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PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Introduction

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive evaluation of the independent registered public accounting firm's qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee of the Board of Directors has appointed EY to continue to serve as our independent registered public accounting firm for the 2020 fiscal year. EY has served as our independent registered public accounting firm since 2002. In accordance with SEC rules and EY policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

The Audit Committee and the Board of Directors believe that the continued retention of EY as our independent registered public accounting firm is in the best interest of SBA and our shareholders, and we are asking our shareholders to ratify the selection of EY as our independent registered public accounting firm for 2020. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of EY to our shareholders for ratification because we value our shareholders' views on our independent registered public accounting firm and as a matter of good corporate practice. In the event our shareholders do not ratify the appointment, the appointment may be reconsidered by the Audit Committee. Ratification of the appointment of EY to serve as our independent registered public accounting firm for the 2020 fiscal year will in no way limit the Audit Committee's authority to terminate or otherwise change the engagement of EY for the 2020 fiscal year.

We expect a representative of EY to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

In connection with the audit of our 2020 financial statements and internal control over financial reporting, we entered into an agreement with EY which sets forth the terms by which EY performed audit services for us.

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PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees Paid to EY

We were billed for professional services provided with respect to fiscal years 2018 and 2019 by EY in the amounts set forth in the following table.

Services Provided	2018	2019
Audit Fees(1)	$ 2,595,000	$ 2,673,525
Audit-Related Fees	-	-
Tax Fees(2)	355,368	417,465
All Other Fees	-	-
Total	$ 2,950,368	$ 3,090,990

(1) These professional services included (1) fees associated with (a) the audit of our annual financial statements (Form 10-K), (b) reviews of our quarterly financial statements (Form 10-Qs), (c) the audit of SBA's internal control over financial reporting in connection with SBA's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and (d) other statutory audits required for the years ended 2018 and 2019 and (2) $300,000 of fees in each of 2018 and 2019 associated with (a) the preparation and review of our various documents relating to our tower securitizations in 2018 and 2019, including the preparation of comfort letters, and (b) consents to our registration statements filed in 2018.

(2) These professional services included fees associated with tax compliance services, including services relating to tax returns of $300,000 for 2018 and $312,000 for 2019.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee has responsibility for (1) appointing, (2) negotiating, (3) setting the compensation of and (4) overseeing the performance of the independent registered public accounting firm. The Audit Committee's policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not implemented a policy or procedure which delegates the authority to approve, or pre-approve, audit or permitted non-audit services to be performed by EY. In connection with making any pre-approval decisions, the Audit Committee must consider whether the provision of such permitted non-audit services by EY is consistent with maintaining EY's status as our independent auditors.

Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by EY during fiscal year 2018 and 2019, as described above.

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Audit Committee Report

The Audit Committee oversees the accounting and financial reporting processes of SBA on behalf of the Board of Directors. Management has primary responsibility for SBA's financial statements, financial reporting process and internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of SBA's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and evaluating the effectiveness of internal controls and issuing reports thereon. The Audit Committee's responsibility is to select the independent auditors and monitor and oversee the accounting and financial reporting processes of SBA, including SBA's internal controls over financial reporting, and the audits of the financial statements of SBA.

During the course of 2019 and the first quarter of 2020, the Audit Committee regularly met and held discussions with management and the independent auditors. In the discussions related to SBA's consolidated financial statements for fiscal year 2019, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements for fiscal year 2019, management's annual report on internal control over financial reporting, the results of the independent auditor's testing and the evaluation of SBA's internal control over financial reporting and the independent auditor's attestation report regarding management's assessment of internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm's independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of SBA's financial statements for fiscal year 2019 is compatible with maintaining the independent auditors' independence. The Audit Committee's policy requires that the Audit Committee approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service.

Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the written disclosures and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2019 be included in SBA's Annual Report on Form 10-K, for filing with the SEC.

See the portion of this proxy statement titled "Corporate Governance-Board Committees" beginning on page 20 for information on the Audit Committee's meetings in 2019.

The Audit Committee

Duncan H. Cocroft
Kevin L. Beebe
Brian C. Carr
Fidelma Russo

March 31, 2020

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PROPOSAL 2 - AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report above shall not be incorporated by reference into this proxy statement.

Recommendation of the Board of Directors

The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year.

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PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the Dodd-Frank Act) requires us to provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers. At the 2017 Annual Meeting, our shareholders voted in favor of holding our Say on Pay vote annually, which the Board subsequently approved. The next shareholder vote on the frequency of our advisory Say on Pay vote is expected to be held at our 2023 Annual Meeting.

We provide our shareholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany those tables. At the 2020 Annual Meeting, we are asking our shareholders to approve, on an advisory basis, the 2019 compensation of our named executive officers as disclosed in this proxy statement.

We encourage shareholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure on pages 30 to 56. As discussed in the Compensation Discussion and Analysis, we believe that our compensation policies and decisions are designed to incentivize and reward the creation of shareholder value. Our Total Shareholder Return ("TSR") exceeded the TSR of the 2019 Peer Group, which our Compensation Committee used to set executive compensation, for each of the three and five year periods ended December 31, 2019.

We believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our shareholders. This balance is evidenced by the following:

> We seek to foster a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/or "at risk," meaning that such portion be tied to, and vary with, our financial, operational and stock price performance, as well as individual performance. For 2019, 90% of our CEO's target total compensation and an average of 85% of our other named executive officers' target total compensation was performance-based or equity-based;

> Realized compensation for our executives is highly correlated to TSR;

> We provide a balance of short-term and long-term compensation; our annual cash incentive bonus rewards the accomplishment of annual financial, operational and strategic goals, while our equity grants vest our executives' financial interests in the long-term appreciation of our Class A common stock;

> We have stock ownership guidelines that promote continued alignment of our executives' interests with those of our shareholders and discourage excessive risk taking for short-term gains; and

> We review and implement our executive compensation programs within a strong corporate governance environment, including a wholly-independent compensation consultant, independent legal counsel for our Compensation Committee and independent directors.

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PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

On the basis of the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure on pages 30 to 56 of this proxy statement, we are requesting that our shareholders vote on the following resolution:

RESOLVED, that the shareholders of SBA approve, on an advisory basis, the compensation of SBA's named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in SBA's 2020 Annual Meeting proxy statement.

Although this Say on Pay vote on executive compensation is non-binding, the Board and the Compensation Committee will review the results of the vote and will take into account the outcome of the vote when determining future executive compensation arrangements.

Recommendation of the Board of Directors

The Board of Directors recommends a vote "FOR" adoption of the resolution approving the compensation of our named executive officers, as described in the Compensation

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PROPOSAL 4 - APPROVAL OF 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

Introduction

On February 19, 2020, on recommendation of the Compensation Committee, the Board of Directors unanimously approved, and recommended SBA's shareholders approve, the 2020 Performance and Equity Incentive Plan (as amended from time to time, the "2020 Plan"). SBA's prior equity plan, the 2010 Performance and Equity Incentive Plan (as amended, the "2010 Plan"), expired by its terms on February 25, 2020, and no further awards may be made under the 2010 Plan. Therefore, we are asking you to approve the 2020 Performance and Equity Incentive Plan, which would reserve 3,000,000 shares of Class A common stock for future issuance. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Rationale for the 2020 Performance and Equity Incentive Plan

We believe that the approval of the 2020 Plan will provide us the ability to continue to attract, retain and motivate officers, employees, directors and consultants, utilizing equity awards, including performance awards, to focus on the objective of creating shareholder value, encouraging ownership of stock, promoting the success of SBA and further aligning the interests of our employees and non-employee directors with those of our shareholders.

The 2020 Plan contains key features to protect the interests of our shareholders, which include the following:

> No "Evergreen" Share Increases. The 2020 Plan does not provide for an annual "evergreen" provision that would increase the number of shares available for issuance.

> No Share Recycling of Options or Stock Appreciation Rights. The 2020 Plan does not allow the reuse of shares withheld or delivered to satisfy the exercise price or tax obligations with respect to options and stock appreciation rights ("SARs").

>  No Discounted Options or Stock Appreciation Rights. The 2020 Plan requires that stock options and SARs must have an exercise price equal to at least the fair market value of our Class A common stock on the date the award is granted.

>    Double-Trigger Vesting upon a Change in Control. Awards granted under the 2020 Plan are subject to double-trigger vesting provisions upon a change in control where the successor company assumes or replaces the awards. This means that rather than vesting automatically upon a change in control, such awards will be subject to accelerated vesting only in the event of a qualifying termination in connection with the change in control or in the event the successor company does not assume or replace the award.

> No "Liberal" Change in Control definition. The 2020 Plan defines change in control based on the consummation of a transaction rather than the announcement or shareholder approval of the transaction.

> Explicit "No Repricing" Provisions. Subject to certain adjustment provisions, the 2020 Plan expressly provides that the terms of stock options or SARs may not be amended or replaced, without shareholder approval, to (1) reduce the exercise price of outstanding options or SARs, (2) cancel outstanding options or SARs in exchange for options or SARs with a lowered exercise price or (3) provide a cash payment for underwater options or SARs.

> No Dividends on Unvested Awards, Stock Options or SARs. The 2020 Plan prohibits the payment of dividends or dividend equivalents on option awards and stock appreciation rights. Where permitted for other awards, dividends or dividend equivalent rights, if any, will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.

> No Excise Tax Gross-Ups. The 2020 Plan does not provide for the payment of any excise tax gross-ups on awards.

> Awards Subject to Clawback Policy. All awards will be subject to any clawback policy adopted by SBA in effect at the time of the award.

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PROPOSAL 4 - APPROVAL OF 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

Summary of Key Equity Plan Data

In its determination to recommend that the Board approve the 2020 Plan, the Compensation Committee reviewed the analysis prepared by FW Cook, its independent compensation consultant, which included a summary of the plan terms and the share usage, overhang and dilution metrics set forth below, as well as market practices and trends and the cost of the 2020 Plan. The Board considered the analysis prepared by FW Cook as well as the proposed plan terms in approving the 2020 Plan.

In light of the factors described above, and the importance of the ability to continue to grant equity compensation to attract, retain and motivate employees, the Board has determined that the size of the share reserve under the 2020 Plan is reasonable and appropriate.

Share Usage

During 2017, 2018 and 2019, our long-term equity incentive compensation awards were in the form of restricted stock units and stock options with time-based vesting. As more fully discussed in the "Compensation Discussion and Analysis" section on page 39, commencing in 2020, the Compensation Committee restructured our long-term equity incentive awards to be comprised of two-thirds performance-based restricted stock units and one-third time-based restricted stock units, with no stock options. The following table sets forth information regarding the number of shares of Class A common stock subject to stock options and restricted stock unit awards granted over each of the last three fiscal years:

(Equity amounts in thousands)	2019	2018	2017
Stock Options Granted	1,068	941	1,171
Restricted Stock Units (Full-Value Awards) Granted*	134	138	171
Class A Common Stock Outstanding	112,809	114,909	119,860	3-year avg.
Share Usage Rate	1.1%	0.9%	1.1%	1.0%

* We did not grant any performance-based awards in 2017, 2018 or 2019.

Dilution and Maximum Overhang

The following table sets forth certain information as of March 7, 2020, unless otherwise noted, with respect to SBA's equity compensation plans*:

Stock Options Outstanding	3,727,574
Weighted-Average Exercise Price of Outstanding Stock Options	$140.09
Weighted-Average Remaining Term of Outstanding Stock Options	4.5 years
Restricted Stock Units Outstanding	279,236
Performance Restricted Stock Units Outstanding (at maximum)	294,992
Proposed Share Reserve under the 2020 Plan	3,000,000
Class A Common Stock Outstanding	112,164,569

*  SBA's 2010 Plan expired by its terms on February 25, 2020, and therefore there are no shares available for further awards under the 2010 Plan.

Our Board recognizes the impact of dilution on our shareholders and has evaluated this impact carefully in the context of the need to attract, retain, motivate and ensure that our leadership team and key employees are focused on our strategic priorities. As discussed above, the Compensation Committee restructured our long-term equity incentive awards and eliminated stock options effective for the 2020 awards. Accordingly, the total fully-diluted overhang as of March 7, 2020, assuming that the entire share reserve is granted in full-value awards only, would be 11.9%. The fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and total shares of Class A common stock outstanding, with all data effective as of March 7, 2020. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

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PROPOSAL 4 - APPROVAL OF 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

If this proposal is approved by our shareholders at the Annual Meeting, we expect that the share reserve under the 2020 Plan will be sufficient for awards for the term of the 2020 Plan. Expectations regarding future share usage could be impacted by a number of factors such as award type mix, hiring and promotion activity at the executive level, the rate at which shares are returned to the 2020 Plan's reserve under permitted addbacks, the future performance of our stock price, and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Implementing the 2020 Plan

If this proposal is approved by our shareholders at the Annual Meeting, the 2020 Plan, in the form attached to this proxy statement as Appendix B, will become effective on May 14, 2020, the date of the Annual Meeting. If this proposal is not approved by our shareholders at the Annual Meeting, then we will not have the ability to make any further awards of equity-based compensation under an incentive plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote "FOR" approval of the 2020 Performance and Equity Incentive Plan.

Summary Description of the 2020 Plan

The principal terms of the 2020 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2020 Plan, which is attached to this proxy statement as Appendix B.

Term	Description
Plan Term	If approved by our shareholders at the Annual Meeting, the 2020 Plan will expire on May 14, 2030. However, the 2020 Plan may be terminated earlier by the Board.
Eligibility for Grants	Persons eligible to receive awards under the 2020 Plan include officers or employees of SBA or any of our subsidiaries or affiliates, directors of SBA, and certain consultants and advisors to SBA or any of our subsidiaries or affiliates. As of March 1, 2020, there were approximately 1,493 employees (including all of our named executive officers), 8 non-employee directors and 21 consultants and advisors eligible to receive awards under the 2020 Plan.
Awards Available	The 2020 Plan authorizes awards in stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other forms of awards granted or denominated in our Class A common stock or units of our Class A common stock, as well as performance-based awards, which may be denominated in cash or stock. The 2020 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. *Options.* A stock option is the right to purchase shares of our Class A common stock at a future date at a specified price per share, or the exercise price. The per share exercise price of an option generally may not be less than the fair market value of a share of our Class A common stock on the date of grant. On March 27, 2020, the fair market value of the Class A common stock based on the last sale price for the day was $261.38. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under "U.S. Federal Income Tax Consequences of Stock Options" below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code (the "Code") and the 2020 Plan. Incentive stock options may only be granted to employees of SBA or one of our subsidiaries. *Stock Appreciation Rights.* A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of SBA's Class A common stock on the date of exercise of the stock appreciation right over the base price of the stock

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PROPOSAL 4 - APPROVAL OF 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

| Term | Description |
|---|---|
| | appreciation right. The base price will be established by the Compensation Committee at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of our Class A common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.<br><br>*Restricted Stock.* Shares of restricted stock are shares of our Class A common stock that are subject to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of time (the restricted period). Subject to the restrictions provided in the applicable award agreement and the 2020 Plan, a participant receiving restricted stock may have all of the rights of a shareholder as to such shares, including the right to receive dividends.<br><br>*Restricted Stock Units.* A restricted stock unit, or RSU, represents the right to receive one share of our Class A common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2020 Plan, a participant receiving RSUs has no shareholder rights until shares of Class A common stock are issued to the participant. RSUs may be granted with dividend equivalent rights.<br><br>*Performance Awards.* The 2020 Plan has been designed to permit the Compensation Committee to grant performance-based awards that are earned subject to the achievement of set performance goals or criteria. A performance award may consist of a right that is (1) denominated in cash or shares (including but not limited to restricted stock or restricted stock units), (2) valued, as determined by the Compensation Committee, in accordance with the achievement of one or more performance criteria as the Compensation Committee will establish, which criteria may be based on financial or operational performance and/or performance evaluations, and (3) payable at such time and in such form as the Compensation Committee will determine.<br><br>*Other Stock Based Awards.* The other types of awards that may be granted under the 2020 Plan include, without limitation, awards of shares of Class A common stock, phantom stock and other awards that are valued in whole or in part by reference to, or otherwise based on, Class A common stock. Such awards may be made alone or in addition to or in connection with any option, restricted stock unit or any other award granted under the 2020 Plan. The Compensation Committee may determine the terms and conditions of any such award. |
| **Shares Authorized** | An aggregate of 3,000,000 shares of Class A common stock may be granted under the 2020 Plan. These shares may be either shares reacquired by SBA, including shares purchased in the open market, or authorized but unissued shares. Authorized shares are counted and subject to adjustments, as described below. |
| **Share Counting Method** | • The shares underlying all awards under the 2020 Plan count against the number of shares authorized on a one-for-one basis.<br>• The following shares shall not be added to the number of shares authorized with respect to awards under the 2020 Plan or prior awards under the 2010 Plan: shares tendered or withheld in payment of the exercise price of an option; shares tendered or withheld to satisfy tax withholding obligations with respect to options and stock appreciation rights; shares subject to stock appreciation rights that are not issued in connection with its stock settlement on exercise thereof; and shares repurchased by SBA on the open market using the proceeds of an award paid to SBA.<br>• All shares covered by a stock-settled stock appreciation right are counted against the number of shares authorized, not just the net shares issued upon exercise. |

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PROPOSAL 4 - APPROVAL OF 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

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PROPOSAL 4 - APPROVAL OF 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

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PROPOSAL 4 - APPROVAL OF 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

Other Information

Administration of the 2020 Plan. The 2020 Plan will be administered, construed and interpreted by the Compensation Committee, which will be appointed by and serve at the pleasure of the Board; provided, however, with respect to awards to independent directors, the Board of Directors will have the sole authority to administer the 2020 Plan. The Compensation Committee may delegate some or all of its authority with respect to the 2020 Plan to another committee of directors. The Compensation Committee has broad authority under the 2020 Plan with respect to awards.

Awards to Non-Employee Directors. Pursuant to the 2020 Plan, each person initially elected to the Board who is a non- employee director will be entitled to receive an initial award of stock options, restricted stock and/or restricted stock units with an aggregate value as established by the Board from time to time. Other awards to non-employee directors, such as annual awards, are at the discretion of the Compensation Committee.

Change in Control. Prior to the occurrence of a change in control (as defined in the 2020 Plan), the Compensation Committee has the discretion to determine the impact of any change in control on the awards outstanding under the 2020 Plan. The Compensation Committee may (1) provide for the assumption or substitution of, or adjustment to, each outstanding award; (2) accelerate the vesting of awards and terminate any restrictions on awards; and/or (3) provide for the cancellation of awards for a cash payment per share/unit in an amount based on the fair market value of the award with reference to the change in control, which amount may be zero if applicable. If the surviving company in a change in control assumes the awards or substitutes an equivalent award, then the acceleration of vesting and termination of any restrictions will only be provided for in the event that the participant's employment was terminated other than for cause.

With respect to performance awards, if a change in control occurs during a performance period, the incomplete performance period will end on the date immediately prior to the change in control, and the Compensation Committee will determine the extent to which the performance criteria set forth in the award have been met and the extent to which the performance award may be subject to ongoing service-based vesting requirements.

Transfer Restrictions. Awards under the 2020 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, and are generally exercisable, during the recipient's lifetime, only by the recipient. The Compensation Committee has discretion to provide that an award (other than an ISO) is transferable without the payment of any consideration to a recipient's family member, whether directly or by means of a trust or otherwise, provided that such transfers comply with applicable federal and state securities laws.

Adjustments. As is customary in incentive plans of this nature, the share limit and the number and kind of shares available under the 2020 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, extraordinary cash dividends or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholder.

No Limit on Other Authority. If the shareholders approve the 2020 Plan, the 2020 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Class A common stock, under any other plan or authority.

2020 Plan Amendment and Termination. The Board may amend or terminate the 2020 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 409A, 422 or 424 of the Code to preserve the intended tax consequences of the plan. For example, shareholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2020 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring shareholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2020 Plan will terminate on May 14, 2030. Outstanding awards, as well as the Compensation Committee's authority with respect thereto, generally will continue following the expiration or termination of the 2020 Plan. Generally speaking, outstanding awards may be amended by the Compensation Committee (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

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PROPOSAL 4 - APPROVAL OF 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

U.S. Federal Income Tax Consequences of Stock Options

The following summarizes the consequences under existing U.S. federal income tax rules of the award and exercise of stock options under the Plan.

Incentive Stock Options. ISOs are intended to qualify as "incentive stock options" under Section 422 of the Code. We understand that under current federal income tax law:

> Our employees do not recognize income when we grant them ISOs.

> An optionee does not recognize income when an ISO is exercised, although the difference between the option price and the fair market value of the shares acquired upon exercise is a "tax preference item" which, under certain circumstances, may give rise to alternative minimum tax liability on the part of the optionee.

> If the optionee holds shares purchased pursuant to the exercise of an ISO for cash for at least two years from the option grant date and at least one year after the transfer of the shares to the optionee, then:

• The optionee will recognize gain or loss only upon ultimate disposition of the shares. Any gain or loss generally will be treated as long-term capital gain or loss.

• SBA will not be entitled to a federal income tax deduction in connection with the grant or exercise of the option.

> If the optionee disposes of the shares purchased pursuant to the exercise of an ISO before the expiration of the required holding period, then:

•  The optionee will recognize ordinary income in the year of the disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the exercise date or the selling price. The balance of any gain the optionee realizes on the disposition will be taxed as long or short term capital gain, depending upon whether the optionee has held the shares for at least one year after the option is exercised.

• SBA generally will be entitled to a deduction in the year of the disposition equal to the amount of ordinary income recognized by the optionee.

Nonqualified Stock Options. "Nonqualified" stock options are stock options that do not qualify as ISOs. We understand that under existing U.S. federal income tax law:

> Our employees do not recognize income when we grant them nonqualified stock options.

> Upon exercise of a nonqualified option, the optionee recognizes ordinary income in the amount by which the fair market value of the shares purchased exceeds the exercise price of the option. SBA generally is entitled to a deduction in an equal amount. If the optionee is an employee, this income will be subject to applicable income and employment tax withholding.

New Plan Benefits Under the 2020 Plan

Because future awards under the 2020 Plan will be granted in the discretion of the Board of Directors or the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. If shareholders do not approve the 2020 Plan, no awards will be made under the 2020 Plan.

SBA Communications Corporation | 2020 Proxy Statement 73

PROPOSAL 4 - APPROVAL OF 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

Equity Compensation Plan Information

The following table summarizes information about our compensation plans under which our equity securities are authorized for issuance as of December 31, 2019. The table does not reflect any amounts under the 2020 Plan to be approved at the Annual Meeting.

(1)   Included in the number of securities in column (a) is 312,543 restricted stock units, which have no exercise price. The weighted average exercise price of outstanding options, warrants, and rights (excluding restricted stock units) is $133.68.

74  SBA Communications Corporation | 2020 Proxy Statement

Q&A ABOUT VOTING

Q: Who may vote at the Annual Meeting?

A: You may vote all of the shares of our Class A common stock that you owned at the close of business on March 12, 2020, the record date. On the record date, there were 112,201,082 shares of our Class A common stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of our Class A common stock held by you on all matters presented at the meeting.

Q: What constitutes a quorum, and why is a quorum required?

A: We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Q: What is the difference between a shareholder of record and a beneficial owner?

A: If your shares are registered directly in your name with SBA's transfer agent, Computershare Trust Company, N.A., you are considered the "shareholder of record" with respect to those shares. If your shares are held by a brokerage firm, bank, trustee or other agent ("nominee"), you are considered the "beneficial owner" of shares held in street name. The Notice of Internet Availability of Proxy Materials ("Notice") has been forwarded to you by your nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

Q: How do I vote?

A: If you are a shareholder of record, you may vote: Via Internet

Detailed instructions for Internet and telephone voting are set forth on the Notice, which contains instructions on how to access our proxy statement and annual report online. You may also vote in person at the Annual Meeting.

If you are a beneficial shareholder, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the meeting, please bring with you evidence of your ownership as of the record date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

SBA Communications Corporation | 2020 Proxy Statement 75

Q&A ABOUT VOTING

Q: What am I voting on?

A: At the Annual Meeting you will be asked to vote on the following four proposals. Our Board recommendation for each of these proposals is set forth below.

	Proposal	Board Recommendations
Proposal 1:	Proposal 1: To elect Steven E. Bernstein, Duncan H. Cocroft and Fidelma Russo as directors for a three-year term expiring at the 2023 Annual Meeting of Shareholders.	FOR each director nominee
Proposal 2:	Proposal 2: To ratify the appointment of Ernst & Young LLP ("EY") as our independent registered public accounting firm for the 2020 fiscal year.	FOR
Proposal 3:	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as "Say on Pay."	FOR
Proposal 4:	Proposal 4: To approve the 2020 Performance and Equity Incentive Plan.	FOR

We will also consider other business that properly comes before the meeting in accordance with Florida law and our Bylaws.

Q: What happens if additional matters are presented at the Annual Meeting?

A:  Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Steven E. Bernstein and Jeffrey A. Stoops, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Florida law and our Bylaws.

Q: What if I abstain on a proposal?

A: If you sign and return your proxy marked "abstain" on any proposal, your shares will not be voted on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Q: What is the required vote for approval of each of the proposals and what is the impact of abstentions?

A:

Proposal	Vote Required for Approval	Abstentions
Proposal 1: Election of Directors	Majority of votes cast	No impact
Proposal 2: Ratification of EY as Auditors	Majority of votes cast	No impact
Proposal 3: Say on Pay	Majority of votes cast	No impact
Proposal 4: Approval of 2020 Performance and Equity Incentive Plan	Majority of votes cast	No impact

A proposal has received a majority of the votes cast if the votes cast "FOR" a proposal exceed the votes cast "AGAINST" a proposal. In addition, we intend to evaluate the advisory proposal, Proposal 3, using the same standard. Consequently, abstentions will have no impact on the results, as they are not counted as votes cast.

Q: What is the effect of the advisory vote on Proposal 3?

A:  Proposal 3 is an advisory vote. This means that while we ask shareholders to approve the resolution regarding Say on Pay, this is not an action that requires shareholder approval. If a majority of votes are cast "FOR" the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes "FOR" or "AGAINST" this proposal. Although the vote on Proposal 3 is non-binding, our Board and the Compensation Committee will review the result of the vote and take it into account in making determinations concerning executive compensation.

76  SBA Communications Corporation | 2020 Proxy Statement

Q&A ABOUT VOTING

Q: What if I sign and return my proxy without making any selections?

A: If you sign and return your proxy without making any selections, your shares will be voted "FOR" Proposals 1, 2, 3 and 4. If other matters properly come before the meeting, Steven E. Bernstein and Jeffrey A. Stoops will have the authority to vote on those matters for you at their discretion. As of the date of this proxy, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

Q: What if I am a beneficial shareholder and I do not give the nominee voting instructions?

A: If you are a beneficial shareholder and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain "routine" matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote
Proposal 1: Election of Directors	No	None
Proposal 2: Ratification of EY as Auditors	Yes	Not Applicable
Proposal 3: Say on Pay	No	None
Proposal 4: Approval of 2020 Performance and Equity Incentive Plan	No	None

Q: Can I change my vote after I have delivered my proxy?

A: Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If you are a beneficial shareholder, you must contact your nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q: Who can attend the Annual Meeting?

A: Only shareholders and our invited guests are invited to attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of the shares as of the record date, a letter from the broker confirming such ownership, and a form of personal identification.

We currently intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus, or COVID-19, and are sensitive to the public health and travel concerns that our shareholders may have, as well as protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual Meeting. Any such change will be announced via a press release, which will be available at our website, www. sbasite.com under Investor Relations, and filed as definitive additional soliciting materials with the Securities and Exchange Commission.

SBA Communications Corporation | 2020 Proxy Statement 77

Q&A ABOUT VOTING

Q: If I plan to attend the Annual Meeting, should I still vote by proxy?

A: Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting.

If you vote in advance and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

Q: Where can I find voting results of the Annual Meeting?

A: We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.

Q: Who should I call with other questions?

A: If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement or our annual report, please contact: SBA Communications Corporation, 8051 Congress Avenue, Boca Raton, Florida 33487, Attention: Investor Relations, Telephone: (561) 995-7670.

78  SBA Communications Corporation | 2020 Proxy Statement

OTHER MATTERS

Shareholder Proposals and Director Nominations for 2021 Annual Meeting

Shareholder proposals and director nominations pursuant to the advance notice provision or proxy access provision in our Bylaws should be sent to SBA at the address set forth in the Notice. To be considered for inclusion in SBA's proxy statement for the 2021 Annual Meeting of Shareholders, the deadline for submission of shareholder proposals, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, is December 4, 2020. Additionally, pursuant to the advance notice provision in our Bylaws, SBA must receive notice of any shareholder proposal or nomination for election as director to be submitted at the 2021 Annual Meeting of Shareholders, but not required to be included in our proxy statement, no earlier than December 15, 2020 and no later than January 14, 2021. Our Bylaws and Annex B of the NCG Committee charter set forth the information that is required in a written notice of a shareholder proposal. Eligible stockholders who do not seek to use the advance notice provision for nomination of directors in Article I, Section 19 of our Bylaws, but who instead intend to nominate a person for election as director under the proxy access provision in our Bylaws, must comply with the provisions of and provide notice to us in accordance with Article I, Section 20 of our Bylaws. We must receive the required notice and information specified in Article I, Section 20 no later than December 4, 2020. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

List of Shareholders Entitled to Vote at the Annual Meeting

The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our stock and obtaining the proxies of those owners.

Communication with SBA's Board of Directors

Shareholders may communicate with the Board of Directors by directing their communications in a hard copy (i.e., non- electronic) written form to the attention of one or more members of the Board of Directors, or to the Board of Directors collectively, at our corporate office located at 8051 Congress Avenue, Boca Raton, Florida 33487. A shareholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of Class A common stock of SBA. Our Corporate Secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (1) the purchase or sale of products or services, (2) communications from landlords relating to our obligations or the obligations of one of our subsidiaries under a lease, (3) communications from tenants relating to our obligations or the obligations of one of our subsidiaries under a lease, (4) communications from suppliers or vendors relating to our obligations or the obligations of one of our subsidiaries to such supplier or vendor, (5) communications from opposing parties relating to pending or threatened legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (6) any other communications that the Corporate Secretary deems, in his or her reasonable discretion, unrelated to the business of SBA. The Corporate Secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relate to our accounting and auditing practices will also be sent directly to the Chair of the Audit Committee, whether or not it was directed to such person.

SBA Communications Corporation | 2020 Proxy Statement 79

OTHER MATTERS

Available Information

We maintain an internet website at www.sbasite.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and NCG Committee, together with certain other corporate governance materials, including our Code of Ethics and Code of Conduct, can be found under the Investor Relations-Corporate Governance section of our website at www.sbasite.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2019 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor Relations-Corporate Governance section of our internet website at www.sbasite.com. A request for a copy of such report should be directed to SBA Communications Corporation, 8051 Congress Avenue, Boca Raton, Florida 33487, Attention: Investor Relations. A copy of any exhibit to the 2019 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.

Electronic Delivery

This year we again have elected to take advantage of the SEC's rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders' receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about April 3, 2020. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

We have adopted a procedure approved by the SEC called "householding." Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our transfer agent, Computershare Trust Company, N.A. in writing: P.O. Box 505000, Louisville, KY 40233-5000, or by telephone: in the U.S., (877) 282-1168; outside the U.S., (781) 575-4706.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Computershare as indicated above. Beneficial shareholders can request information about householding from their nominee.

80  SBA Communications Corporation | 2020 Proxy Statement

APPENDIX A - GAAP TO NON-GAAP RECONCILIATION

GAAP to Non-GAAP Reconciliations

For more information regarding the measures included in this Appendix A, please see our Current Report on Form 8-K dated February 20, 2020.

Tower Cash Flow and Tower Cash Flow Margin

We believe that Tower Cash Flow and Tower Cash Flow Margin are indicators of the performance of our site leasing operations. The tables below set forth the reconciliation of Tower Cash Flow to its most comparable GAAP measurement.

For the year ended December 31,SBA Communications Corporation | 2020 Proxy Statement A-1

APPENDIX A - GAAP TO NON-GAAP RECONCILIATION

Adjusted EBITDA, Annualized Adjusted EBITDA and Annualized Adjusted EBITDA Margin

We believe that Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin are useful indicators of the financial performance of our core businesses. The tables below set forth the reconciliation of Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA margin to their most comparable GAAP measurement.

Adjusted EBITDA

	For the year ended December 31,
	2019	2018	2017	2016	2015
	(in thousands)
Net income (loss)	$ 147,284	$ 47,451	$ 103,654	$ 76,238	$ (175,656)
Non-cash straight-line leasing revenue	(12,368)	(18,643)	(16,419)	(31,650)	(49,064)
Non-cash straight-line ground lease expense	19,944	26,212	30,850	34,708	34,204
Non-cash compensation	73,214	42,327	38,249	32,915	28,748
Loss from extinguishment of debt, net	457	14,443	1,961	52,701	783
Other (income) / expense	(14,053)	85,624	2,418	(94,278)	139,137
Acquisition and new business initiatives related adjustments and expenses	15,228	10,961	12,367	13,140	11,864
Asset impairment and decommission costs	33,103	27,134	36,697	30,242	94,783
Interest income	(5,500)	(6,731)	(11,337)	(10,928)	(3,894)
Interest expense (1)	415,695	399,146	348,568	352,510	343,025
Depreciation, accretion, and amortization	697,078	672,113	643,100	638,189	660,021
Provision (benefit) for taxes (2)	40,548	5,035	14,026	12,708	10,827
Adjusted EBITDA	$ 1,410,630	$ 1,305,072	$ 1,204,134	$ 1,106,495	$ 1,094,777
Oi Reserve (3)	—	—	—	16,498	—
Adjusted EBITDA net of the Oi Reserve	$ 1,410,630	$ 1,305,072	$ 1,204,134	$ 1,122,993	$ 1,094,777

(1) Interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.

(2) These amounts includes franchise and gross receipt taxes which are reflected in selling, general, and administrative expenses on the Consolidated Statement of Operations for the applicable year.

(3) Oi Reserve represents a bad debt provision related to amounts owed or potentially owed by Oi S.A. as of June 20, 2016, the date Oi S.A. filed a petition for judicial reorganization in Brazil.

A-2  SBA Communications Corporation | 2020 Proxy Statement

APPENDIX A - GAAP TO NON-GAAP RECONCILIATION

Annualized Adjusted EBITDA

	For the quarter ended
	12/31/2019	12/31/2018	12/31/2017	12/31/2016	12/31/2015
	(in thousands)
Net income (loss)	$ 67,556	$ 57,152	$ 7,660	$ 5,256	$ 31,019
Non-cash straight-line leasing revenue	(3,023)	(2,953)	(3,979)	(6,695)	(9,963)
Non-cash straight-line ground lease expense	4,064	5,884	7,389	8,097	8,410
Non-cash compensation	12,581	10,187	9,355	8,163	6,845
Loss from extinguishment of debt, net	-	-	-	18,189	783
Other (income) / expense	(35,349)	(24,550)	18,636	(2,139)	(39,572)
Acquisition and new business initiatives related adjustments and expenses	5,559	1,789	5,510	4,167	4,380
Asset impairment and decommission costs	9,472	4,356	10,789	7,063	20,598
Interest income	(808)	(1,760)	(2,689)	(3,224)	(1,610)
Total interest expense	105,727	103,601	92,403	84,063	89,561
Depreciation, accretion and amortization	179,487	169,454	162,643	158,554	161,461
Provision for taxes	17,127	16,105	2,347	5,523	2,411
Adjusted EBITDA	$ 362,393	$ 339,265	$ 310,064	$ 287,017	$ 274,323
Annualized Adjusted EBITDA	$ 1,449,572	$ 1,357,060	$ 1,240,256	$ 1,148,068	$ 1,097,292

Annualized Adjusted EBITDA Margin

	For the quarter ended
	12/31/2019	12/31/2018	12/31/2017	12/31/2016	12/31/2015
	(in thousands)
Annualized Adjusted EBITDA	$ 1,449,572	$ 1,357,060	$ 1,240,256	$1,148,068	$ 1,097,292
Total revenues for three months ended	513,659	483,849	443,073	416,505	406,941
Non-cash straight-line leasing revenue for three months ended	(3,023)	(2,953)	(3,979)	(6,695)	(9,963)
Cash site leasing revenue for three months ended	510,636	480,896	439,094	409,810	396,978
Annualized Adjusted EBITDA Margin	71.0%	70.5%	70.6%	70.0%	69.1%

SBA Communications Corporation | 2020 Proxy Statement A-3

APPENDIX A - GAAP TO NON-GAAP RECONCILIATION

Funds From Operations, Adjusted Funds From Operations and Adjusted Funds From Operations per Share

We believe that FFO, AFFO, and AFFO per share provide investors useful indicators of the financial performance of our core business. The tables below set forth the reconciliations of FFO and AFFO to their most comparable GAAP measurement.

A-4  SBA Communications Corporation | 2020 Proxy Statement

APPENDIX A - GAAP TO NON-GAAP RECONCILIATION

(1) Adjustments for unconsolidated joint ventures represent (a) with respect to the calculation of FFO, that portion of the joint ventures' depreciation, amortization and accretion to the extent included in our net income and (b) with respect to the calculation of AFFO, that portion of the joint ventures' straight-line leasing revenue and ground lease expense, other (income) expense and acquisition and new business initiatives related adjustments and expenses, in each case to the extent included in our net income.

(2) Removes the non-cash portion of the tax provision for the period specified.

(3) For purposes of the AFFO per share calculation, the basic weighted average number of common shares has been adjusted to include the dilutive effect of stock options and restricted stock units.

Return on Invested Capital

We believe that Return on Invested Capital ("ROIC") is useful to investors as a measure of the effectiveness of the use of capital in our operations. The table below sets forth the reconciliation of ROIC.

SBA Communications Corporation | 2020 Proxy Statement A-5

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APPENDIX B - 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

SBA COMMUNICATIONS CORPORATION
2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

1. Establishment, Effective Date and Term

SBA COMMUNICATIONS CORPORATION, a Florida corporation (the "Company"), hereby establishes the "SBA Communications Corporation 2020 Performance and Equity Incentive Plan" (as amended from time to time, the "Plan"). The effective date of the Plan shall be the date the Plan is approved by the shareholders of the Company (the "Effective Date"). Unless earlier terminated pursuant to Section 25 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

2. Purpose

The purpose of the Plan is to promote the interests of the Company, its Subsidiaries and its shareholders by (i) attracting and retaining officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders.

3. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

"Affiliate" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Committee provided that the entity is one with respect to which the Class A Common Stock will qualify as "service recipient stock" under Code Section 409A.

"Applicable Laws" shall mean the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Class A Common Stock to the extent provided under the terms of the Company's agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

"Appreciation Date" shall mean the date designated by a holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to him or her, which date shall be the date notice of such designation is received by the Committee, or its designee.

"Award" shall mean any Option, Restricted Stock Award, Restricted Stock Unit, Stock Appreciation Right, Stock Bonus, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish or which are required by applicable legal requirements.

"Award Agreement" shall mean an agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award, which may be in written or electronic format, in such form and with such terms as may be specified by the Committee. Each Award Agreement is subject to the terms and conditions of the Plan. An Award Agreement may be in the form of either (i) an agreement to be either executed by both the Participant and the Company or offered and accepted electronically as the Committee shall determine or (ii) certificates, notices or similar instruments as approved by the Committee.

"Beneficial Ownership" (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act and any successor to such Rule.

"Board" shall mean the Board of Directors of the Company.

"Cause" shall mean, unless otherwise defined in the applicable Award Agreement, (i) failure or refusal of the Participant to perform the duties and responsibilities that the Company requires to be performed by him or her, (ii) gross negligence or willful misconduct by the Participant in the performance of his or her duties, (iii) commission by the Participant of an act of dishonesty affecting the Company, or the commission of an act constituting common

SBA Communications Corporation | 2020 Proxy Statement B-1

APPENDIX B - 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

law fraud or a felony, (iv) the Participant's commission of an act (other than the good faith exercise of his or her business judgment in the exercise of his or her responsibilities) resulting in material damages or reputational harm to the Company or (v) the Participant's material violation of the Company's Code of Ethics, Code of Conduct, Insider Trading Policy, International Anti-Corruption Compliance Policy or other policy the Company has adopted governing the ethical behavior of Company employees or directors; provided, however, that if the Participant and the Company have entered into an employment agreement which defines "cause" for purposes of such agreement, "cause" shall be defined in accordance with such agreement. The Committee, in its sole and absolute discretion, shall determine whether a termination of employment or service is for Cause.

"Change in Control" shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Person or related group of Persons (other than the Company or a Person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities unless such acquisition is approved by the majority of the Board members in office immediately preceding such acquisition;

(ii) there is a change in the composition of the Board over a period of twenty four (24) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were (x) still in office at the time such election or nomination was approved by the Board and (y) not initially (a) appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (b) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) above or (iii) or (iv) below;

(iii)  the consummation of a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control;

(iv) the consummation of a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) the complete liquidation of the Company.

The term "Change in Control" shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.  Solely with respect to any Award that constitutes "deferred compensation" subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a "change in the ownership", "change in effective control", and/or a "change in the ownership of a substantial portion of assets" of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant's rights to such Award become vested or otherwise unconditional upon the Change in Control.

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 "Class A Common Stock" shall mean the Class A Common Stock of the Company, par value $0.01 per share. "Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Compensation Committee or any other committee appointed by the Board to administer the Plan pursuant to Section 5 of the Plan. However, with respect to grants made to Independent Directors, the Committee shall mean the Board. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights of the Committee under this Plan, except with respect to matters which under Rule 16b-3 of the Exchange Act or any regulations or rules issued thereunder are required to be determined in the sole discretion of the Committee.

"Compensation Committee" shall mean the Compensation Committee of the Board, which shall consist of two or more Independent Directors, each of whom shall be a "non-employee director" as defined by Rule 16b-3 of the Exchange Act.

"Disability" shall mean, unless otherwise provided in the applicable Award Agreement, "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

"Eligible Individual" shall mean any individual who is either: (i) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries or Affiliates; (ii) a director of the Company or one of its Subsidiaries; or

(iii) an individual consultant or advisor who renders or has rendered bona fide services to the Company or one of its Subsidiaries or Affiliates and who is selected to participate in this Plan by the Committee; provided, however, that an individual who is otherwise an Eligible Individual under clause (iii) above may participate in this Plan only if such participation would not adversely affect either the Company's eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company or the Company's compliance with any other Applicable Laws.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, as of any date, unless otherwise determined or provided by the Committee in the circumstances, (i) the closing sales price of a share of Class A Common Stock as furnished by the NASDAQ Global Select Market ("NASDAQ") or other principal stock exchange on which the Company's Class A Common Stock is then listed for the trading date preceding the date in question or (ii) if no sales of Class A Common Stock were reported by NASDAQ or other such exchange on that date, the closing sales price for a share of Class A Common Stock as furnished by NASDAQ or other such exchange for the next preceding day on which sales of shares of Class A Common Stock were reported by NASDAQ. If the Class A Common Stock is no longer listed or is no longer actively traded on NASDAQ or listed on a principal stock exchange as of the applicable date, the Fair Market Value of a share of Class A Common Stock shall be the value as reasonably determined by the Committee for purposes of the award in the circumstances.

"Grant Date" shall mean the date upon which an Award is granted to a Participant pursuant to this Plan or such later date as specified in advance by the Committee.

"Incentive Stock Option" shall mean an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the applicable Award Agreement.

"Independent Director" shall mean a member of the Board who is a "non-employee director," as defined in Rule 16b-3 of the Exchange Act.

"Insider Trading Policy" shall mean the Company's Insider Trading Policy, as may be amended from time to time.

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"Issue Date" shall mean the date established by the Committee on which certificates representing shares of Class A Common Stock shall be issued by the Company.

"Non-qualified Stock Option" shall mean an Option that is not intended to meet the requirements of Section 422 of the Code.

"Option" shall mean any stock option granted pursuant to Section 7 of the Plan.

"Other Stock-Based Award" shall mean an Award granted pursuant to Section 13 of the Plan. "Participant" shall mean any Eligible Individual with an outstanding Award.

"Performance Award" shall mean any Award granted under Section 12 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Stock Award or a Restricted Stock Unit Award, as the case may be, if the amounts payable thereunder will be determined by reference to the full value of a Share.

"Performance Period" shall mean a period of time within which performance criteria is measured for the purpose of determining whether an Award subject to performance restrictions has been earned.

"Person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or Subsidiary of the Company.

"Prior Plan Award" shall mean a grant of a restricted stock unit, an option or other stock-based award granted under the Prior Plan and is outstanding as of the Effective Date.

"Prior Plan" shall mean the SBA Communications Corporation 2010 Performance and Equity Incentive Plan, as amended, which expired by its terms on February 25, 2020.

"Reorganization" shall be deemed to occur if an entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if the Company or any Subsidiary is the surviving entity.

"Restricted Stock Award" shall mean Awards granted pursuant to Section 8 of the Plan. "Restricted Stock Unit" or "RSU" shall mean Awards granted pursuant to Section 9 of the Plan.

"Restriction Period" shall mean the period during which applicable restrictions apply to a Restricted Stock Award or Restricted Stock Units.

"Section 424 Employee" shall mean an employee of the Company or any "subsidiary corporation" or "parent corporation" as defined in and in accordance with Code Section 424. Such term shall also include employees of a corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Share" shall mean a share of Class A Common Stock, as adjusted in accordance with Section 16.1 of the Plan. "Stock Appreciation Right" or "SAR" shall mean an Award granted pursuant to Section 10 of the Plan.

"Stock Bonus" shall mean an Award granted pursuant to Section 11 of the Plan.

"Stock Ownership Guidelines" shall mean the stock ownership guidelines adopted by the Board from time to time.

"Subsidiary" shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

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"Vesting Date" shall mean the date established by the Committee on which an award, such as a share of a Restricted Stock Award, may vest.

4. Class A Common Stock Subject to the Plan.

4.1.  Aggregate Limits. Subject to the provisions of Section 16 of the Plan, the aggregate number of Shares that may be issued pursuant to Awards granted under the Plan is equal to (a) 3,000,000 Shares plus (b) any Shares subject to Prior Plan Awards which, on or after the Effective Date, become available for Awards pursuant to Section 4.2 (collectively, the "Share Limit"). The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

4.2. Issuance of Shares. For purposes of Section 4.1, the aggregate number of Shares issued under the Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. If any Shares subject to an Award granted under the Plan or a Prior Plan Award are forfeited or such Award or Prior Plan Award is settled in cash or otherwise expires or terminates without the delivery of such Shares, the Shares subject to such Award or Prior Plan Award, as applicable, to the extent of any such forfeiture, cash settlement, expiration or termination, shall again be available for grant under the Plan. If any Shares subject to an Award or a Prior Plan Award are tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award other than an Option or a SAR (or an option or stock appreciation right granted under the Prior Plan), such tendered or withheld Shares shall again be available for Awards under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan or a Prior Plan Award may not again be made available for grant under the Plan if such Shares are (i) Shares tendered to or withheld by the Company to pay the exercise price of an Option, (ii) Shares tendered to or withheld by the Company to pay the withholding taxes related to Options or SARs or (iii) Shares repurchased by the Company on the open market with the proceeds of an Award or Prior Plan Award paid to the Company by or on behalf of the Participant. With respect to SARs, if the payment upon exercise of a SAR is in the form of Shares, the Shares subject to the SAR shall be counted against the available Shares as one Share for every Share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise.

4.3. Participant and Code Section 422 Limits. Subject to the provisions of Section 16 of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 3,000,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 4.3 shall be subject to adjustment under Section 16 of the Plan only to the extent that such adjustment will not affect the status of the qualification of Incentive Stock Options under the Plan.

4.4. Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of Shares sufficient to cover the Company's obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5. Administration

5.1. Authority of Committee. The Plan shall be administered, construed and interpreted by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Independent Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and Applicable Laws, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to:

(i) designate Participants, determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(ii) determine the type or types of Awards to be granted to a Participant;

(iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;

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(iv) determine the timing, terms, and conditions of any Award;

(v) accelerate the time at which all or any part of an Award may be settled or exercised;

(vi) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(viii) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(ix) make all determinations under the Plan concerning the termination of any Participant's employment or service with the Company or a Subsidiary or Affiliate, including whether such termination occurs by reason of Cause, Disability, death, or in connection with a Change in Control and whether a leave constitutes a termination of employment;

(x) interpret and administer the Plan and any instrument or Award Agreement relating to, or Award made under, the Plan;

(xi) except to the extent prohibited by Section 25.4, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award;

(xii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(xiii)   make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under this Section 5 to amend or terminate the Plan.

5.2. Delegation of Authority.

(i)  Delegation With Respect to Awards. Subject to the terms of the Plan, the Committee's charter and Applicable Law, the Committee may, but need not, delegate from time to time some or all of its authority under the Plan to a committee consisting of one or more members of the Committee to (a) grant Awards, (b) to cancel, modify or waive rights with respect to Awards, or (c) to alter, discontinue, suspend or terminate Awards held by Participants; provided, however, that the Committee may not delegate its authority to take any action with respect to any Awards held by, or to be granted to, any individual who is subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 5.2 shall serve in such capacity at the pleasure of the Committee.

(ii) Delegation of Ministerial Functions. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

5.3.  Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such Person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee's decision or action was arbitrary or capricious or was unlawful.

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5.4. Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

5.5. No Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder, and the Company shall fully indemnify all members of the Committee with respect to any such action or determination.

6. Eligibility.

The Committee may grant awards under this Plan only to those individuals that the Committee determines to be Eligible Individuals. An Eligible Individual who has been granted an award, if otherwise eligible, may be granted additional awards if the Committee shall so determine.

7.  Options.

7.1. Types of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, either as (i) an Incentive Stock Option or (ii) as a Non-qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as Non-qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Incentive Stock Options to the extent that such Options meet the requirements of Section 422 of the Code.

7.2. Grant of Options. Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Class A Common Stock on such terms and conditions as the Committee may determine. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the Grant Date. All Options granted pursuant to the Plan shall be evidenced by an Award Agreement in such form or forms as the Committee shall determine. Award Agreements may contain different provisions, provided, however, that all such Award Agreements shall comply with all terms of the Plan.

7.3. Limitation on Incentive Stock Options.

(i) Section 424 Employees. Incentive Stock Options may only be granted to Section 424 Employees. Subject to the terms and conditions of this Plan and the Award Agreement (including all vesting provisions and option periods), any and all Incentive Stock Options which an employee fails to exercise within ninety (90) days after the date said employee ceases to be a Section 424 Employee shall automatically be classified as Non-qualified Stock Options to the extent that said Options have not otherwise been terminated.

(ii) Ten Percent Shareholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under the Plan if such individual, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless (a) the exercise price for each share of Class A Common Stock subject to such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Class A Common Stock on the date of grant and (b) such Incentive Stock Option is not exercisable after the fifth (5th) anniversary of the date of grant.

(iii) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate Fair Market Value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000

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limitation, and any Options issued subsequently in the same calendar year, shall be treated as a Non- qualified Stock Option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which Incentive Stock Options may be granted under this Plan and all such other plans.

(iv) Other Terms. Award Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

7.4. Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

(i) The per Share exercise price of an Option shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(ii) Notwithstanding the foregoing, at the Committee's discretion, Options may be granted in substitution and/or conversion of options or stock appreciation rights of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion if such exercise price is based on a formula set forth in the terms of such options/ stock appreciation rights or in the terms of the agreement providing for such acquisition.

7.5. Option Period. Subject to the provisions of Sections 7.3 and 14.2, each Option granted pursuant to Section 7 under the Plan shall terminate and all rights to purchase shares thereunder shall cease on the tenth (10th) anniversary of the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Award Agreement relating to such Option. Notwithstanding the foregoing, the Committee may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Committee in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed ten (10) years. Notwithstanding the foregoing, other than as would otherwise result in the violation of Section 409A of the Code, an Award Agreement may provide that the term of the Options, other than Options that are intended to qualify as Incentive Stock Options, shall be extended automatically if the Options would expire at a time when trading in Shares is prohibited by law or the Company's Insider Trading Policy to the 30th day after the expiration of the prohibition; provided that no extension will be made if the per Share exercise price of such Option at the date the term would otherwise expire is above the Fair Market Value of such Share.

7.6.  Vesting. Each Award Agreement will specify the vesting schedule applicable to the Option granted thereunder. Notwithstanding the foregoing, the Committee may in its discretion provide that any vesting requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

7.7. Exercise of Option.

(i) Procedure for Exercise.

 (a) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the respective Award Agreement. Unless the Committee provides otherwise: (1) no Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return; and (2) an Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested and exercisable upon the Participant's return to active employment status.

 (b)  An Option shall be deemed exercised when the Company, or its agent appointed pursuant to 5.2(ii) receives (1) written, electronic or verbal, to the extent expressly permitted by the third party or Company, notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (2) full payment for the Shares with respect to which the

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related Option is exercised; and (3) with respect to Non-qualified Stock Option, payment of all applicable withholding taxes.

  (c) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

  (d) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised.

(ii) Rights as Shareholders. Unless provided otherwise by the Committee or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iii) Failure to Exercise. An Award Agreement may specify that, if on the last day of the Option period, the Fair Market Value of the stock exceeds the exercise price, the Participant has not exercised the Option, and the Option has not lapsed, such Option shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

7.8. Form of Consideration. Unless provided otherwise in the Award Agreement, the following shall be deemed to be acceptable forms of consideration for exercising an Option:

(i) cash;

(ii) check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Committee in the applicable Award Agreement, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) subject to any conditions or limitations established by the Committee in the applicable Award Agreement, withholding of Shares deliverable upon exercise, which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a broker-assisted sale and remittance program, or "cashless" exercise/sale procedure;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment.

8. Restricted Stock Award.

8.1. Grant of a Restricted Stock Award. Subject to the provisions of the Plan, the Committee may grant a Restricted Stock Award. Each grant of a Restricted Stock Award shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

8.2. Issue Date and Vesting Date. At the time of the grant of a Restricted Stock Award, the Committee shall establish an Issue Date(s) and a Vesting Date(s) with respect to such Restricted Stock Award. The Committee may divide a Restricted Stock Award into classes and assign a different Issue Date and/or Vesting Date for each class. Upon an Issue Date with respect to a share of a Restricted Stock Award, a share of a Restricted Stock Award shall be issued in accordance with the provisions of Section 8.4. Provided that all conditions to the vesting of a share of a Restricted Stock Award imposed pursuant to Section 8.3 are satisfied, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share of Restricted Stock shall vest.

8.3. Vesting. At the time of the grant of a Restricted Stock Award, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares underlying a Restricted Stock Award, that the Participant or the Company achieve certain performance criteria, the Class A Common

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Stock attain certain stock price or prices, or such other criteria to be specified by the Committee at the time of the grant of such Shares in the applicable Award Agreement.

8.4. Issuance of Certificates.

(i) Reasonably promptly after the Issue Date with respect to a Restricted Stock Award, the Company shall cause to be issued and delivered, either physically or electronically shares of Class A Common Stock, registered in the name of the Participant to whom such shares were granted; provided, that the Company shall not cause a physical stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each stock certificate representing unvested shares of Restricted Stock shall bear the following legend:

"THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE SBA COMMUNICATIONS CORPORATION 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND SBA COMMUNICATIONS CORPORATION. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF SBA COMMUNICATIONS CORPORATION. SUCH LEGEND SHALL NOT BE REMOVED FROM THE CERTIFICATE EVIDENCING SUCH SHARES UNTIL SUCH SHARES VEST PURSUANT TO THE TERMS HEREOF."

(ii) To the extent that the shares of Restricted Stock are delivered electronically, the Company may make such provisions as it deems necessary to ensure that each share of Restricted Stock is subject to the same terms and conditions as shares that are represented by a physical stock certificate. Each certificate issued pursuant to Section 8.4(i) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

8.5.  Dividends and Splits. As a condition to the grant of an award of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of a Restricted Stock Award be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional awards under this Plan. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such stock or other property has been distributed.

8.6. Consequences Upon Vesting. Upon the vesting of a share of a Restricted Stock Award pursuant to the terms hereof, the vesting restrictions shall cease to apply to such share. Reasonably promptly after a share of a Restricted Stock Award vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, either (i) a certificate evidencing such shares of Class A Common Stock or (ii) an electronic issuance evidencing such shares of Class A Common Stock, together with any other property of the Participant held by the custodian pursuant to Section 8.4 hereof; provided, however, that to the extent that the Participant is then subject to Stock Ownership Guidelines and that such shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such shares (i) shall be issued with a legend indicating that "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO TRANSFERABILITY RESTRICTIONS CONTAINED IN THE SBA COMMUNICATIONS CORPORATION STOCK OWNERSHIP GUIDELINES" or (ii) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each share of Class A Common Stock is subject to the same terms and conditions as shares that are represented by a physical stock certificate.

9. Restricted Stock Units.

9.1. Grant of Restricted Stock Units. Subject to the terms of the Plan, the Committee may grant awards of Restricted Stock Units or RSUs. An award of RSUs may be subject to the attainment of specified

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APPENDIX B - 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Committee shall establish a period of time during which the RSUs shall vest. Each grant of a RSU shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

9.2. Dividend Equivalent Accounts. If (and only if) required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Company shall pay dividend equivalent rights with respect to RSUs, in which case, the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Class A Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The Participant shall be paid the amounts or other property credited to such account upon vesting of the RSU.

9.3. Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a shareholder with respect to such RSUs until such time as Class A Common Stock are issued to the Participant. Except as otherwise provided in the applicable Award Agreement, Class A Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such Class A Common Stock on such date.

9.4.  Consequences Upon Vesting. Reasonably promptly after the vesting of an RSU, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, either (i) a certificate evidencing such shares of Class A Common Stock or (ii) an electronic issuance evidencing such shares of Class A Common Stock, together with any other property of the Participant held by the custodian pursuant to Section 9.2 hereof; provided, however, that to the extent that the Participant is then subject to Stock Ownership Guidelines and that such shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such shares (a) shall be issued with a legend indicating that "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO TRANSFERABILITY RESTRICTIONS CONTAINED IN THE SBA COMMUNICATIONS CORPORATION STOCK OWNERSHIP GUIDELINES" or (b) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each share of Class A Common Stock is subject to the same terms and conditions as shares that are represented by a physical stock certificate.

10. Stock Appreciation Rights.

10.1. Grant of Stock Appreciation Rights. Subject to the terms of the Plan, any Option granted under the Plan may include a SAR, either at the time of grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Option. The Committee may also award to Participants SARs independent of any Option, and the per Share exercise price of any such SAR shall be no less than 100% of the Fair Market Value per Share on the Grant Date. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

10.2. Vesting. A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established by the Committee for the Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee.

10.3. Failure to Exercise. An Award Agreement may specify that, if on the last day of the Option period (or in the case of a SAR independent of an Option, the SAR period established by the Committee), the Fair Market Value of the stock exceeds the exercise price, the Participant has not exercised the Option or SAR, and neither the Option nor the SAR has lapsed, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

10.4. Payment. The amount of additional compensation which may be received pursuant to the award of one SAR is the excess, if any, of the Fair Market Value of one share of Class A Common Stock on the

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Appreciation Date over the exercise price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one (1) share of Class A Common Stock on the date the SAR is granted, in the case of a SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Class A Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

10.5. Designation of Appreciation Date. A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable "window periods" required by Rule 16b-3 under the Exchange Act.

10.6. Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which, in either event, shall not be later than ten (10) years after the date on which the SAR was awarded. Notwithstanding the foregoing, other than as would otherwise result in the violation of Section 409A of the Code, an Award Agreement may specify that the term of Awards of SARs shall be extended automatically if the SARs would expire at a time when trading in Shares is prohibited by law or the Company's Insider Trading Policy to the 30th day after the expiration of the prohibition; provided that no extension will be made if the per Share exercise price of such SAR at the date the term would otherwise expire is above the Fair Market Value of such Share.

11. Stock Bonuses.

Subject to the provisions of the Plan, the Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Shares of Class A Common Stock granted as a Stock Bonus shall be issued in certificated form or electronically and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

12. Performance Awards.

12.1. Grant of Performance Awards. Subject to the terms of the Plan, the Committee may grant Performance Awards to any officer or employee of the Company or its Subsidiaries. The provisions of Performance Awards need not be the same with respect to all Participants. A Performance Award may consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Stock or Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of one or more performance criteria as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. To the extent a Performance Award consists of a Restricted Stock Unit, a Restricted Stock Award or other Award payable in Shares that is conditioned on the achievement of performance goals during a Performance Period, then the applicable provisions of this Plan shall also apply to such Award.

12.2. Terms and Conditions. Each Performance Award shall contain provisions regarding (a) the target and maximum amount payable to the Participant, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for establishing the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Performance Award prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. In the event the Committee provides for dividends or dividend equivalents to be payable with respect to any Performance Awards denominated in Shares, actual payment of such dividends or dividend equivalents shall be conditioned upon the performance goals underlying the Performance Award being met.

12.3. Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria which shall determine the amount payable under a Performance Award, which criteria may be based on Company financial or operational performance and/or personal performance evaluations.

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APPENDIX B - 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

12.4. Timing and Form of Payment. The Committee shall determine the timing of payment of any Performance Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect (in a manner consistent with Section 409A of the Code) for the payment of any Performance Award to be deferred to a specified date or event.

12.5. Extraordinary Events. At, or at any time after, the time an Award is granted, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the performance criteria (or may adjust the performance criteria ) to reflect the impact of specific corporate transactions, accounting or tax law changes, asset write-downs, significant litigation or claim adjustment, foreign exchange gains and losses, disposal of a segment of a business, discontinued operations, refinancing or repurchase of bank loans or debt securities, unbudgeted capital expenditures and other unusual or infrequently occurring events.

13. Other Stock-Based Awards.

Awards of shares of Class A Common Stock, stock appreciation rights, phantom stock and other awards that are valued in whole or in part by reference to, or otherwise based on, Class A Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such awards may be made alone or in addition to or in connection with any Option, Restricted Stock Unit or any other award granted hereunder. The Committee may determine the terms and conditions of any such award. Each award shall be evidenced by an Award Agreement that shall specify the number of shares of Class A Common Stock subject to the award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Committee shall determine.

14. Effect of Termination of Service on Awards.

14.1. Termination of Employment. The Committee shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the Award Agreement otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

14.2. Termination of Employment Without Cause. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with the Company, a Subsidiary or Affiliate, other than by reason of Cause, death or Disability, any Option or SAR granted to such Participant which has vested as of the date upon which the termination occurs shall be exercisable for a period not to exceed ninety (90) days after such termination. Upon such termination, (i) the Participant's unvested Options or SARs shall expire and the Participant shall have no further right to exercises such Options or SARs and (ii) any Restricted Stock or RSU that is subject to restrictions at the time of termination shall be forfeited and reacquired by the Company. Notwithstanding the provisions of this Section 14.2, the Committee may provide, by rule or regulation, in any Award Agreement, or in any individual case, in its sole discretion, that following the termination of employment or service of a Participant with the Company, a Subsidiary or Affiliate, other than a termination resulting from Cause, a Participant may (a) exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 7.6 above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to the applicable Award Agreement and (b) any restrictions or forfeiture conditions relating to the vesting of a Restricted Stock Award or Restricted Stock Unit shall be waived in whole or in part in the event of such termination.

14.3.  Termination of Employment for Cause. Upon termination of the employment or other service of a Participant with the Company, a Subsidiary or Affiliate, as the case may be, for Cause, (i) any Option or SAR granted to the Participant shall expire immediately and the Participant shall have no further right to exercise such Option or SAR, as the case may be and (ii) any Restricted Stock or RSU that is subject to restrictions at the time of termination shall be forfeited and reacquired by the Company. The Committee shall determine whether Cause exists for purposes of this Plan.

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APPENDIX B - 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

14.4.  Termination of Employment by Disability or Death. Unless otherwise provided in an Award Agreement, if a Participant's employment or service with the Company, the Subsidiary or Affiliate, as the case may be, terminates by reason of Disability or death, all outstanding Options and SARs held by the Participant at the time of death or Disability (the "Date of Termination by Death or Disability") shall immediately vest and, (i) in the case of termination by Disability, the Participant, or (ii) in the case of termination by death, the Participant's estate, the devisee named in the Participant's valid last will and testament or the Participant's heir at law who inherits the Option (whichever is applicable), has the right, at any time prior to the one (1) year anniversary of the Date of Termination by Death or Disability to exercise, in whole or in part, any portion of the Options or SARs held by the Participant on the Date of Termination by Death or Disability. Unless otherwise provided in a Award Agreement, if a Participant's employment or service with the Company, the Subsidiary or Affiliate, as the case may be, terminates by reason of Disability or death, any time-based restrictions applicable to any outstanding RSU or Restricted Stock shall be deemed waived.

14.5.  Events Not Deemed Terminations of Service. Unless the express policy of the Company or one of its Subsidiaries or Affiliates, as the case may be, or the Committee, otherwise provides, the employment relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Committee; provided that such leave is for a period not exceeding the period permitted by applicable law. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Committee otherwise provides or Applicable Laws otherwise require. In no event shall an award be exercised after the expiration of the term set forth in the Award Agreement.

14.6. Effect of Change of Entity Status. Unless otherwise provided in an Award Agreement or by the Committee, in its sole and absolute discretion, on a case-by case basis, for purposes of this Plan and any Award, if an entity ceases to be a Subsidiary or Affiliate of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Individual in respect of such Subsidiary or Affiliate who does not continue as an Eligible Individual in respect of another entity within the Company or another Subsidiary or Affiliate that continues as such after giving effect to the transaction or other event giving rise to the change in status.

15. Awards to Independent Directors.

15.1. Initial Grants of Options to Independent Directors. Each person who is initially elected to the Board after the Effective Date and who is an Independent Director at the time of such initial election shall automatically be granted Non-qualified Stock Options, Restricted Stock and/or Restricted Stock Units with an aggregate value as established by the Board from time to time; provided, however, that the number of shares of Class A Common Stock subject to any Non-qualified Stock Option, Restricted Stock or RSU awarded under this Section 15.1 shall be reduced by the number of shares of Class A Common Stock subject to any Option, Restricted Stock or RSU granted to an Independent Director pursuant to any other stock incentive plan maintained by the Company.

15.2. Annual Grants to Independent Directors. The Committee may make an annual grant of Non-qualified Stock Options, Restricted Stock and/or RSUs to all Independent Directors, in an amount to be determined by the Committee in its sole discretion and subject to the applicable limitations of the Plan.

15.3. Additional Awards to Independent Directors. In addition to any other grants made to Independent Directors under this Section 15.3, the Committee may from time to time grant Options, Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards to any Independent Director, in its sole discretion, and subject to the applicable limitations of the Plan.

15.4. Exercise Price. The price per share of the shares subject to each Option or SAR granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Class A Common Stock on the date the option is granted.

15.5. Vesting. Except as set forth in the Award Agreement, subject to the provisions of this Section 15, (i) any Option, SAR, Restricted Stock or RSU granted to an Independent Director pursuant to Section 15.1 shall vest and, in the case of Options or SARs, become exercisable, in cumulative annual installments of 20%

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each on the first, second, third, fourth and fifth anniversaries of the date the Award, (ii) any other Options, SARs, Restricted Stock or RSUs granted to an Independent Director pursuant to Section 15.2 or Section 15.3 shall vest and become exercisable in accordance with the terms set forth in the applicable Award Agreement, as determined by the Committee in its sole discretion; provided, however, any Option or SAR granted to an Independent Director may in the sole discretion of the Committee vest and become immediately exercisable and any Restricted Stock or RSU which were granted pursuant to time-based restrictions may have such restrictions waived upon the retirement of the Independent Director in accordance with the Company's retirement policy applicable to directors.

15.6. Vesting of Restricted Stock or Restricted Stock Units. Reasonably promptly after the vesting of a Restricted Stock Award or a RSU, the Company shall cause to be issued and delivered, either physically or electronically, to the Independent Director to whom such shares were granted, either (i) a certificate evidencing such shares of Class A Common Stock or (ii) an electronic issuance evidencing such shares of Class A Common Stock; provided, however, that to the extent that the Independent Director is then subject to Stock Ownership Guidelines and that such shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such shares (a) shall be issued with a legend indicating that "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE SBA COMMUNICATIONS CORPORATION STOCK OWNERSHIP GUIDELINES" or (b) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each share of Class A Common Stock is subject to the same terms and conditions as shares that are represented by a physical stock certificate.

15.7. Term. Unless a shorter term is otherwise provided in the applicable Award Agreement, the term of any Non- qualified Stock Option, SAR, or RSU granted to an Independent Director shall be ten (10) years from the date the Option, SAR, or RSU is granted.

15.8. Effect of Termination of Service. Unless otherwise provided in an Award Agreement, upon a termination of the Independent Director's services with the Company for any reason, any unvested Option or SAR shall immediately expire and any Restricted Stock or RSU that is subject to restrictions at the time of termination shall be forfeited and reacquired by the Company. Unless otherwise provided in an Award Agreement, vested portions of any Options granted to an Independent Director are exercisable until the first to occur of the following events:

(i) the expiration of twelve (12) months from the date of the Independent Director's death or a termination of the Independent Director's services with the Company by reason of a Disability;

(ii) the expiration of three (3) months from the date the Independent Director's services with the Company are terminated for any reason other than death or Disability; or

(iii) the expiration of ten (10) years from the date the Option was granted.

16. Recapitalization, Change In Control And Other Corporate Events.

16.1. Recapitalization. If the outstanding shares of Class A Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, or reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, other distribution payable in capital stock of the Company or extraordinary cash dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, a corresponding appropriate and proportionate adjustment shall be made by the Committee (i) in the aggregate number and kind of shares of Class A Common Stock available under the Plan, (ii) in the number and kind of shares of Class A Common Stock issuable upon exercise or vesting of an outstanding Award or upon termination of the Restriction Period applicable to a Restricted Stock Unit granted under the Plan, (iii) in the exercise price per share of outstanding Options or SARs granted under the Plan and (iv) to the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto).

16.2. Reorganization. Unless otherwise provided in an Award Agreement, in the event of a Reorganization of the Company, the Committee may, in its sole and absolute discretion, provide on a case-by-case basis that

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APPENDIX B - 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

some or all outstanding Awards shall become immediately exercisable, vested or entitled to payment. In the event of a Reorganization of the Company the Committee may, in its sole and absolute discretion, provide on a case-by-case basis that Options or SARs shall terminate upon the Reorganization, provided however, that any holder of Options or SARs shall have the right, immediately prior to the occurrence of such Reorganization and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Option or SAR in whole or in part. In the event that the Committee does not terminate an Option or SAR upon a Reorganization of the Company then each outstanding Option or SAR shall upon exercise thereafter entitle the holder thereof to such number of shares of Class A Common Stock or other securities or property to which a holder of shares of Class A Common Stock would have been entitled to upon such Reorganization.

16.3. Change in Control. Unless otherwise provided in an Award Agreement:

(i) Acceleration of Vesting of Awards. With respect to any Award, in connection with a Change in Control, the Committee may, in its discretion, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, (a) provide for the assumption or substitution of, or adjustment to, each outstanding Award, (b) accelerate the vesting of Awards and terminate any restrictions on Awards, and/or (c) provide for the cancellation of Awards for a cash payment per share/unit in an amount based on Fair Market Value of the Award with reference to the Change in Control, which amount may be zero (0) if applicable. Notwithstanding the foregoing, if the surviving company in a Change in Control assumes any Award or substitutes an equivalent award, then the acceleration of vesting and termination of any restrictions shall only be provided for, if at all, with respect to such Awards, in the event that a Termination of Employment has occurred with respect to such Participant and such termination was not a result of Termination of Employment by the Company or its successor with Cause.

(ii)  Performance Awards. In the event of a Change in Control, all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date immediately prior to the date of such Change in Control, and the Committee shall determine the extent to which the applicable performance criteria with respect to each such Performance Period have been met based upon such audited or unaudited financial information or market returns then available as it deems relevant and the extent to which the Performance Award may be subject to ongoing service-based vesting requirements.

16.4.  Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant's rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

16.5. Adjustments. Adjustments under this Section 16 related to stock or securities of the Company shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Class A Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

16.6. No Limitations. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17. Assignment or Transfer.

Except as otherwise provided under the Plan, no Award under the Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an Incentive Stock Option) is transferable without the payment of any consideration to a Participant's family member, whether directly or by means of a trust or otherwise, subject to such terms and conditions as the Committee may impose. For this purpose, "family member" has the meaning

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given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act. All Awards under the Plan shall be exercisable, during the Participant's lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 17.

18. Ownership and Transfer Restrictions.

The Committee, in its sole discretion, may impose such restrictions on the ownership and transferability of Shares received pursuant to any Award at it deems appropriate, including any restrictions as may be imposed pursuant to the Company's Stock Ownership Guidelines or Insider Trading Policy. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The holder shall give the Company prompt notice of any disposition of shares of Class A Common Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such holder or (ii) one (1) year after the transfer of such shares to such holder.

19. Limitations on Re-Pricing and Exchange of Options and SARs.

The approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the matter, or by written consent in accordance with applicable state law and the Articles of Incorporation and Bylaws of the Company shall be required prior to the Committee effecting any of the following, except for adjustments pursuant to Section 16 hereof: (i) re-pricing of any Option or SAR granted under the Plan by canceling and regranting Options or SARs or by lowering the exercise price, (ii) conducting a cash buyout of any underwater Options or SARs, (iii) replacing an underwater Option or SAR with another Award, or (i) taking any other action that would be treated as a repricing under generally accepted accounting principles. For purposes of this Section 19, Options and SARs will be deemed to be "underwater" at any time when the Fair Market Value of the Class A Common Stock is less than the exercise price of the Option or SAR.

20. Disclaimer of Rights.

No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any Participant, at any time, or to terminate any employment or other relationship between any individual and the Company. A holder of an Award shall not be deemed for any purpose to be shareholder of the Company with respect to such Award except to the extent that such Award shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder, or except as expressly provided by the Committee in writing. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 16 hereof.

21. Nonexclusivity of the Plan.

The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under the Plan.

22. Securities Matters.

22.1. Compliance with Laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Class A Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares is in compliance with all Applicable Laws, regulations of governmental authority and the requirements of any securities exchange on which Class A Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Class A Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or

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APPENDIX B - 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

desirable. To the extent that there is not an effective registration statement available for the issuance of shares of Class A Common Stock upon the vesting of a RSU or the exercise of an Option, the Company may, in its sole discretion, either (i) deliver shares that are subject to additional transferability restrictions pursuant to the Securities Act and may make such provisions as it deems necessary to ensure compliance by the Participant with such restrictions or (ii) defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Class A Common Stock pursuant thereto to be made pursuant to registration or an exemption from the registration or other methods for compliance available under federal or state securities laws. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

22.2.  Section 16 Compliance. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act or its successors under the Exchange Act. To the extent any provision of the Plan, the grant of an award, or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by Applicable Law and deemed advisable by the Committee.

23. Withholding Obligation.

The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any Applicable Law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option or SAR, the vesting of any Restricted Stock or RSU or the grant of Class A Common Stock pursuant to an Award. The Award Agreement may provide, subject to any limitations set forth therein, that the following forms of consideration may be used by the Participant for payment of any withholding due: cash or check, other Shares which have a Fair Market Value on the date of surrender equal to the amount of withholding due; withholding of Shares deliverable upon exercise or vesting, which have a Fair Market Value on the date of surrender equal to the amount of withholding due; consideration received by the Company under a broker-assisted sale and remittance program, or "cashless" exercise/sale procedure, acceptable to the Committee; such other consideration and method of payment for the withholding due to the extent permitted by Applicable Laws; or any combination of the foregoing methods of payment. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the maximum statutory withholding required with respect to that Award (or such other limit as the Committee shall impose, including without limitation, any limit imposed to avoid or limit any financial accounting expense relating to the Award).

24. Plan Construction.

24.1. Rule 16b-3. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

24.2. Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Committee, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements ("Section 409A") to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Committee determines that an award, Award Agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant's award to violate Section 409A, unless the Committee expressly determines otherwise, such award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order

B-18 SBA Communications Corporation | 2020 Proxy Statement

APPENDIX B - 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

to comply with the requirements of Section 409A to the extent determined by the Committee without the consent of or notice to the Participant.

24.3. No Guarantee of Favorable Tax Treatment. Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan.

25. Amendment And Termination of the Plan.

25.1. Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

25.2. Shareholder Approval. To the extent then required by Applicable Laws or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

25.3. Amendments to Awards. Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of, or limitations on, awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and, subject to the requirements of Sections 5 and 25.4, may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing, exchange or repurchase of an underwater Option or SAR as contemplated by Section 19 of the Plan is subject to the limitations set forth therein.

25.4. Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change.

25.5. Suspension or Termination of Award. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the Award Agreement executed by such Participant evidencing an award, unless such failure is remedied by such Participant within ten (10) days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such award, in whole or in part, as the Committee may determine.

26. Notices.

Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Stock Plan Administrator, and if to the Participant, to the address of the Participant as appearing on the records of the Company.

27. Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Company.

Awards may be granted to Eligible Individuals in substitution for or in connection with an assumption of Options, SARs, a Restricted Stock Award or other stock-based awards granted by other entities to persons who are or who will become Eligible Individuals in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Class A Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of

SBA Communications Corporation | 2020 Proxy Statement B-19

APPENDIX B - 2020 PERFORMANCE AND EQUITY INCENTIVE PLAN

persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan. Any adjustment, substitution or assumption made pursuant to this Section 27 shall be made in a manner that, in the good faith determination of the Committee, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code.

28. Treatment of Dividends and Dividend Equivalents on Unvested Awards.

In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

29. Clawback of Certain Benefits.

All Awards shall be subject to reduction, cancelation, forfeiture, or recoupment to the extent necessary to comply with (i) the Company's Executive Compensation Recoupment Policy or any other clawback, forfeiture, or other similar policy as in effect at the time such Award was granted or (ii) as required by applicable law or the listing rules of NASDAQ or other principal stock exchange on which the Company's Class A Common Stock is then listed. In addition, the Company may provide in an Award Agreement that if the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award due to a determination by the Committee that a financial, operational or other metric upon which such Award was based was inaccurate, the Participant shall be required to repay any such excess amount or Shares to the Company.

30. Governing Law; Severability.

30.1.  Violations of Law. The Company shall not be required to sell or issue any shares of Class A Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual holding the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option, the exercise of an Option or the issuance of shares pursuant to the exercise of an Option or expiration of a Restriction Period to comply with any law or regulation of any governmental authority.

30.2. Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to conflicts of laws thereof.

30.3. Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

30.4. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

B-20 SBA Communications Corporation | 2020 Proxy Statement

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 P.M., (Eastern Time), on May 13, 2020. Online Go to www.envisionreports.com/SBAC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SBAC Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the director nominees listed in Proposal 1 and FOR Proposals 2, 3, and 4. 1. Election of Director Nominees: + For Against Abstain For Against Abstain For Against Abstain 01—Steven E. Bernstein* 02—Duncan H. Cocroft* 03—Fidelma Russo* *For a three-year term expiring at the 2023 Annual Meeting For Against Abstain For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as SBA’s 3. Approval, on an advisory basis, of the compensation of SBA’s independent registered public accounting firm for the 2020 named executive officers. fiscal year. 4. Approval of the 2020 Performance and Equity Incentive Plan. Note: Such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 33BM 457143 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 037ZSA

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SBAC qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q SBA Communications Corporation + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2020 The undersigned shareholder acknowledges receipt of the Notice of Internet Availability of Proxy Materials and hereby appoints Steven E. Bernstein and Jeffrey A. Stoops, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of Class A common stock of SBA Communications Corporation (“SBA”) at the Annual Meeting of Shareholders to be held at SBA’s corporate office, 8051 Congress Avenue, Boca Raton, Florida 33487 on Thursday, May 14, 2020 at 10:00 a.m., local time, and at any postponement or adjournment thereof. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Your Internet or telephone proxy submission authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To submit a proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. SBA’s proxy statement and annual report are available online at www.edocumentview.com/SBAC. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.